UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION
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APOLLO GROUP, INC.
(Name of Registrant as Specified In Charter)
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ANNUAL MEETINGS OF CLASS A AND CLASS B SHAREHOLDERS
December 27, 2012

To the holders of Class A Common Stock and Class B Common Stock of Apollo Group:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Class B Common Stock (the “Class B Shareholders”) of Apollo Group, Inc. (the “Company”), an Arizona corporation, will be held on January 8, 2013 at 5:00 PM, local time, by telephone, and the Annual Meeting of holders of Class A Common Stock (the “Class A Shareholders”) of the Company will be held on January 22, 2013 at 1:00 P.M., local time, in Rooms 101 and 102 on the first floor of the Company’s principal executive offices located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040 (together, the “Annual Meetings”) and such meetings are to be held for the following purposes:

•	For the Class B Shareholders:

•	To elect the Directors of the Company to serve for a one-year term, each until his or her successor is duly elected.

•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2013.

•	For the Class A Shareholders:

•	To receive the results of the Annual Meeting of the Class B Shareholders.

•	To raise questions with the Company.

Only Class B Shareholders of record at the close of business on December 14, 2012 are entitled to notice of, and to attend and vote at, the Annual Meeting of Class B Shareholders or any adjournment or postponement thereof, and only Class A Shareholders of record at the close of business on December 14, 2012 are invited to attend the Annual Meeting of Class A Shareholders and any adjournment or postponement thereof.

Sincerely,

Brian L. Swartz
Senior Vice President and
Chief Financial Officer
Phoenix, Arizona
December 27, 2012

We are not asking you for a proxy and you are requested not to send us a proxy.

INFORMATION STATEMENT
ANNUAL MEETINGS OF CLASS A SHAREHOLDERS AND CLASS B SHAREHOLDERS
OF
APOLLO GROUP, INC.
To be held on January 22, 2013 and January 8, 2013, respectively.
 _____________________________________________
QUESTIONS AND ANSWERS REGARDING THE INFORMATION
STATEMENT, ANNUAL REPORT AND ANNUAL MEETINGS

Why am I receiving these materials?
The Board of Directors of Apollo Group, Inc. (“Apollo Group,” the “Company,” “we,” “our” or “us”) is providing this information statement to you in connection with Apollo Group's Annual Meeting of Class B Shareholders to be held on January 8, 2013 at 5:00 P.M., local time, and Annual Meeting of Class A Shareholders to be held on January 22, 2013 at 1:00 P.M., local time (together, the “Annual Meetings”). As a shareholder of record, you are invited to attend the Annual Meeting for which you own shares, which, for Class A Shareholders, will be held in Rooms 101-102 in our offices at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040 and, for Class B Shareholders, will be held by telephone. The purposes of the Annual Meetings are set forth in the accompanying Notice of Annual Meetings of Class A Shareholders and Class B Shareholders and this Information Statement.

Our principal executive offices are located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040, and our telephone number is (480) 966-5394.

Internet Availability of Information Statement Materials
We are furnishing information statement materials to our shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Information Statement Materials by mail, you will not receive a printed copy of the information statement materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the information statement materials. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our information statement materials, please follow the instructions included in the Notice of Internet Availability.

We anticipate that the Notice of Internet Availability will be mailed to shareholders on or about December 27, 2012.

Am I entitled to vote at the Annual Meeting?
You may vote if our records showed that you owned shares of Apollo Group Class B Common Stock as of December 14, 2012 (the “Record Date”). Each share of Class B Common Stock is entitled to one vote, and directors are elected by a plurality of the votes cast by the holders of outstanding Class B Common Stock at a meeting at which a quorum is present at the time of such vote, with such holders entitled to cumulative voting. Class A Common Stock is not voting stock. At the close of business on the Record Date, we had a total of 112,047,499 shares of Class A Common Stock issued and outstanding, 475,149 shares of Class B Common Stock issued and outstanding, and no shares of Preferred Stock outstanding.

Is this a Proxy Statement?	No. This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure
Dr. John G. Sperling, the Company's founder and controlling shareholder, serves as the Executive Chairman of the Board. Dr. Sperling will retire as Executive Chairman of the Board and as a director, and Peter Sperling has been appointed by the Board to serve as the Chairman of the Board, effective December 31, 2012. We believe that this structure is appropriate, because Mr. Sperling, as the holder of a significant amount of our nonvoting Class A Common Stock and one of two holders of our voting Class B Common Stock, is uniquely well-positioned to represent the interests of stockholders. Mr. Sperling's dual role promotes leadership, accountability and clarity in the overall direction of the Company's business strategy. The duties of the Chairman of the Board include:

•	Presiding over all meetings of the Board;

•	Preparing the agenda for Board meetings in consultation with the Chief Executive Officer and other members of the Board;

•	Presiding over all meetings of Shareholders; and

•	Such other duties as may be assigned by the Board from time to time.

We do not consider Dr. Sperling or Mr. Sperling to be our principal executive officer, because of the significant sharing of executive responsibility with our Chief Executive Officer. We consider our Chief Executive Officer, who also serves as a director, to be our principal executive officer.

Apollo Group is a controlled company, for purposes of the NASDAQ Listing Rules. As such, we are not required to have a board composed of a majority of independent directors. Despite this, a majority of our directors are independent and each member of our standing committees is independent.

In addition, the Board has a Lead Independent Director, who presides over regular meetings of the Independent Director Committee. The authority and responsibilities of the Lead Independent Director are detailed in a Board-approved Charter pursuant to which the Lead Independent Director has the following specific responsibilities, among others:

•	Advising senior management as to the information, agenda and meeting schedules for the Board of Directors and Board Committee meetings;

•
Advising senior management as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to perform their duties effectively;

•	Recommending to senior management the retention of advisers and consultants who report directly to the Board of Directors;

•
Assisting the Board of Directors, the Board’s Nominating and Governance Committee and the officers of the company in ensuring compliance with and implementation of significant corporate governance standards;

•	Developing agendas for and serving as Chairman of meetings of the Board’s independent directors;

•	Serving as principal liaison between the independent directors and senior management on strategy, policy and other matters;

•	Recommending to the Nominating and Governance Committee and to the Chairman the membership of the various Board Committees, as well as the selection of Committee chairmen; and

•	Chairing meetings of the Board of Directors when the Chairman and Vice Chairman are not present.

The Charter of the Lead Independent Director is available via our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

The Board believes that the foregoing leadership structure provides an appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Board Risk Oversight
The entire Board of Directors considers enterprise-level risks facing Apollo Group. In connection with this, the Board is informed of developments that could affect our risk profile or other aspects of our business. Strategic risk, which relates to our ability to properly define and achieve our high-level goals and mission, operating risk, which relates to the effective and efficient use of resources and pursuit of opportunities, and regulatory risk, which relates to our compliance with federal, state and foreign regulation of educational institutions are monitored by the full Board through the Board's approval and periodic review of our annual operating plan. At each of the Board's regularly scheduled meetings throughout the year, management presents an update on the Company's performance.

In addition, the Audit Committee of the Board of Directors discusses with senior management the guidelines and policies governing the process by which management assesses and manages major financial risks, and the Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.

While the Board oversees our risk management processes in connection with its approval and review of our annual operating plan, management is responsible for identifying and managing risk. We believe this division of responsibility is an appropriate approach for addressing the risks we face and believe that our Board leadership structure is consistent with this approach.

Director Independence
The Board of Directors consists of a majority of independent directors, as independence is determined in accordance with Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board of Directors has determined that the following incumbent directors are independent under this standard:

•	Matthew Carter, Jr.

•	Richard H. Dozer

•	Dr. Roy A. Herberger, Jr.

•	Dr. Ann Kirschner

•	Robert S. Murley

•	K. Sue Redman*

•	Manuel F. (“Manny”) Rivelo

•	Margaret Spellings

•	Allen R. Weiss

•	George A. Zimmer

* Ms. Redman has decided not to stand for re-election. Her term will conclude at the Annual Meeting of holders of Class B Common Stock of Apollo Group, Inc. currently scheduled to take place on January 8, 2013.

Board Committees	The Board of Directors has six principal committees, with the following members, as of December 14, 2012:

(1)	an Audit Committee composed of K. Sue Redman (Chair), Matthew Carter, Jr., Richard H. Dozer, Robert S. Murley, Allen R. Weiss and Manuel F. Rivelo;

(2)	a Compensation Committee composed of Dr. Roy A. Herberger, Jr. (Chair), Dr. Ann Kirschner, Manuel F. Rivelo and Margaret Spellings;

(3)	a Nominating and Governance Committee composed of Dr. Roy A. Herberger, Jr. (Chair), Dr. Ann Kirschner, Robert S. Murley and George Zimmer;

(4)
an Independent Director Committee composed of Dr. Roy A. Herberger, Jr. (Lead Independent Director), Matthew Carter, Jr., Richard H. Dozer, Dr. Ann Kirschner, Robert S. Murley, K. Sue Redman, Manuel F. Rivelo, Margaret Spellings, Allen R. Weiss and George A. Zimmer;

(5)	a Special Litigation Committee composed of Robert S. Murley (Chair), Manuel F. Rivelo, and an additional member who is not an employee or director of the Company; and

(6)	a Finance Committee composed of Robert S. Murley (Chair), Matthew Carter, Jr., and K. Sue Redman.

Dino J. DeConcini served as a member of the Compensation Committee, Nominating and Governance Committee and the Independent Director Committee during fiscal year 2012 until his term expired at the Annual Meeting of holders of our Class B Common Stock on January 9, 2012. Samuel A. DiPiazza, Jr. also served as a member of the Special Litigation Committee, the Audit Committee and the Independent Director Committee during fiscal year 2012 and resigned from the Board effective October 31, 2011.

Each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Independent Director Committee meets regularly. The Special Litigation Committee and Finance Committee meet on an ad hoc basis. The Audit Committee, Compensation Committee, Finance Committee, Nominating and Governance Committee and Lead Independent Director each have a written charter approved by the Board of Directors, all of which are available on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

At each regularly scheduled Board of Directors meeting, a member of each Committee reports the matters addressed by the Committee. The Board of Directors and each Committee, as applicable, regularly reviews the Committee charters. The charters provide that each member must be independent as such term is defined by the NASDAQ Listing Rules.

Audit Committee
The Company has a standing Audit Committee which complies with the standards of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for reviewing the Company's quarterly and annual financial statements and related press releases and filings with the SEC and discussing such items with management and the Company's independent registered public accounting firm prior to issuance and filing with the SEC. The Committee reviews and discusses with management and the independent registered public accounting firm the adequacy of the Company's internal controls and procedures. The Committee has sole authority to appoint, determine funding for and oversee the work of the Company's independent registered public accounting firm. The Committee also reviews on an ongoing basis and at least annually all reportable transactions with the Company in which directors, executive officers and their immediate family members have an interest. See “Certain Relationships and Transactions with Related Persons”, below. The Audit Committee held nine meetings during fiscal year 2012. The Board of Directors has determined that K. Sue Redman, Richard H. Dozer, and Allen R. Weiss are “audit committee financial experts” as defined in Item 407(d) of Regulation S-K. Each of the members of this committee is an “independent director” and satisfies the standards for a member of an audit committee in accordance with the NASDAQ Listing Rules. The Audit Committee charter is available on the Company's website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Compensation Committee
The Compensation Committee of our Board of Directors, which met 16 times during fiscal 2012, determines all aspects of compensation of our executive officers. Each of the members of this committee is an “independent director” as defined in the NASDAQ Listing Rules and an “outside director” as defined in Internal Revenue Code Section 162(m). The Compensation Committee has overall responsibility for approving and evaluating the compensation plans and programs for our executive officers. Accordingly, the Compensation Committee establishes the overall compensation philosophy governing executive officer compensation, reviews and approves compensation arrangements for our executive officers and uses the services of an independent consultant to benchmark that compensation against a comparator group that it reviews and revises periodically. The Compensation Committee also administers both our 2000 Stock Incentive Plan with respect to our executive officers and the other eligible persons for grants and our executive officer annual cash incentive bonus plan, recommends equity retention guidelines for our executive officers and non-employee Board members and makes recommendations regarding the compensation of our non-employee directors. The Compensation Committee charter is available on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

The Compensation Committee has the authority to engage the services of its own outside advisors for assistance in setting the compensation levels for our executive officers. For the 2012 fiscal year, the Compensation Committee continued to retain Pearl Meyer & Partners as its independent compensation consultant. The nature and scope of the services that Pearl Meyer & Partners rendered the Compensation Committee are described in more detail below in the “Compensation Discussion & Analysis” section of this Information Statement. Pearl Meyer & Partners did not perform any other professional services for the Company and did not receive any compensation from us during the 2012 fiscal year other than for services rendered to the Compensation Committee.

The Equity Award Subcommittee of the Compensation Committee has the authority, within specified parameters, to make awards under the 2000 Stock Incentive Plan to faculty members and newly hired individuals. The Equity Award Subcommittee members are Dr. Roy A. Herberger, Jr. and Dr. Ann Kirschner. The Equity Award Subcommittee did not meet during the 2012 fiscal year. The Equity Award Subcommittee charter is available on the Company's website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Nominating and Governance Committee
The Nominating and Governance Committee, which met five times in fiscal 2012, is responsible for developing qualification criteria for candidates for membership on the Board of Directors, developing a process for identifying and evaluating candidates for membership on the Board, recommending to the Board candidates for election to the Board at the annual meeting or to fill the unexpired term of any vacancy existing on the Board, assessing the size and composition of the Board and recommending changes as appropriate, consulting with the Chairman of the Board regarding the composition of standing committees of the Board, recommending continuing education courses for Board members, and facilitating the periodic evaluation of the collective performance of the Board and each of its committees.

The Nominating and Governance Committee of the Board considers candidates for director nominees identified by the Committee, and proposed by other directors, Company management or holders of our voting Class B Common Stock, which is our only class of stock entitled to vote on the election of directors. Currently, all of our outstanding Class B Common Stock is beneficially owned by Dr. and Mr. Sperling. The Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. The Committee believes that it is desirable for the directors to possess a mix of functional skills, cultural perspectives, and geographic representation. In particular, the Committee endeavors to collectively establish a number of key areas of expertise on the Board, including management, accounting and finance, industry knowledge, marketing, political and regulatory matters, educational policy and administration, and international markets. In selecting nominees, the Committee assesses candidates' independence, business acumen, personal and professional ethics, integrity, values and willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board and the degree to which the candidate possesses one or more of the foregoing key areas of expertise for directors, including areas not then represented on the Board. All members of the Board are given the opportunity to interview final candidates. As part of its periodic self-evaluation of its effectiveness, the Nominating and Governance Committee also considers the degree to which the directors collectively possess the foregoing key areas of expertise.

The Nominating and Governance Committee does not have a policy regarding the consideration of director candidates recommended by holders of our Class A Common Stock. The Board believes this is appropriate because only the holders of our Class B Common Stock participate in the election of directors.

Each of the members of this committee is an “independent director” as defined in the NASDAQ Listing Rules. The Nominating and Governance Committee charter is available on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Special Litigation Committee
The Special Litigation Committee, which met 11 times in fiscal 2012, was constituted by the Board on December 17, 2010 to investigate, review and analyze the facts, transactions, events and circumstances relating to certain claims and any related actions or proceedings filed by shareholders on behalf of the Company against any of its current or former directors, officers or employees. The Special Litigation Committee is also charged with considering and determining whether or not the prosecution of some or all of the claims is in the best interest of the Company and its shareholders, and what actions, if any, to take with respect to them. The claims include claims of wrongdoing regarding certain current and past directors, officers and employees of the Company and demands that the Board undertake an investigation by shareholder Daniel Himmel, and similar claims by shareholder Darlene Smith. The Darlene Smith claims have since been dismissed.

Finance Committee
The Finance Committee, which met six times in fiscal 2012, was constituted by the Board on June 24, 2011 to evaluate options with respect to possible financing transactions proposed by management that require Board approval. The specific responsibilities of the Finance Committee are set forth in the Finance Committee charter, available on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Independent Director Committee
The Independent Director Committee, which met four times during fiscal 2012, was formally established in October 2007. The Lead Independent Director coordinates the activities of the other independent directors. The specific responsibilities of the Lead Independent Director are set forth in the Lead Independent Director charter, available on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Attendance
During the fiscal year ended August 31, 2012, the Board of Directors met on nine occasions and each incumbent Board member attended at least 80% of the aggregate number of meetings of the Board of Directors and each Committee of the Board on which such Board member served (during the periods that he or she served on the Board or such Committee).

We do not have a formal policy mandating attendance by members of the Board of Directors at our annual shareholders meetings. Dr. Herberger attended the Annual Meeting of the holders of our Class A Common Stock held on January 24, 2012; no independent directors attended the Annual Meeting of the holders of our Class B Common Stock held on January 9, 2012.

Chart of Board and Committee Member Changes	The chart below indicates the current members of the Board of Directors and the six committees of the Board as of December 14, 2012, including changes since August 31, 2011.

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee	Independent Director Committee	Special Litigation Committee	Finance Committee
Dr. John G. Sperling	C(1)
Peter V. Sperling	M(2)
Terri C. Bishop	M(3)
Gregory W. Cappelli	M
Matthew Carter, Jr.	M(4)	M(4)			M(4)		M(4)
Richard H. Dozer	M	M			M
Dr. Roy A. Herberger, Jr.	M		C	C	C
Dr. Ann Kirschner	M	(5)	M	M	M
Robert S. Murley	M	M(6)		M	M	C	C
K. Sue Redman	M(7)	C			M		M
Manuel F. Rivelo	M	M	M		M	M
Darby E. Shupp	M
Margaret Spellings	M(8)		M(8)		M(8)
Allen R. Weiss	M(9)	M(9)			M(9)
George A. Zimmer	M			M	M

C    Current Chair

M    Current Member

(1)
Dr. Sperling will serve as Executive Chairman of the Board until December 31, 2012. Effective December 31, 2012, he will retire as Executive Chairman of the Board and as a director, and will be Chairman Emeritus of the Company.

(2)	Mr. Sperling was appointed by the Board to serve as Chairman of the Board, effective December 31, 2012.

(3)	Ms. Bishop was appointed by the Board to serve as Vice Chair of the Board, effective December 31, 2012.

(4)	Mr. Carter joined the Board on December 13, 2012 and was appointed to serve on the Audit Committee and the Finance Committee.

(5)	Dr. Kirschner resigned from the Audit Committee on March 23, 2012.

(6)	Mr. Murley was appointed to the Audit Committee on May 18, 2012.

(7)	Ms. Redman has decided not to stand for re-election, and her term will conclude at the Annual Meeting of holders of our Class B Common Stock.

(8)	Ms. Spellings joined the Board on June 8, 2012, and was appointed to serve on the Compensation Committee.

(9)	Mr. Weiss joined the Board on March 23, 2012, and was appointed to serve on the Audit Committee.

Mr. DeConcini served as a member of the Compensation Committee, the Nominating and Governance Committee and the Independent Director Committee until January 9, 2012, when his term expired at the 2012 Annual Meeting of holders of our Class B Common Stock. Samuel A. DiPiazza, Jr. also served as chair of the Special Litigation Committee and a member of the Audit Committee and the Independent Director Committee during fiscal year 2012 until he resigned effective October 31, 2011.

OUR DIRECTORS

Set forth below are the names, ages and business experience of the directors of Apollo Group as of December 14, 2012, except for Ms. Redman, who has decided not to stand for re-election at the Annual Meeting of holders of our Class B Common Stock. All of the incumbent directors are nominees for re-election at the Annual Meeting of Class B Shareholders, except for Ms. Redman and Dr. Sperling, who will retire as a director and as Executive Chairman of the Board effective December 31, 2012. The Board does not currently intend to fill the vacancies that will be created by Ms. Redman's and Dr. Sperling's departures. The Nominating and Governance Committee, consisting solely of independent directors as determined under the rules of the NASDAQ Listing Rules, has recommended all of the nominees for election by the holders of Class B Common Stock. The nominees will be elected if approved by a plurality of the votes cast by the holders of outstanding Class B Common Stock. The holders of Class B Common Stock are entitled to cumulate their votes in the election of directors, meaning that each holder can cast, on an aggregate basis, that number of votes equal to the number of nominees multiplied by the number of shares held. Because there are only two beneficial owners of Class B Common Stock, there will be no broker non-votes. If elected, the nominees will serve as directors until the next annual meeting of our holders of Class B Common Stock in 2013 and until their successors are elected and qualified. As of the date of this Information Statement, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

Name	Principal Occupation During the Past Five Years	Age

Dr. John G. Sperling	See Dr. Sperling's biographical information below under “Our Executive Officers.” Dr. Sperling is the founder of Apollo Group and is regarded as one of the pioneers of the proprietary education industry. Dr. Sperling brings to the Board deep and comprehensive knowledge of Apollo Group and the proprietary education industry, as well as the higher education sector.	91
Terri C. Bishop
See Ms. Bishop's biographical information below under “Our Executive Officers.”

Ms. Bishop, who currently serves as Executive Vice President, Integrated Academic Strategies and Senior Advisor to the Chief Executive Officer of Apollo Group, has been appointed by the Board to serve as Vice Chair of the Board effective December 31, 2012, and has been involved with Apollo Group since 1982, serving in many capacities, including Executive Vice President, External Affairs, Chief Communications Officer and Senior Vice President of Public Affairs. Her deep knowledge of and diverse experience at Apollo Group bring valuable institutional expertise to the Board.

		59
Gregory W. Cappelli	See Mr. Cappelli's biographical information below under “Our Executive Officers.” As the Chief Executive Officer of Apollo Group and Chairman of Apollo Global, Mr. Cappelli brings to the Board the senior leadership perspective of Apollo Group, as well as his extensive knowledge of the proprietary education sector.	45

Name	Principal Occupation During the Past Five Years	Age

Matthew Carter, Jr.
Matthew Carter, Jr. has been a director of Apollo Group since December 2012 and is a member of the Audit Committee and the Finance Committee. Since 2010, Mr. Carter has been President of Sprint Nextel Corporation's Global Wholesale & Emerging Solutions business unit, which provides platform solutions serving a broad range of industries and customers in over 165 countries. Prior to his current role, Mr. Carter served as president of Boost Mobile, part of Sprint's prepaid group from 2008 to 2010. Previously, he served as senior vice president of Base Management at Sprint from 2006 to 2008. Prior to joining Sprint, Mr. Carter served in senior marketing roles at PNC Financial Services Group, Inc., Leap Wireless International, Inc., Royal Bank of Canada and BellSouth Corporation. Mr. Carter holds a bachelor's degree from Northwestern University and a Master of Business Administration from Harvard Business School.

Mr. Carter's experience at Sprint, including his current role as President of Sprint Global Wholesale & Emerging Solutions, provides the Board with management, operations, senior leadership, telecommunications and international business expertise, and his prior experience brings marketing expertise to the Board.

51
Richard H. Dozer
Richard H. Dozer has been a director of Apollo Group since December 2011. He is a member of the Audit Committee. Mr. Dozer is currently Chairman of GenSpring Family Office - Phoenix. Prior to this role, Mr. Dozer served as principal of CDK Partners, a real estate development and investment company, from 2006 until 2008. Mr. Dozer served as President of the Arizona Diamondbacks, a Major League Baseball franchise, from its inception in 1995 until 2006, and Vice President and Chief Operating Officer of the Phoenix Suns, a National Basketball Association franchise, from 1987 until 1995. Early in his career, he was an audit manager with Arthur Andersen. Mr. Dozer currently serves on the boards of directors of two other publicly traded companies: Swift Corporation and Viad Corporation. Mr. Dozer is Chairman of the Audit Committee and a member of the Nominating and Governance and Compensation Committees of Swift Corporation, and a member of the Audit and Human Resources Committees of Viad Corporation. Mr. Dozer also serves on the boards of directors of Blue Cross Blue Shield of Arizona, where he serves as Chairman of the Audit Committee and a member of the Executive and Human Resources Committee, and Meridian Bank, where he serves as Chairman of the Governance and Nominating Committee. Mr. Dozer is presently on many other boards of directors, including Teach for America - Phoenix, Greater Phoenix Convention and Visitor's Bureau, and Greater Phoenix Leadership. Mr. Dozer received a Bachelor of Science degree in Business Administration - Accounting from the University of Arizona and is a former certified public accountant.

Mr. Dozer's experience as Chairman of GenSpring Family Office - Phoenix, principal of CDK Partners, President of the Arizona Diamondbacks, and Vice President and Chief Operating Officer of the Phoenix Suns provides the board with management, senior leadership and operations expertise. He also brings to the Board public company expertise from his service on the boards of two other publicly traded companies, and finance and accounting expertise from his prior experience as a certified public accountant.

55

Name	Principal Occupation During the Past Five Years	Age

Dr. Roy A. Herberger, Jr.
Dr. Herberger has been a director of Apollo Group since June 2007 and is currently Lead Independent Director, Chair of the Compensation Committee and Chair of the Nominating and Governance Committee. Dr. Herberger was also a member of the Independent Panel until it was disbanded in September 2010. Dr. Herberger is President Emeritus of Thunderbird School of Global Management, having served as the school's President from 1989 until 2004. From 1982 until 1989, he served as Dean of the Edwin L. Cox School of Business at Southern Methodist University. He previously served as Associate Dean for Academic Affairs at the Graduate School of Business at the University of Southern California (USC) and director of the International Business Education and Research Program, also at USC. Dr. Herberger currently serves on the Board of Directors of Pinnacle West Capital Corporation and on the Board of Trustees of the Mayo Clinic. He previously served on the Advisory Board of MedAire Inc. Dr. Herberger holds a bachelor's degree in Business and a Master of Arts in Communication from the University of Texas, Austin. He also holds a doctoral degree in Business from the University of Colorado, Boulder.

Dr. Herberger's experience as President of Thunderbird School of Global Management, Dean of the Edwin L. Cox School of Business at Southern Methodist University and Associate Dean for Academic Affairs at the Graduate School of Business at the University of Southern California provides the Board with extensive expertise in higher education.

70
Dr. Ann Kirschner
Dr. Ann Kirschner has been a director of Apollo Group since November 2007, a member of the Compensation Committee since December 2007 and a member of the Nominating and Governance Committee since December 9, 2010. Since 2006, Dr. Kirschner has been the University Dean of Macaulay Honors College of The City University of New York. From 1991 to 1994, and from 2001 to 2006, Dr. Kirschner served as president of Comma Communications, a consulting company specializing in higher education and technology, where she focused on strategic planning for public and private universities and education companies. Her career as an entrepreneur in media and technology has included founding Fathom, an online knowledge network, in association with Columbia University. She also co-created NFL Sunday Ticket and NFL com for the National Football League. Previously she served on the Board of Directors of Topps Company, Inc. and Onhealth.com. Dr. Kirschner received her Doctor of Philosophy in English literature from Princeton University, a Master of Arts from the University of Virginia, and a Bachelor of Arts from the State University of New York at Buffalo. Dr. Kirschner serves on the board of directors of Public Agenda.

Dr. Kirschner's experience as University Dean of Macaulay Honors College of The City University of New York and former president of Comma Communications provides the Board with extensive expertise in higher education. Her experience as an entrepreneur also brings to the Board expertise in marketing, media and technology.

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Name	Principal Occupation During the Past Five Years	Age

Robert S. Murley
Robert S. Murley has been a director of Apollo Group since June 2011 and is currently Chair of the Finance Committee, Chair of the Special Litigation Committee, serves on the Nominating and Governance Committee and beginning May 28, 2012 serves on the Audit Committee. Since 1975, Mr. Murley has been employed by Credit Suisse and its predecessors, and he is currently a senior advisor to Credit Suisse. In 2005, he was appointed Chairman of Investment Banking in the Americas. Prior to that time, Mr. Murley headed the Global Industrial and Services Group within the Investment Banking Division, as well as the Chicago investment banking office. He was named a Managing Director in 1984 and appointed a Vice Chairman in 1998. Mr. Murley serves as a Trustee of Princeton University, is Chairman of the Board of the Educational Testing Service in Princeton, New Jersey, is Vice Chairman of the Board of the Ann & Robert Lurie Children's Hospital of Chicago, is a Trustee of the Museum of Science & Industry in Chicago, Illinois, is a member of the Board of Overseers of the UCLA Anderson School of Management, and is an independent director of Stone Energy. Mr. Murley holds a Bachelor of Arts from Princeton University, a Master of Business Administration from the UCLA Anderson School of Management, and a Master of Science from the London School of Economics and Political Science.

Mr. Murley's experience at Credit Suisse provides the Board with management, operations, senior leadership and international business expertise, and his experience as a Trustee of Princeton University, and as Chairman of the Board of the Educational Testing Service in Princeton, New Jersey, Mr. Murley brings to the Board expertise in the education industry.

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Manuel F. Rivelo
Manuel F. Rivelo has been a director of Apollo Group since March 2009 and is currently a member of the Compensation Committee, Audit Committee and Special Litigation Committee. Since October 2011, Mr. Rivelo has been employed by F5, currently as Executive Vice President, Service Provider and Security Solutions. Mr. Rivelo is responsible for launching and driving new market adjacencies for F5. Prior to joining F5, Mr. Rivelo was employed by Cisco Systems, Inc., an information technology provider, since 1992, most recently as Senior Vice President of Cisco's Engineering Systems and Operations group. While at Cisco, Mr. Rivelo oversaw multiple businesses and drove technical and solution requirements for Cisco customers of all sizes. He was also responsible for operational excellence, standardization around processes and tools, enabling new business models, and strategic communications. Mr. Rivelo holds a bachelor's and master's degree in electrical engineering from the Stevens Institute of Technology.

Mr. Rivelo's experience at Cisco Systems, Inc., most recently as Senior Vice President of Cisco's Enterprise Systems and Operations group, and his new position at F5, brings technology, management and operational expertise to the Board.

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Darby E. Shupp
Darby E. Shupp has been a director of Apollo Group since March 2011. Since 2005, Ms. Shupp has been employed by Exeter East, LLC, which is a holding company wholly-owned by Dr. John Sperling, Apollo Group's Executive Chairman of the Board until December 31, 2012. Ms. Shupp serves as an officer and/or director of various entities affiliated with Dr. Sperling and Moral Compass Corporation, including Arcadia Biosciences Inc. Ms. Shupp previously worked for Deloitte & Touche LLP as an Audit Manager serving clients in the business services, manufacturing, and real estate industries. Ms. Shupp holds a Bachelor of Science in Accountancy from Arizona State University and is a Certified Public Accountant.

Ms. Shupp brings management, accounting and audit experience to the Board and is a trusted advisor to Dr. Sperling.

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Name	Principal Occupation During the Past Five Years	Age

Margaret Spellings
Margaret Spellings became a director of Apollo Group in June 2012 and is a member of the Compensation Committee. Ms. Spellings is President and CEO of Margaret Spellings and Company, founded in 2009. She is also a senior advisor to the U.S. Chamber of Commerce and President of its Forum for Policy Innovation where she oversees the Chamber's three non-profit organizations: the National Chamber Foundation (NCF), the Business Civic Leadership Center (BCLC) and the Institute for a Competitive Workforce (ICW). She served as U.S. Secretary of Education from 2005 to 2009 and led the implementation of the No Child Left Behind Act (NCLB), as well as served as White House Domestic Policy Advisor, from 2001 to 2005. Prior to her service in the White House, Ms. Spellings was senior advisor to then-Governor George W. Bush of Texas, led governmental and external relations for the Texas Association of School Boards, and has served in key positions at Austin Community College and with the Texas Legislature. Ms. Spellings serves on the Boards of several funds in the American Funds family managed by the Capital Research and Management Company. She is a member of the ConnectEDU Board of Directors, as well as America's Promise Alliance, the Broad Foundation and Special Olympics. She is also a member of the Goldman Sachs 10,000 Small Businesses Advisory Council and The Aspen Institute Commission to Reform the Federal Appointments Process. Ms. Spellings earned a Bachelor of Arts in Political Science from the University of Houston.

Ms. Spellings' experience in higher education includes the launching of a national policy debate and action plan to improve accessibility, affordability and accountability in our nation's colleges and universities. As the U.S. Secretary of Education, Ms. Spellings initiated international outreach and collaboration by leading delegations on behalf of the President of the United States as well as overseeing the development and implementation of international education agreements with such countries as China, Russia and the United Arab Emirates. Ms. Spellings brings to the Board comprehensive expertise in higher education, education policy and government affairs.

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Peter V. Sperling	See Mr. Sperling's biographical information below under “Our Executive Officers.” Mr. Sperling has been with Apollo Group since 1983 and brings his knowledge of Apollo Group to the Board.	53
Allen R. Weiss
Allen R. Weiss became a director of Apollo Group in March 2012 and is a member of the Audit Committee. Mr. Weiss retired from The Walt Disney Corporation in November 2011, after nearly 40 years of employment with the company. Most recently, Mr. Weiss served as president of worldwide operations for Walt Disney Parks and Resorts. Prior to serving as president of worldwide operations, he served as president of the Walt Disney World Resort in Lake Buena Vista, Florida. He began his career as a cast member at Walt Disney World, and rose through the ranks to become one of Disney's most senior leaders. Mr. Weiss serves as a member of numerous civic, community and business groups, including the board of directors of Dick's Sporting Goods; the governor's council of Metro Orlando Economic Development Commission; the advisory board of directors of SunTrust Bank, Central Florida; the board of trustees of the Sanford-Burnham Institute for Medical Research; and the advisory board of Give Kids the World. Mr. Weiss is a graduate of the University of Central Florida, and received his Master of Business Administration from the Crummer Graduate School of Business at Rollins College.

Mr. Weiss' experience at The Walt Disney Corporation, including as president of worldwide operations for Walt Disney Parks and Resorts, provides the Board with management, operations, senior leadership and international business expertise.

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Name	Principal Occupation During the Past Five Years	Age

George A. Zimmer
George A. Zimmer has been a director of Apollo Group since June 2006 and a member of the Nominating and Governance Committee since October 2007. Until October 2007, Mr. Zimmer also served on the Compensation Committee. Mr. Zimmer is the founder and Executive Chairman of The Men's Wearhouse, Inc., a retailer of men's apparel, and was previously its Chief Executive Officer. Mr. Zimmer is currently a member of the board of the Institute of Noetic Sciences in Petaluma, California, and serves on several advisory boards including The Boys & Girls Club of Oakland, California, and the World Business Academy of Ojai, California. Mr. Zimmer received his Bachelor of Arts in Economics from Washington University.

As the founder, Executive Chairman and former Chief Executive Officer of The Men's Wearhouse, Inc., Mr. Zimmer brings senior leadership, strategic and management expertise to the Board.

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OUR EXECUTIVE OFFICERS

Set forth below are the names, ages, positions and business experience of the executive officers of Apollo Group as of December 14, 2012.

Name and Position	Principal Occupation During the Past Five Years	Age

Dr. John G. Sperling Executive Chairman of the Board
Dr. John G. Sperling is the founder and the Executive Chairman of the Board of Apollo Group. Effective December 31, 2012, Dr. Sperling will retire as Executive Chairman of the Board and as a director, and will be Chairman Emeritus of Apollo Group. Dr. Sperling was President of Apollo Group until February 1998, Chief Executive Officer of Apollo Group until August 2001 and Chairman of the Board until June 2004. Dr. Sperling served as Acting Executive Chairman of the Board from January 2006 to September 2008 and has served as Executive Chairman of the Board since September 2008. Prior to his involvement with Apollo Group, from 1961 to 1973, Dr. Sperling was a professor of Humanities at San Jose State University where he was the Director of the Right to Read Project and the Director of the NSF Cooperative College-School Science Program in Economics. At various times from 1955 to 1961, Dr. Sperling was a member of the faculty at the University of Maryland, Ohio State University and Northern Illinois University. Dr. Sperling received his Doctor of Philosophy from Cambridge University, a Master of Arts from the University of California, Berkeley, and a Bachelor of Arts from Reed College. Dr. Sperling is the Chairman of the board of directors of Southwest Solar Technologies Inc. Dr. Sperling is the father of Peter V. Sperling.

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Peter V. Sperling Vice Chairman of the Board
Peter V. Sperling was appointed Vice Chairman of the Board of Apollo Group in June 2008. Mr. Sperling has been appointed by the Board of Apollo Group to serve as Chairman of the Board of Apollo Group, effective December 31, 2012. Mr. Sperling was a Senior Vice President of Apollo Group from June 1998 to December 2007 and Secretary of Apollo Group from June 2006 to December 2007. Mr. Sperling has been with Apollo Group since 1983. Mr. Sperling was Vice President of Administration from 1992 to June 1998 and served as Secretary and Treasurer of Apollo Group from 1988 to January 2003. From 1987 to 1992, Mr. Sperling was Director of Operations at Apollo Education Corporation. From 1983 to 1987, Mr. Sperling was Director of Management Information Services of Apollo Group. Mr. Sperling received his Master of Business Administration from The University of Phoenix and his Bachelor of Arts from the University of California, Santa Barbara. Mr. Sperling is also the Chairman and co-founder of FuzeBox, Inc., a telecommunications services corporation, and on the board of directors of Ecliptic Enterprises Corporation and RingRevenue. Mr. Sperling is the son of Dr. John G. Sperling.

53

Name and Position	Principal Occupation During the Past Five Years	Age

Gregory W. Cappelli Chief Executive Officer
Gregory W. Cappelli serves as Chief Executive Officer of Apollo Group. Mr. Cappelli has also been serving as Chairman of Apollo Global since its inception in October 2007 and a director of Apollo Group since June 2007. Mr. Cappelli previously served as Executive Vice President of Global Strategy and Assistant to the Executive Chairman from April 2007 to April 2009. Before joining Apollo Group, Mr. Cappelli spent ten years as a research analyst for Credit Suisse, where he most recently served as Managing Director and Senior Research Analyst and founded the Credit Suisse Global Services Team. Before joining Credit Suisse, Mr. Cappelli held the position of Vice President and Senior Research Analyst at ABN AMRO.

Mr. Cappelli received his Bachelor of Arts in Economics from Indiana University and his Master of Business Administration from the Brennan School of Business at Dominican University. Mr. Cappelli serves on the National Board of Governors for the Boys and Girls Clubs of America and is also a member of the Board of Trustees for Dominican University. He is a former long-time board member of Everybody Wins!, New York.

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Joseph L. D’Amico President
Joseph L. D'Amico was named President in December 2011. Previously, Mr. D'Amico served as President and Chief Operating Officer from March 2009 to December 2011; President, Chief Financial Officer and Treasurer from June 2008 to March 2009; Executive Vice President and Chief Financial Officer from June 2007 to June 2008; and served in the role of Chief Financial Officer from December 8, 2006 to June 2007 as a consultant. Prior to joining the Company, Mr. D'Amico was a senior managing director of FTI Palladium Partners, an interim management company and a division of FTI Consulting, Inc. Prior to joining FTI in August 2002, he was a partner with PricewaterhouseCoopers LLP for 21 years where he served in leadership roles in the firm's Financial Advisory Services group as well as having served as an audit partner earlier in his career, responsible for public and privately held companies. He received his Master of Business Administration from the University of Chicago and his Bachelor of Science in Accountancy from the University of Illinois at Urbana-Champaign and is an inactive Certified Public Accountant.

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Terri C. Bishop Executive Vice President, Integrated Academic Strategies and Senior Advisor to the Chief Executive Officer and Director
Terri Bishop joined the Board of Directors of Apollo Group in 2009. She was named Executive Vice President, Integrated Academic Strategies and Senior Advisor to the Chief Executive Officers in November 2010. Ms. Bishop has been appointed by the Board of Apollo Group to serve as Vice Chair of the Board of Apollo Group, effective December 31, 2012. Previously, Ms. Bishop was Executive Vice President of External Affairs. Ms. Bishop has had a long and successful history with Apollo Group, having been with the Company since 1982. During that time she has served in the areas of government and public affairs, curriculum and product development and institutional research. She was the founding director of University of Phoenix Online, providing oversight during its first ten years of startup and development. Ms. Bishop attended the California community and California state university systems and holds a bachelor's degree in business and a Masters of Arts in Human Relations and Organizational Management from University of Phoenix. She was a founding director of the Latino Policy Coalition, a national non-profit consortium of leading Latino research organizations and scholars and she currently serves as a Commissioner on the California State Student Aid Commission.

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Name and Position	Principal Occupation During the Past Five Years	Age

Sean B. W. Martin Senior Vice President, General Counsel and Secretary
Sean B. W. Martin was appointed Senior Vice President, General Counsel and Secretary in September 2010. Mr. Martin previously served in various legal capacities at Amgen commencing in 2005, including most recently as Vice President of Corporate Law and Assistant Secretary. At Amgen, Mr. Martin managed corporate legal matters, including corporate governance, SEC filings, merger and acquisition activity, investor relations and complex regulatory issues, and handled contracting, sales, marketing, reimbursement, antitrust and pricing issues. From 2000 to 2005, Mr. Martin served as Vice President and Deputy General Counsel at Fresenius Medical Care North America where he oversaw commercial litigation, regulatory affairs and other legal matters. From 1998 to 2000, Mr. Martin was a litigation partner at the law firm Foley & Lardner, focusing on corporate compliance, health care fraud and abuse, internal investigations and commercial litigation. Prior to that, Mr. Martin spent nearly nine years as Assistant U.S. Attorney for the Northern District of Illinois. In addition, he has served as an adjunct professor at the Loyola University School of Law. Mr. Martin earned a Bachelor of Arts in History from the University of Michigan, as well as a Juris Doctor from Harvard Law School, where he graduated magna cum laude. After law school, he clerked for the Honorable Andrew J. Kleinfeld, U.S. District Court Judge (D. Alaska).

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Brian L. Swartz Senior Vice President and Chief Financial Officer
Brian L. Swartz was appointed Chief Financial Officer in March 2009 and Senior Vice President of Finance in June 2007. Mr. Swartz previously served as Treasurer from March 2009 to February 2010, Chief Accounting Officer from February 2007 to March 2009 and Vice President, Corporate Controller and Chief Accounting Officer from February 2007 to June 2007. Prior to joining the Company, Mr. Swartz was with EaglePicher Incorporated, a technology and industrial products and services company, from 2002 to 2006, as its Vice-President and Corporate Controller. At EaglePicher, Mr. Swartz was an integral member of their senior management team and successfully guided the company through a bankruptcy restructuring. From 1994 to 2002, Mr. Swartz was at Arthur Andersen LLP where he had primary responsibilities in international audit and due diligence projects. He graduated from the University of Arizona with a Bachelor of Science in Accounting and was a member of the Warren Berger Entrepreneurship Program. Mr. Swartz is a Certified Public Accountant. Mr. Swartz serves on the board of directors and executive committees of the Phoenix Children's Hospital Foundation and the Greater Phoenix Chamber of Commerce. He also serves as the Chair-elect for the Phoenix Children's Hospital Foundation.

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Robert W. Wrubel Executive Vice President and Chief Innovation Officer
Robert W. Wrubel was named Executive Vice President and Chief Innovation Officer in December 2011. Previously, he served as Executive Vice President and Chief Marketing and Product Development Officer from December 2009 to December 2011; Senior Vice President, Marketing from November 2008 to December 2009; and as Vice President, Marketing from June 2008 to November 2008. He also has served as Chief Executive Officer of Aptimus, Inc., a wholly-owned subsidiary of Apollo Group, since it was acquired by Apollo Group in October 2007. Before joining Aptimus in 2005, Mr. Wrubel was co-founder and co-Chief Executive Officer of Yoga Works, one of the country's largest yoga and alternative fitness companies. Prior to that, Mr. Wrubel was Entrepreneur-in-residence at Highland Capital Partners, a venture capital firm. From 1998 to 2001, Mr. Wrubel was the founding Chief Executive Officer of Ask Jeeves, where he grew the company to become one of the top-ranked search engines. Before Ask Jeeves, Mr. Wrubel was the Chief Operating Officer of Knowledge Adventure, a publisher of educational software brands including Jumpstart and MathBlaster. Mr. Wrubel received his Bachelor of Arts in History from Yale University.

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Name and Position	Principal Occupation During the Past Five Years	Age

Gregory J. Iverson Vice President, Chief Accounting Officer and Controller
Gregory J. Iverson was appointed Vice President, Chief Accounting Officer and Controller in March 2009. He served as Vice President and Corporate Controller from April 2007 to March 2009. He joined the Company from US Airways Group, Inc. where he served as Director, Financial Reporting from 2006 to 2007. Previously, he was Director, Assistant Corporate Controller with EaglePicher Incorporated from 2003 to 2006. Mr. Iverson began his career in public accounting and worked as Assurance Manager with Arthur Andersen, LLP and Deloitte & Touche LLP. He graduated summa cum laude from The University of Idaho with a Bachelor of Science in Business. Mr. Iverson is a Certified Public Accountant.

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Dr. William J. Pepicello President, University of Phoenix, Inc.
Dr. William J. Pepicello became Provost of University of Phoenix in January 2006 and was appointed as President in October 2006. Dr. Pepicello has been with University of Phoenix since 1995. Dr. Pepicello served as Vice Provost for Academic Affairs from 2003 to 2006 and Dean of the School of Advanced Studies from 2002 to 2003. From 2000 to 2002, Dr. Pepicello was President of University of Sarasota and then Chief Academic Officer of American Intercontinental University. From 1995 to 2000, he was Dean of the College of General and Professional Studies and also held the position of Vice President of Academic Affairs of University of Phoenix. Dr. Pepicello holds both a Master of Arts and a Doctor of Philosophy in Linguistics from Brown University and a Bachelor of Arts in Classics from Gannon University. Mr. Pepicello serves on the board of directors of United Way, The Banner Health Foundation, The Arizona Commission on Postsecondary Education, and The National Advisory Committee on Institutional Quality and Integrity.

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Frederick J. Newton Senior Vice President and Chief Human Resources Officer
Frederick J. Newton was appointed Senior Vice President and Chief Human Resources Officer in March 2009. Prior to joining Apollo Group, from 2006 to 2009, Mr. Newton held the position of Chief People Officer at SSC Schottenstein Stores Corporation, a privately held holding company consisting of numerous legal brands including DSW, Inc., American Eagle Outfitters, American Signature Furniture, Filene's Basement, Judith Leiber and Steuben Glass. From 2002 to 2006 Mr. Newton served as Executive Vice President and Chief Administrative Officer at Cinergy Corp. From 1998 to 2002 he served as Senior Vice President and Chief Administration Officer at LG&E Energy Corporation. Prior to joining LG&E Energy Corporation, Mr. Newton was part of the senior management team at Venator Corp. (parent company of Footlocker and Champs Sports, among others) and Unilever/Lever Brothers Co. Mr. Newton began his corporate career at Pepsico/Frito-Lay, Inc. and prior to that, he spent seven years as an officer and aviator in the United States Navy. Mr. Newton has a Bachelor of Science in Business Administration from the University of Rhode Island, a Master of Business Administration in Labor Relations from San Diego State University and has completed the Advanced Management Program at Harvard Business School. Mr. Newton serves on the board of directors for Expect More Arizona and the Phoenix/Tucson Region of Teach for America.

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Jeffrey G. Langenbach Senior Vice President and Chief Administrative Officer
Jeffrey G. Langenbach was appointed Senior Vice President and Chief Administrative Officer in 2011. His responsibilities include leading key Apollo Group support services. He also serves as Vice Chairman of Apollo Global. Prior to these roles, he served as the head of Corporate Development and President of Apollo Global from 2007 to 2011. Before joining Apollo Group, he served as Director of Investment Banking at Credit Suisse from 2000 to 2007_and as Vice President, Investment Banking, at Donaldson, Lufkin & Jenrette from 1995 to 2000. Mr. Langenbach received his Bachelor of Arts in Finance from the University of Wisconsin (cum laude) and his Master of Management in International Business (Dean's List) from the Kellogg Graduate School of Management at Northwestern University. He volunteers with Children's Memorial Hospital, Teach for America and the Leukemia and Lymphoma Society.

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OUR CORPORATE GOVERNANCE PRACTICES

At Apollo Group, we believe that strong and effective corporate governance procedures and practices are an extremely important part of our corporate culture. In that spirit, we have summarized several of our corporate governance practices below.

Monitoring Board Effectiveness
It is important that our Board of Directors is performing effectively and in the best interests of the Company and its shareholders. The Board of Directors annually assesses its effectiveness in fulfilling its obligations. In addition, our Nominating and Governance Committee is charged with annually reviewing the Board of Directors and its membership.

Independent Director Committee	The Independent Director Committee meets regularly in executive sessions without Apollo Group management or any non-independent directors.

Hiring Outside Advisors	The Board and each of its Committees may retain outside advisors and consultants of their choosing at the Company's expense, without management's consent.

Code of Business Ethics
Apollo Group expects its directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. Apollo Group's credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee. In order to provide assurances to Apollo Group and its shareholders, Apollo Group has adopted a Code of Business Ethics which provides clear conflict of interest guidelines to its employees, as well as an explanation of reporting and investigatory procedures. The Code of Business Ethics is available on our website at: http://www.apollogrp.edu/CorporateGovernance/CodeofEthics.aspx.

The Code of Business Ethics applies to all employees, including our directors, executive officers, principal financial officer, principal accounting officer and various other departments throughout the Apollo Group. If the Company makes any amendment to, or grants any waiver from, a provision of the Code of Business Ethics that applies to our principal executive officers, principal financial officer, principal accounting officer, controller or certain other senior officers and requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons for the amendment or waiver on our website, http://www.apollogrp.edu.

Providing Transparency
Apollo Group believes it is important that shareholders understand our governance practices. In order to help ensure transparency of our practices, we have posted information regarding our corporate governance procedures on our website at: http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Communications with the Board of Directors
Although Apollo Group does not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to the Company at Apollo Group, Inc., Attention: Investor Relations, 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040. Shareholders who would like their submission directed to a specific member of the Board may so specify, and the communication will be forwarded, as appropriate.

Controlled Company
We are a “Controlled Company” as defined in Rule 5615(c)(1) of the NASDAQ Listing Rules, because more than 50% of the voting power of our outstanding voting common stock is held by the John Sperling Voting Stock Trust. As a consequence, we are exempt from certain requirements of NASDAQ Listing Rule 5605, including that (a) our Board be composed of a majority of Independent Directors (as defined in NASDAQ Listing Rule 5605(a)(2)), (b) the compensation of our officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (c) nominations to the Board of Directors be made by a majority of the independent directors or a nominations committee composed solely of independent directors. However, NASDAQ Listing Rule 5605(b)(2) does require that our independent directors have regularly scheduled meetings at which only independent directors are present (“executive sessions”) and Internal Revenue Code Section 162(m) does require a compensation committee of outside directors (within the meaning of Section 162(m)) to approve stock option grants to executive officers in order for us to be able to deduct the stock option grants as an expense for federal tax purposes. Notwithstanding the foregoing exemptions, we do have a majority of independent directors on our Board of Directors and each of our standing committees, including the Compensation Committee, Audit Committee and Nominating and Governance Committee, is composed solely of independent directors.

Certain Relationships and Transactions with Related Persons
The Audit Committee reviews on an ongoing basis and at least annually all reportable related party transactions, which are transactions with the Company in which directors, executive officers or their immediate family members have an interest, for potential conflict of interest situations. The Committee's responsibility is set forth in the Audit Committee Charter. To identify transactions with related persons, we annually require our directors and executive officers to complete questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, with our interests. The Committee evaluates related person transactions in accordance with the standards set forth in our Code of Business Ethics.

FuzeBox, Inc.

During fiscal year 2011, we entered into an agreement with FuzeBox, Inc., an entity for which Peter V. Sperling, the Vice Chairman of our Board of Directors, is the Chairman of the Board and co-founder, as part of a pilot program related to internet-based video conferencing provided by FuzeBox. During fiscal year 2012, the Company paid FuzeBox $403,000 for a subsequent pilot and for communications services provided to our AES business.

Cisco Systems, Inc.

During fiscal year 2012, we purchased goods and services from Cisco Systems, Inc., directly and through third party sellers, in the normal course of our business, and we expect to do so in the future. Manuel F. Rivelo, a member of our Board of Directors, was employed by Cisco Systems, Inc. as Senior Vice President of Enterprise Systems and Operations until October 2011.

Ensuring Auditor Independence
Apollo Group has taken a number of steps to ensure the continued independence of our independent registered public accounting firm. Our independent registered public accounting firm report directly to the Audit Committee, which is required to approve in advance or reject any non-audit services proposed to be conducted by our independent registered public accounting firm.

COMPENSATION DISCUSSION & ANALYSIS

Our Compensation Discussion and Analysis begins with an executive summary of our executive officer compensation program, including the major developments that occurred during the 2012 fiscal year, and also provides summary data regarding key aspects of such program, including a comparison of the actual compensation our executive officers have realized over a specified four-year period to the total target compensation we set for them for such period. We then address in detail the following aspects of the overall program:

•	our compensation philosophy and objectives regarding executive officer compensation;

•	the components of our executive officer compensation program;

•	our benchmarking process for measuring the competitiveness of the program

•	our assessment of the risks posed by our executive compensation programs; and

•	the employment agreements in effect with several of our named executive officers.

For the 2012 fiscal year, our named executive officers were Dr. Sperling and Messrs. Cappelli, Edelstein, D'Amico, Swartz and Wrubel.

I.	Executive Summary

•
The core principle of our compensation philosophy for executive officers continues to be a strong pay-for-performance structure tied to our overall financial success. However, we have also introduced an entrepreneurial component in the form of more leveraged performance share unit awards that will pay out at increasing levels based on our success in achieving strategic objectives. For most members of our senior management team, such performance share unit awards serve as an inducement to achieve financial objectives measured at a company-wide level. For a more limited group of senior management, we structure such performance share awards so that the performance vesting conditions are tied to specific financial objectives established for our subsidiaries and designed to advance the diversification of our revenue base. We will initially seek to achieve such diversification through the expansion of the international operations conducted by our wholly-owned subsidiary Apollo Global, Inc. (“Apollo Global”) and the establishment of new service-based businesses that will provide our expertise in academic and educational service offerings to other academic institutions.

•
We continue to target cash compensation opportunities in the form of base salary and target bonus at the 50th percentile of our comparator group and target total direct compensation (base salary plus annual target bonus plus the grant-date value of annual equity awards that assume target level attainment for any applicable performance goals) at the 75th percentile, although we may vary from such target percentiles as individual circumstances warrant.

•
For the 2012 fiscal year, the base salary of Mr. Cappelli, our Chief Executive Officer, was increased from $650,000 to $700,000 pursuant to the terms of our April 2011 extended employment agreement with him, and we also increased the base salary of Mr. Edelstein, who was at the time serving as Co-Chief Executive Officer with Mr. Cappelli, from $600,000 to $700,000. We also increased the rate of base salary for Mr. Swartz, our Chief Financial Officer, from $425,000 to $450,000 and the rate of base salary for Mr. Wrubel, our Chief Innovation Officer, from $425,000 to $440,000. No changes were made to the target bonus levels for our named executive officers as a percentage of their base salary.

•
We continue to structure a substantial portion (at least 80%) of the total direct compensation of our named executive officers in the form of annual performance-based cash incentives and long-term stock-based compensation. This structure is designed to maintain an appropriate balance between our long-term and short-term performance and create a positive relationship between our operational performance and shareholder return.

•
We continue to use performance share unit awards to strengthen the relationship between our operational performance and shareholder return. The performance share unit awards made to each executive officer for the 2012 fiscal year were tied to both financial and non-financial measures at the Apollo Group level. Eighty percent (80%) of each performance share unit award was tied the average of the annual percentage rates of growth or decline in our adjusted free cash flow for each of the 2012, 2013 and 2014 fiscal years. An additional ten percent (10%) of award was tied to the average credit earned per student enrolled in our associate degree programs, and the remaining 10% was tied to the average credit earned per student enrolled in our bachelor degree programs.

•
For the equity awards made for the 2012 fiscal year, the Compensation Committee decided to change the formula for determining the award mix from the 42.5%/42.5%/15% allocation among stock options, restricted stock units and performance share unit awards that was used for the 2011 fiscal year grants to a formula that was more oriented to restricted stock units and that accordingly reduced the more volatile stock option component that may or may not produce value to the recipients commensurate with their grant-date value. Accordingly, the following matrix was used for purposes of allocating the grant-date value of equity awards made for the 2012 fiscal year to the named executive officers and all other award recipients throughout the organization:

Total Equity Award Value	% in RSUs	% in Options	% in PSUs
$100,000	100%	—%	—%
$250,000	88%	12%	—%
$500,000	74%	16%	10%
$1,000,000	62%	21%	17%
$2,000,000	56%	23%	21%
$3,000,000	54%	24%	22%
$4,000,000	53%	24%	23%

•
Based on the foregoing matrix, the aggregate grant-date value of the equity awards made to Dr. Sperling and Messrs. D'Amico and Swartz in July and October 2011 for the 2012 fiscal year was allocated as follows:

	Percentage Allocation of Grant-Date Award Value
Name	% in RSUs	% in Options	% in PSUs
Dr. Sperling	53%	24%	23%
Mr. D'Amico	53%	24%	23%
Mr. Swartz	58%	22%	20%

•
Under the terms governing the extension of Mr. Cappelli's employment agreement in April 2011, $500,000 of his multi-year equity award value for the 2012 through 2014 fiscal years was to be granted to him in the form of a performance share unit award tied to the financial performance of Apollo Educational Services, our recently-formed subsidiary (“AES”). However, due to the uncertain regulatory environment in which AES operates, it has not been possible to formulate meaningful performance goals for that entity. Instead, the Compensation Committee decided in March 2012 to make another performance share unit award to Mr. Cappelli with a grant-date value of $500,000 that is tied to the financial performance of Apollo Global, as measured in terms of the amount by which its operating free cash flow (as adjusted for certain specified items) for the measurement period coincident with our 2014 fiscal year exceeds its operating free cash flow (as adjusted) for the base period coincident with our recently-completed 2012 fiscal year.

•
In order to establish a meaningful retention vehicle for the continued services of Mr. Wrubel, our Chief Innovation Officer, the Compensation Committee decided to make a multi-year equity award to him for the 2012 through 2015 fiscal years with a grant-date value of $3.3 million and to supplement that award with a series of annual awards, each with an aggregate grant-date value of $500,000, over that four-year period. Both the multi-year award and the annual award for the 2012 fiscal year include a substantial restricted stock unit component and a more leveraged component comprised of a stock option, a performance share unit award tied to the performance of Apollo Group and a performance share unit/performance cash bonus award tied to the financial performance of Apollo Global. It was also intended that $300,000 of Mr. Wrubel's multi-year equity award value be the form of AES performance share units. However, because of the difficulty in establishing meaningful performance goals for that entity, the Compensation Committee on July 2, 2012 made a performance-based award to Mr. Wrubel comprised of a performance share unit award for 1,921 shares of our Class A Common Stock and a performance cash bonus award with a grant-date value of $75,000. Both awards were tied to the same Apollo Global operating free cash flow metric that was used for Mr. Cappelli's March 2012 performance share unit award described above. The remainder of the $300,000 of reserved value was also awarded to

Mr. Wrubel on July 2. 2012 in the form of restricted stock units subject to both performance vesting (tied to Apollo Group net income) and service-vesting conditions.

•
The grant-date value of the equity awards made to Mr. Cappelli (April 2011, July 2011, October 2011 and March 2012) and Mr. Wrubel (July 2011, October 2011 and July 2012) as their multi-year equity award package, together with the annual equity/performance cash bonus awards made to Mr. Wrubel on July 6, 2011 and July 2, 2012 for the 2012 fiscal year, was allocated as follows:

	Percentage Allocation of Grant-Date Award Value
Name	RSUs	Options	Group PSUs	Global PSUs
Mr. Cappelli	57%	21%	14%	8%
Mr. Wrubel	53%	9%	23%	15%

•
The bonus earned by our named executive officers for the 2012 fiscal year was in an amount equal to 114.6% of their target opportunity and was based on our attainment of both financial and non-financial performance metrics. Sixty percent (60%) of the bonus opportunity was tied to our operating income for the 2012 fiscal year, and an additional ten percent (10%) was tied to our net revenue for such year. The remaining thirty percent (30%) was allocated equally to three non-financial metrics, namely, measures of student satisfaction (as measured by an independent survey conducted on a quarterly basis during the 2012 fiscal year), student service (as measured in terms of the response time of our local campuses to student inquiries and complaints) and faculty and employee engagement as measured in terms of two independent surveys conducted during the second and fourth quarters of the 2012 fiscal year. Although the Compensation Committee reserved the discretion to reduce the bonus amount attributable to the attained levels of the various financial and non-financial metrics by up to 30%, the Compensation Committee decided that no reductions to such bonus amounts was warranted in light of the Company's overall performance and effective cost control measures during a challenging economic environment with declining levels of new student enrollment.

•
The $240 million adjusted net book income objective that served as the performance-vesting condition for the restricted stock unit awards made to the named executive officers for the 2012 fiscal year was attained, and 25% the shares of the Company's Class A Common Stock subject to each such award vested at the end of that fiscal year. The balance of each award will vest incrementally over a three-year period of continued service measured from the July 6, 2012 one-year anniversary of the grant date.

•
In January 2012, we entered into a transition agreement with Mr. Edelstein pursuant to which he is to continue in a limited part-time employment position with us through February 28, 2013 following his retirement as Co-Chief Executive Officer on August 26, 2012. In such part-time status, Mr. Edelstein will work directly with our remaining Chief Executive Officer in transitioning his duties and responsibilities and carrying out such projects as the Chief Executive Officer may assign in advancement of one or more of the Company's strategic objectives. In connection with his cessation of service as the Company's Co-Chief Executive Officer, Mr. Edelstein has become entitled to receive the severance benefits that are provided under his existing employment agreement with us, including cash severance payments in an amount equal to two times his base salary and average annual bonus for the 2009, 2010 and 2011 fiscal years. The cash severance payments will begin in March 2013 following the six-month hold-back period required by the applicable tax laws.

•
We do not provide programs that offer a guaranteed level of retirement or pension benefits. Instead, the wealth creation opportunities we provide our executive officers are tied primarily to the value of their equity awards so that there is a commonality of interests as to our long-term financial success between our executive officers and our shareholders. However, during the 2012 fiscal year, we implemented a non-qualified deferred compensation plan which will allow participants, including our named executive officers, the opportunity to defer up to seventy-five percent (75%) of their salary each year. Participants will also be credited each year with the equivalent of any company matching contributions to which they would have otherwise been entitled to receive under our 401(k) Savings Plan had their personal contributions under that plan not been limited by reason of the tax law requirements applicable to tax-qualified retirement plans.

•
We maintain severance plans for both our executive officers and remaining employee base that provide, consistent with comparator group norms, standard severance benefits (pursuant to a formula that varies by employee level) in the event their employment is involuntarily terminated without cause. For the executive officers, such severance benefits include salary continuation payments, limited pro-rata vesting of certain of their equity awards and a lump sum payment to cover estimated continued health care costs for a specified period. At certain executive officer levels, an additional severance benefit will be paid in an amount tied to the average annual bonus earned for the three years preceding the fiscal year of termination. Both severance plans provide an enhanced level of severance benefits, including longer salary continuation periods, additional vesting in outstanding restricted stock unit awards and a pro-rata bonus payment for the year of termination, in the event of involuntary terminations during designated window periods. We also have employment agreements with several of our named executive officers that provide a higher level of severance benefits in event they cease employment by reason of an involuntary termination or resignation for good reason or should they leave our employ in connection with a change in control. Those severance benefits may reduce all or a portion of their potential payments under the severance plan to the extent necessary to avoid any duplication of benefits. None of our executive officers are entitled to any tax gross-up payments with respect to any parachute payments they may receive in connection with a change in control event.

•	For the reasons indicated later in this Compensation Discussion & Analysis, we do not believe that the performance-based nature of our executive compensation program encourages excessive risk-taking.

II.	ADDITIONAL COMPENSATION DATA

The following is a summary of certain additional key aspects of our compensation program for executive officers.

A.
Average Total Direct Compensation and Relative Financial Performance. For the 2012 fiscal year, the total targeted direct compensation for our named executive officers on an aggregate basis was at approximately the 93rd percentile of the total direct compensation determined on an aggregate basis for the five highest-paid executive officers at the comparator group. As in the past, that higher percentile ranking is due to our unique executive officer structure that includes an executive chairman, two co-chief executive officers, our chief financial officer, our president and chief operating officer and one other senior executive officer.

Our 2012 performance relative to our comparator group is at the 7th percentile for annual revenue growth, the 7th percentile for operating income growth, the 40th percentile for operating margin, the 86th percentile for return on equity and at the 86th percentile for return on invested capital. As of August 31, 2012, the one-year and three-year total shareholder return on our Class A Common Stock is the lowest among our comparator group. However, when our total shareholder return for the same period is compared to the total shareholder returns of our publicly-traded for-profit education peer companies, our performance levels increase to the 50th and 56th percentiles over the one and three-year periods, respectively. For purposes of all comparisons made in this Section to our education per group, that group is comprised of the following companies:

Bridgepoint Education, Inc.	Education Management Corp
Capella Education Co.	Grand Canyon Education, Inc.
Career Education Corp.	ITT Education Services, Inc.
Corinthian Colleges, Inc.	Strayer Education, Inc.
DeVry, Inc.	The Washington Post Co.

The one-year and three-year calculations for such performance metrics were, with respect to us, measured over a period ending with the close of our 2012 fiscal year and were, with respect to each comparator group company, measured over a period ending with that company's most recently-completed fiscal year, except that the total shareholder return for all companies was measured over the one-year and three-year periods ending August 31, 2012.

We believe that the market price performance of our Class A Common Stock continues to diverge from our financial performance due to the market's reaction to the uncertain regulatory environment in which for-profit educational institutions operate and the impact that those regulations may have on the potential level of future student enrollment and the anticipated increase in compliance costs.

B.
Realized Performance-Based Compensation. In September 2011, the Compensation Committee undertook, with the assistance of its independent consultant, a detailed analysis of the performance-based compensation realized by our executive officers for the four fiscal-year period ending for us with our 2011 fiscal year and ending for each of our market comparator group companies with its 2010 fiscal year. The purpose of such analysis was to assess the effectiveness of our pay-for-performance compensation structure, and the analysis revealed that the performance-based compensation realized by our executive officers (including their January 2011 special retention awards) for the four-year period was below their targeted compensation and was generally below the median of the market comparator group. The findings were in line with the performance of our Class A common stock in relation to the stock price performance of the market comparator group. In more specific terms, the analysis for the four-year period revealed the following:

(i)
Realized performance-based compensation (the dollar amount of the actual annual cash incentive earned, the value of restricted stock units at time of vesting and the intrinsic value of options at exercise) was at 28% of target level for the Co-Chief Executive Officers and at 63% for the remaining executive officers (other John and Peter Sperling).

(ii)	Realized performance-based compensation for our Co-Chief Executive Officers was below the 25th percentile of the market comparator group.

(iii)	Realized performance-based compensation for the remaining executive officers (other than John and Peter Sperling) was generally between the 25th and 50th percentile of the market comparator group.

The chart below set forth for each named executive officer the percentage that his actual realized performance-based compensation over the four fiscal-year period ending with our 2011 fiscal year bears to his average target performance-based compensation (target bonus and grant-date value of long-term equity incentive awards) over that period.

Name/Group	Total Realized Compensation	Target Compensation	Total Realized Compensation as a Percentage of Target Compensation
Dr. Sperling	$14,157,813	$25,453,441	56%
Mr. Edelstein	$5,518,882	$21,884,175	25%
Mr. Cappelli	$6,772,586	$21,685,114	31%
Mr. D'Amico	$15,720,358	$18,516,001	85%
Mr. Swartz	$3,918,618	$7,096,541	55%
Mr. Wrubel	$3,579,807	$8,323,147	43%

C.
Potential Realizable Compensation. The September 2011 analysis also included a review and analysis of the potential realizable performance-based compensation (actual realized performance-based compensation plus the intrinsic value of outstanding unvested equity awards based on the then current $45 per market price per share of our Class A common stock) for our executive officers over the four fiscal-year period ending for us with our 2011 fiscal year and ending for each of our market comparator group companies with its 2010 fiscal year. That analysis revealed that the potential realizable performance-based compensation of our executive officers (including their January 2011 special retention awards) for that four-year period was below the targeted level and generally at or below the 25th percentile of our market comparator group. More specifically, the analysis revealed the following relationships:

(i)
The potential realizable performance-based compensation based on the then current market price of $45 per share of our Class A common stock averaged 41% of target level for our Co-Chief Executive Officers and 88% of target level for the remaining executive officers (other than John and Peter Sperling).

(ii)	Such potential realizable performance-based compensation for our Co-Chief Executive Officers was below the 25th percentile of the market comparator group.

(iii)
Such potential realizable performance-based compensation for our executive officer group (other than the Co-Chief Executive Officers and John and Peter Sperling) was generally at or below the 25th percentile of the market comparator group.

(iv)
The $45 per share price of our Class A common stock that was utilized in the calculation of the potential realizable performance-based compensation of our executive officers was 76% of the closing price of our Class A common stock on the September 4, 2011 start date of the four fiscal-year period addressed by the analysis.

If the potential realizable performance-based compensation for our executive officers for the four fiscal-year period were based instead on the $26.85 per share closing price of our Class A common stock on August 31, 2012 (which was 46% of the of the closing price of the Class A common stock on the September 4, 2007 start date of that four-year period), the applicable percentages in subparagraph (i) above would be as follows: 36% of target level compensation for our Co-Chief Executive Officers and 76% of target level compensation for our remaining executive officers (other than John and Peter Sperling).

III.	Our Compensation Philosophy and Objectives

The overarching principle governing our compensation philosophy for executive officers is to maintain a pay-for-performance approach through a combination of our traditional practice of tying a significant portion of each executive officer's compensation to our financial performance and an entrepreneurial component that utilizes more leveraged equity awards to drive performance in the area of revenue diversification, particularly through the operations of our subsidiaries. For our traditional compensation programs, the Compensation Committee utilizes a combination of cash and equity incentive programs under which the compensation of the executive officers will vary with our performance and the market price of our Class A Common Stock. Accordingly, the general objective is to target cash compensation (base salary plus a performance-based annual target bonus) per executive officer to the 50th percentile of the comparable position at an identified comparator group and to target total direct compensation (which includes the grant-date value of the executive officer's long-term equity awards, annualized for any multi-year award) to the 75th percentile of the comparable position at the comparator group. However, the actual percentile levels at which we may set compensation for a particular executive officer may vary from those targeted percentiles based on individual circumstances, such as the officer's level of experience, any employment agreement negotiated in connection with his hiring and the long-term incentives that may be needed to retain his services. In structuring the various components of total direct compensation, we utilize a balanced risk/reward approach through a predominant long-term equity incentive component that allows the executive officers to share in the appreciation in the market price of our Class A Common Stock through the stock option grants made to them but also reduces the potential for excessive risk-taking through the use of restricted stock unit awards that provide varying levels of compensation as the market price of the Class A Common Stock fluctuates over time.

The entrepreneurial component of our compensation philosophy utilizes more leveraged performance share unit awards that will pay out at increasing rates based on our success in achieving new strategic objectives tied to the diversification of our revenue base. We have sought to achieve such diversification initially through the expansion of Apollo Global's international operations and the establishment of new service-based businesses through our AES subsidiary that will provide our expertise in academic and educational service offerings to other academic institutions. Accordingly, the compensation mix for one or more of our named executive officers may include leveraged performance share units that would convert into actual shares of our Class A Common Stock at rates ranging from 0 to 6 times the target number of shares underlying those awards. The actual rate of conversion will be based on the attainment of performance objectives that are expected to advance our strategic revenue diversification objective.

This entrepreneurial element was reflected in the extended employment agreement we negotiated with Mr. Cappelli in April 2011. Pursuant to that agreement, Mr. Cappelli received a performance share unit award in July 2011 (with a grant-date fair value of $1 million) tied to growth in the adjusted free cash flow of Apollo Global over a three-year performance period ending with our 2014 fiscal year. In May 2012, Mr. Cappelli received the balance of the multi-year award for the 2012 through 2014 fiscal years provided under his extended employment agreement in the form of an additional performance share unit award with $0.5 million of grant-date value that is also tied to the financial performance of Apollo Global over a two-year performance period ending with our 2014 fiscal year. We believe that this entrepreneurial component is appropriate for Mr. Cappelli because of his significant involvement with our Apollo Global subsidiary and the particular leadership and direction he will provide that entity. However, we limited the grant-date fair value of those awards to a relatively small percentage of his total multi-year equity award package so that the predominant portion will remain tied to our financial success and serve as a substantial incentive for him to remain primarily focused on the overall success of the entire organization.

We have also made performance share unit awards to Mr. Wrubel as part of his multi-year grant package for the 2012 through 2015 fiscal years that are tied to the financial performance of Apollo Global. The first such award, comprised of performance share units and a performance cash bonus amount with an aggregate grant-date value of $425,000, was made to him in October 2011 and is subject to the same performance period and performance metric as Mr. Cappelli's July 2011 award. The second performance share unit/performance cash bonus award was made to Mr. Wrubel on July 2, 2012 and had a stock component covering 1,921 shares of our Class A common stock and a cash component with a grant-date value of $75,000. Both of those awards are subject to the same performance period and performance metric as Mr. Cappelli's May 2012 award.

We believe that this entrepreneurial component is also appropriate for Mr. Wrubel because a substantial portion of his responsibilities is directed to activities at the Apollo Global level, and such awards accordingly serve as a meaningful incentive for him to remain committed to those activities.

IV.	Role of the Compensation Committee

A.	General

The Compensation Committee, in consultation with its independent compensation consultant, analyzes the reasonableness and competitiveness of the various components of compensation paid to our executive officers, evaluates the effectiveness of each component in achieving the compensation objectives stated above and assesses the risks posed by our compensation structure. The Compensation Committee also obtains legal advice regarding executive compensation matters from our outside legal counsel.

The Compensation Committee periodically seeks input from our Chief Executive Officer and other senior executive officers with respect to certain items of compensation, including their recommendations regarding the parameters of the annual cash incentive program, the bonus amounts to be paid under that program and their proposals regarding long-term equity incentive awards. However, all final decisions regarding executive officer compensation are made solely by the Compensation Committee and are based on a number of factors, including its independent evaluation of management proposals, its own internal deliberations and the input provided by its independent compensation consultant.

B.	Interaction with Compensation Consultants

In making its determinations with respect to executive officer compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. Beginning with the 2006 fiscal year and continuing through the current 2013 fiscal year, the Compensation Committee has retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer & Partners”) to assist with its periodic review of existing compensation programs for our executive officers and the formulation and implementation of new executive compensation arrangements. In addition, Pearl Meyer & Partners has assisted the Compensation Committee with related projects, such as establishing equity retention guidelines for the executive officers and non-employee directors, evaluating non-employee director compensation levels and providing advice and relevant market data with respect to the design of various cash and equity-based executive compensation programs.

The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out its assignments, Pearl Meyer & Partners may also interact with our management to the extent necessary and appropriate. However, Pearl Meyer & Partners has not been retained to perform any consulting or advisory services for our management, except in a few limited situations where market-level compensation data was provided to management in connection with certain new hire equity awards. For assistance with more significant compensation projects, our management has retained the services of its own independent compensation consultant.

V.	Compensation Structure

A.	Pay Elements - Overview

The Compensation Committee utilizes three main components in structuring the compensation program for our executive officers:

•
Base Salary - a fixed rate of pay that takes into account an individual's duties and responsibilities, experience and expertise and individual performance and that is designed to provide a level of economic security from year to year based on competitive market data.

•
Annual Cash Incentive - variable cash compensation that does not provide any economic guarantees and is designed to reward the executive officers primarily on the basis of our performance, as measured in terms of both financial and non-financial objectives.

•
Long-Term Equity Incentives - stock-based awards, including stock options (that are valued at grant on the basis of their Black-Scholes value), restricted stock units that derive their actual value from the market price of our Class A Common Stock and performance share units that convert into actual shares of the Class A Common Stock based on the level at which the defined performance objectives are in fact attained. The Compensation Committee sets the grant-date value of the performance share unit award based on an assumed attainment of target level performance, but the actual payout under those awards will be dependent upon the level on which the applicable performance goals are in fact attained.

B.	Pay Mix

The Compensation Committee believes that the particular elements of compensation identified above provide a well-proportioned mix of compensation that includes a level of economic security (base salary), creates a meaningful incentive for long-term retention (equity awards) and offers a short-term performance-based component (annual cash incentive program). Accordingly, the overall objective of the structure is to create short-term and long-term performance incentives and rewards that are designed to accomplish our major compensation objectives. By applying this portfolio approach to total direct compensation, the Compensation Committee provides each executive officer with a measure of security in the minimum level of compensation he or she is to receive through base salary, while the annual cash and long-term equity incentive components provide variable levels of compensation with no economic guarantees. The incentive components are primarily designed to motivate the executive officer to focus on the attainment of specific business goals that will advance our strategic objectives.

The various components of the compensation package for our executive officers are described in more detail below. Those components are weighted heavily toward performance-based pay. The same approach has been applied in those instances where the Company has negotiated employment agreements with several of the named executive officers. Under the employment agreements with Messrs. Edelstein, Cappelli and D'Amico, total cash compensation was in general set at less than the 50th percentile for the comparable position at the comparator group, and total direct compensation was weighted more heavily in terms of long-term equity incentives to reach in general the 75th percentile.

The Compensation Committee decided to alter the composition of the equity awards for the 2012 fiscal year that were made in July and October 2011 to the named executive officers. For the awards made in July 2010 for the 2011 fiscal year, the mix was allocated as follows: 42.5% in the form of restricted stock units, 42.5% in the form of stock options and the remaining 15% in the form of a performance share unit award. However, for the 2012 fiscal year awards, the Compensation Committee revised the mix so that the restricted stock units became the more predominant element (58% of total grant-date value for the median executive officer award) and the more leveraged forms of award (stock options and performance share units) comprised a smaller percentage of the total grant-date value. The Compensation Committee felt that such change in the composition mix was warranted for the 2012 fiscal year because of the need to promote retention in the challenging economic and regulatory environments in which we are currently operating.

The following is a summary of the overall compensation mix for the 2012 fiscal year for the named executive officers:

(i)Salary and Total Cash Compensation. The 2012 base salary and total target cash compensation for each named executive officer generally was below the 50th percentile market level compensation for the comparable position:

					Percentage Above/Below 50th Percentile
Name	Base Salary		Target Bonus	Target Total Cash Compensation	Base Salary	Target Total Cash Compensation
Dr. Sperling	$850,000		$850,000	$1,700,000	24%	7%
Mr. Edelstein*	$700,000		$700,000	$1,400,000	-11%	-20%
Mr. Cappelli	$700,000	**	$700,000	$1,400,000	-30%	-35%
Mr. D'Amico	$525,000		$525,000	$1,050,000	—%	-11%
Mr. Swartz	$450,000		$337,500	$787,500	-18%	-23%
Mr. Wrubel	$440,000		$330,000	$770,000	-13%	1%

*	The percentile calculation is based on the blend of the total cash compensation paid at the chief executive officer and next highest paid officer levels at the comparator group companies.

**	Pursuant to the terms of his April 2011 extended employment agreement, Mr. Cappelli's base salary was increased from $650,000 to $700,000, effective September 1, 2011.

(ii)Total Direct Compensation. The total direct compensation for the 2012 fiscal year for each named executive officer (exclusive of the equity awards made in July 2012 for the 2013 fiscal year) was within the percentages of the 75th percentile of market level compensation shown in the table below for the comparable position. Included within such total direct compensation were the equity awards made to the named executive officers in July 2011. For Mr. Cappelli, there were included the equity awards for the 2012 fiscal year made in April and October 2011 and March 2012, and for Mr. Wrubel there was also included the additional equity award for the 2012 fiscal year made in July 2012.

Name	Base Salary	Target Bonus	Grant Date Value of Equity Compensation*	Total Direct Compensation	Percentage Above/Below 75th Percentile**
Dr. Sperling	$850,000	$850,000	$4,251,340	$5,951,340	-2%
Mr. Edelstein***	$700,000	$700,000	$6,094,725	$7,494,725	14%
Mr. Cappelli	$700,000	$700,000	$5,398,702	$6,798,702	-26%
Mr. D'Amico	$525,000	$525,000	$4,000,783	$5,050,783	****
Mr. Swartz	$450,000	$337,500	$1,600,751	$2,388,251	-20%
Mr. Wrubel	$440,000	$330,000	$1,324,167	$2,094,167	2%

*
For a multi-year award, the grant-date fair value is pro-rated over the relevant period for which that award is made, except that no grant-date fair value has been assigned to the multi-year performance option grant made to Mr. Wrubel in October 2008 because of the remote possibility that such grant will ever result in any realized value. The grant-date fair value of all other stock options is based on a Black-Scholes formula and does not represent the intrinsic value of those options (the excess of the market price of our Class A Common Stock over the exercise price). For restricted stock unit awards, the grant-date value is tied to the market price of the underlying shares of the Class A common stock on the grant date. For performance share unit awards, the grant-date value is tied to the market price of the underlying shares of Class A common stock on the grant date and based on an assumed attainment of target level or other 100% level performance.

**
Total direct compensation on a position-by-position basis for the named executive officers is in the aggregate 1% below the market 75th percentile. If the pro-rated grant-date fair value of the special January 2011 retention awards is included, then total direct compensation on a position -by-position basis for the named executive officers would in the aggregate be 10% above the market 75th percentile.

***	The percentile calculation is based on the blend of the total cash compensation paid at the chief executive officer and next highest paid officer levels at the comparator group companies

****
Because of the limited number (5) of comparable chief operating officers in the market comparator group, the Compensation Committee did not consider it appropriate to benchmark Mr. D'Amico's total target compensation against the 75th percentile established for that limited comparator group. Instead, the Compensation Committee set Mr. D'Amico's total direct compensation in line with the terms of his amended May 2010 employment agreement which provided a target amount of compensation based on internal compensation levels at the executive officer rank within the Company. If Mr. D'Amico's total target direct compensation had been measured against the limited group of chief operating officers at the comparator group, his total target compensation for the 2012 fiscal year would have been 52% above the 75th percentile. The high percentage is due to the fact that one individual included in the comparator group had a target bonus amount that was relatively low in relation to the actual bonus he received for the applicable measurement period. Accordingly if actual compensation (actual base salary, actual bonus and the grant-date value of equity compensation) were utilized as the measure, Mr. D'Amico's actual compensation for the 2012 fiscal year would be 3% below the 75th percentile for the comparator group of chief operating officers.

The following charts reflect the performance-based nature of the compensation packages provided the executive officers for the 2012 fiscal year when base salary is compared to total direct compensation (base salary, annual cash incentive at target level and the grant-date value of long-term equity incentives). For purposes of such presentation, the grant-date fair value of the multi-year grants made to Messrs. Edelstein, Cappelli and Wrubel has been pro-rated over the applicable time horizon for which each of those grants was made.

Name/Group	Base Salary	Total Direct Compensation	Base Salary as a Percentage of Total Direct Compensation
Dr. Sperling	$850,000	$5,951,340	14%
Mr. Edelstein	$700,000	$7,494,725	9%
Mr. Cappelli	$700,000	$6,798,702	10%
Mr. D'Amico	$525,000	$5,050,783	10%
Mr. Swartz	$450,000	$2,388,251	19%
Mr. Wrubel	$440,000	$2,094,167	21%

C.	Pay Levels and Benchmarking

The overall compensation level for each executive officer is determined by a number of factors, including the individual's duties and responsibilities, his or her experience and expertise, the compensation levels for peers within the company, compensation levels in the marketplace for similar positions (as measured in relation to the comparator group), performance of the individual and the company as a whole, and the level of compensation necessary to retain the individual or to recruit such individual in the case of a new hire.

In order to determine competitive compensation practices, the Compensation Committee relies on compensation data provided by Pearl Meyer & Partners. The data is derived principally from surveys of compensation practices of comparable companies, including general survey data compiled and presented by Pearl Meyer & Partners and additional data developed by Pearl Meyer & Partners from public filings by selected companies that the Compensation Committee considers appropriate comparators for the purposes of developing executive compensation benchmarks.

In March 2011, the Compensation Committee reviewed a revised approach presented by Pearl Meyer & Partners for purposes of selecting companies for inclusion in a revised comparator group more similar to us. Pearl Meyer & Partners recommended that a new comparator group be constructed on the basis of the following financial criteria: (i) market capitalization in the range of $3 billion to $15 billion, (ii) price-to-sales ratio in the range of 1.0 to 3.0, (iii) annual revenue at the same $2 billion to $10 billion range as used in the past, (iv) average free cash flow over the past five years in the range of $400 million to $2 billion and (v) an average return on equity for the past five years greater than 19% or an average return on invested capital for the past five years greater than 10%. The Compensation Committee approved the new comparator group constructed on such basis, and our relative ranking as to market capitalization and price-to-sales ratios moved closer to the 50th percentile but still remained in the bottom quartile. However, as to the new comparator group we were positioned at the upper quartile as to return on equity and return on invested capital and at the 53rd percentile in terms of revenue and free cash flow.

The revision to the comparator group resulted in the elimination of five of the companies that were included for benchmarking compensation decisions made between March 2010 and April 2011 and the addition of four new companies that satisfied the revised criteria. Accordingly, the revised comparator group in effect for benchmarking compensation decisions made after April 2011 was comprised of the following companies:

Retained Companies

Activision Blizzard, Inc.
CA, Inc.	Intuit, Inc.
Expedia, Inc.	Laboratory Corp. of American Holdings
Expeditors Int'l of Washington, Inc.	McGraw-Hill
Fiserv, Inc.	Symantec Corp
International Game Technology	The Washington Post Co.

New Companies

Alliance Data Systems Corp	Nordstrom, Inc.
AutoZone, Inc.	Quest Diagnostics Inc.

Removed Companies

Autodesk, Inc.	Paychex, Inc.
Moody's Corp.	TD Ameritrade Holding Corp.
Wynn Resorts Ltd.

Fiscal Year Performance vs. Comparator Group

The following chart indicates the various percentile rankings of certain measures of our financial performance for a one-year period, when compared in terms of the same financial metrics to the companies comprising the new comparator group. The financial metrics were, with respect to us, measured over the one-year period ending with the close of our 2012 fiscal year and were, with respect to each comparator group company, measured over the one-year period ending with that company's most recently-completed fiscal year, except that the total shareholder return for all companies was measured over the one-year period ending August 31, 2012.

Revenue Growth	Operating Margin	Operating Income	Net Income Growth	Total Shareholder Return
7th percentile	40th percentile	7th percentile	13th percentile	Lowest

Five-Year Average Financial Performance vs. Comparator Group

The following chart indicates the various percentile rankings of certain measures of our financial performance for a five-year period, when compared in terms of the same financial metrics for that period to the companies in the new comparator group. The financial metrics were, with respect to us, measured over the five-year period ending with the close of our 2012 fiscal year and were, with respect to each comparator group company, measured over the five-year period ending with that company's most recently-completed fiscal year, except that the total shareholder return for all companies was measured over the five-year period ending August 31, 2012.

Revenue Growth	Operating Margin	Operating Income	Net Income Growth	Total Shareholder Return
87th percentile	29th percentile	27th percentile	33rd percentile	7th percentile

Total Shareholder Return vs. Comparator Group

The total shareholder return calculated for us and our comparator group for the four-year period ending August 31, 2011 was as follows: -10% per annum, compounded annually, for us, 3% per annum, compounded annually, for the 50th percentile of the comparator group and 15% per annum, compounded annually, for the 75th percentile of the comparator group.

Total Direct Compensation in Relation to Comparator Group

The total direct compensation of each of our named executive officers is in general targeted at the 75th percentile of the market level of total direct compensation for the comparable position at the comparator group and has in actuality been at approximately that percentile level. However, as noted in Section II above, the total direct compensation for our five highest-paid executive officers on an aggregate basis is at approximately the 93rd percentile of the total direct compensation determined on an aggregate basis for the five highest-paid executive officers at the comparator group. This higher aggregate level of total direct compensation is due to the fact that our executive officer structure for the 2012 fiscal year, with an executive chairman of the board, co-chief executive officers, a president and chief operating officer, a chief financial officer and one other senior executive officer, differs from the organizational structure of the companies in the comparator group. Nevertheless, it remains the stated compensation philosophy of the Compensation Committee to maintain the total direct compensation of each individual executive officer at approximately the 75th percentile of the market level of total direct compensation for his or her comparable position.

D.	Outstanding Agreements with Certain Executive Officers

Mr. Cappelli. In April 2011, we extended our existing employment agreement with Mr. Cappelli through August 31 2014. The primary objectives we sought to achieve at that time in structuring that extension may be summarized as follows:

•
retain Mr. Cappelli's services through the end of the 2014 fiscal year so that he would continue to play the leadership role in representing our interests in the challenging legislative and regulatory environment confronting non-traditional educational institutions, including his vital input and recommendations to government regulators in the formulation of new policies affecting our continued participation in the critical area of Title IV student funding programs;

•
maintain a total compensation package for Mr. Cappelli that is consistent with the Compensation Committee's established practice of positioning executive officer compensation, when measured in terms of total cash compensation and the annualized grant-date value of his equity awards, at approximately the 75th percentile of the comparator group;

•
maintain an appropriate balance between short-term and long-term incentives and a substantial alignment of interests between Mr. Cappelli and the stockholders by weighting the total compensation package heavily toward long-term equity awards while providing a limited annual target bonus opportunity tied to the attainment of one or more short-term performance goals; and

•
utilize a multi-year award structure for the long-term equity component that imposed appropriate performance-vesting and service-vesting requirements to serve as a meaningful retention vehicle for his services and reward his leadership and direction in the achievement of our strategic domestic and international business objectives.

The principal features of Mr. Cappelli's extended employment agreement are summarized in the section of this Information Statement below entitled “Executive Compensation - Employment Agreements and Potential Payments upon Termination or Change in Control.” The total compensation package for Mr. Cappelli, when measured in terms of total cash compensation and the grant-date value of his new equity awards (as pro-rated for his multi-year awards), was approximately 9.5% over the 75th percentile of the comparator group, when measured at the time that package was finalized in April 2011.

However, since that time, there have occurred certain developments which made it necessary, in the Compensation Committee's view, to provide a new equity award to Mr. Cappelli in order to address the substantial diminution of the retention value of the original compensation package that has occurred since April 2011 and the unexpected increase in the level of total direct compensation that was experienced with respect to the chief executive officers at the companies within the market comparator group.

Accordingly, pursuant to actions taken on November 2, 2012 and December 12, 2012, the Compensation Committee pre-authorized a special stock option grant for Mr. Cappelli to become effective on March 14, 2013 with a target grant-date value of $4.5 million. However, the option will cover at least 500,000 shares of the Company's Class A common stock but not more than 600,000 shares and will have an exercise price equal to the closing price per share on the grant date. The deferral of the effective date of the award until March 14, 2013 was designed to comply with the requirement in the Compensation Committee's charter that allows an equity award to be made on a fixed date set at least ninety (90) days in advance by the Compensation Committee, when the award cannot otherwise be made during an open window period following the Company's release of financial results.

The option will have a maximum term measured from the effective date that may range from a maximum of four (4) years to a minimum of three (3) years based on the closing price per share of the Class A common stock on the grant date. The option will vest over Mr. Cappelli's period of continued service with the Company in three increments as follows: the option will vest as to 20% of the option shares upon his continued service through December 12, 2013 and will vest as to the balance of the option shares in two successive equal installments upon his continued service through August 31, 2014 (the scheduled expiration date of his extended employment contract) and February 12, 2015. However, the option will vest in full on an accelerated basis, and become exercisable for all the option shares, in the event Mr. Cappelli's employment is terminated by the Company without cause, or he resigns for good reason, prior to the completion of the vesting schedule.

The shortened service-vesting schedule for the grant (in comparison to our typical four (4) year annual vesting schedule) was intended to serve as an important retention vehicle to ensure Mr. Cappelli's continued service with the Company both in the short-term through the August 31, 2014 expiration date of his existing employment agreement and for an additional period thereafter to allow for the negotiation and execution of a subsequent employment contract or to otherwise serve as a meaningful inducement for a post-contract period of employment in the absence of a new agreement. Such retention was critical to us in the light of the significant degradation in the overall value of the multi-year compensation package provided to Mr. Cappelli at the time his existing employment agreement was extended in April 2011. An analysis of the value of that compensation package in July 2012 revealed that based on the price of the Company's Class A common stock at that time, the package was expected to produce $4.9 million less targeted compensation over the term of the extended employment agreement, thereby diminishing the current retention hold of that package.

The new equity award was also intended to address the fact that Mr. Cappelli's level of total direct compensation (on an annualized basis) was, at the time the Compensation Committee authorized the award, below the targeted 75th percentile of the market comparator group. Based on market increases in total direct compensation for chief executive officers in the comparator group that occurred at a higher rate than projected at the time Mr. Cappelli's contract extension was negotiated in April 2011, his level of total direct compensation, as annualized over the three year period from 2012 through 2014, was 13% below the targeted level of compensation, or at the 62nd percentile of the target market levels. The new award, with its target grant-date value of $4.5 million, was intended to bring Mr. Cappelli's total direct compensation (on an annualized basis) to the 77th percentile of the peer group and to a dollar amount 3% greater than the projected market 75th percentile amount over the period 2012 to 2014.

Mr. Edelstein. In January 2012, we entered into a transition agreement with Mr. Edelstein pursuant to which he has continued in our employ on a part-time basis through February 28, 2013 following his retirement as Co-Chief Executive Officer on August 26, 2012. In such part-time status, Mr. Edelstein has been working directly with our remaining Chief Executive Officer in transitioning his duties and responsibilities and carrying out such projects as the Chief Executive Officer may assign in advancement of one or more strategic objectives. During the transition period, Mr. Edelstein is expected to work 30 hours per calendar month and will receive a monthly salary of $10,500. In addition, his outstanding stock option grant for 1,000,000 shares of our Class A common stock, will continue to remain in effect until the earlier of (i) the August 26, 2014 expiration date or (ii) the expiration of the three-month period measured from the date his part-time employment arrangement with us terminates. However, in connection with his cessation of service as the Company's Co-Chief Executive Officer, Mr. Edelstein has become entitled to receive the severance benefits provided under his July 2008 employment agreement with us, including the payment of a cash severance amount equal to two times his base salary and average annual bonus for the 2009, 2010 and 2011 fiscal years. Approximately 40% of that payment will be made on March 1, 2013 upon the expiration of the required six (6)-month delay period under applicable federal tax law, and the balance will be paid in periodic installments over the next 6 months. Payment of such severance benefits will be subject to Mr. Edelstein's delivery of a general release of all claims against us and his compliance with certain non-competition and non-solicitation covenants.

The Compensation Committee felt that such transition arrangement will allow senior management the opportunity to utilize Mr. Edelstein's talent, skills and resources in addressing the continuing economic and regulatory challenges faced by for-profit educational institutions. For further information concerning the terms of Mr. Edelstein's transition arrangement, see the section of this Information Statement below entitled “Executive Compensation - Employment Agreements and Potential Payments upon Termination or Change in Control.”

Mr. D'Amico. Mr. D'Amico existing employment agreement with us was automatically extended for an additional one-year term through August 31. 2013. As part of that extension, we agreed to provide him with an equity award package for the 2013 fiscal year that would bring his total direct compensation for such fiscal year (salary, target bonus and the grant-date value of the equity award package) to at least $5 million. For further information concerning the terms of Mr. D'Amico's employment agreement as so extended, see the section of this Information Statement below entitled “Executive Compensation - Employment Agreements and Potential Payments upon Termination or Change in Control.”

E.	Risk Assessment

The compensation programs and practices for our named executive officers are structured in a manner that does not encourage unnecessary or excessive risk-taking and are not reasonably likely to create a material risk for us. Such conclusion is based on the following considerations:

1.
The predominant component of the compensation structure for our named executive officers is in the form of long-term equity awards tied to the price of our Class A Common Stock, and increasing levels of compensation are derived from those awards as the stock price appreciates and shareholder value is thereby created. Accordingly, the overall compensation program is structured so as to encourage long-term growth and appreciation in the value of our business and stock price. In addition, the increasing use of restricted stock unit awards in lieu of option grants has reduced the risk element associated with the equity awards. Stock option grants have a higher risk/reward nature because they only have value to the extent the market price of the underlying shares appreciates over the grant-date market price that serves as the exercise price. Restricted stock units, on the other hand, continue to provide value and serve as a meaningful retention vehicle even in periods of declining stock prices, because there is no exercise price or other cash consideration to be paid for the underlying shares. The significant downside protection that restricted stock units afford lowers the overall risk profile of the total compensation package.

2.
The performance share units we awarded during the 2011 fiscal year (as part of executive officer compensation for the 2012 fiscal year) and during 2012 fiscal year (as part of executive officer compensation for the 2013 fiscal year) were primarily tied to strategic financial objectives measured in terms of adjusted free cash flow and net revenue over the applicable multi-year performance period and are capped so that the maximum number of shares of Class A Common Stock that can be earned by any named executive officer is limited to either two times (for the 2012 fiscal year awards) or three times (for the 2013 fiscal year awards) the target number of performance share units awarded. The more leveraged performance share unit awards we made to Mr. Cappelli in March 2012 and to Mr. Wrubel in July 2011 and July 2012 were tied to the growth in adjusted operating free cash flow of Apollo Global and were designed to be more entrepreneurial in nature by linking the payout to our success in diversifying our revenue sources. For that reason the payout level was capped at a higher maximum multiple of six times the target number of performance share units awarded. The portion of Mr. Cappelli's total direct compensation allocated to his two more leveraged Apollo Global awards (the March 2012 award and his earlier June 2011 award) is limited to 8% (or approximately $1.5 million) of his multi-year targeted total direct compensation for the 2012, 2013 and 2014 fiscal years. The portion of Mr. Wrubel's total direct compensation allocated to his two more leveraged Apollo Global awards (the July 2011 and July 2012 awards) is limited to 15% of his multi-year targeted total direct compensation for the 2012 through 2015 fiscal years. In addition, the Compensation Committee has reserved negative discretion to reduce the actual payout under Mr. Cappelli's Apollo Global awards to a maximum of three times the target number of shares awarded, and for Mr. Wrubel, the Compensation Committee has reserved negative discretion to reduce the cash-settled component of his Apollo Global awards by up to 100%.

3.
The performance goals for the 2012 annual cash incentive plan for the named executive officers were based on strategic objectives vital to our long-term financial success. The first performance goal, weighted at 60% of the total bonus opportunity, was tied to our operating income (subject to certain adjustments) for the 2012 fiscal year. A second financial performance goal, weighted at 10%, was tied to our net revenue (subject to certain adjustments) for the 2012 fiscal year. The remaining three performance goals, each weighted at 10%, were tied to measures designed to improve academic and educational excellence and focused on student satisfaction, enhanced student services and overall faculty and employee engagement and satisfaction.

4.
The variable performance-based annual cash incentive plan for our named executive officers is also subject to a maximum dollar limitation per participant that cannot in any instance exceed 200% of annual base salary. The actual bonus earned by each named executive officer for the 2012 fiscal year was at 114.6% of target. For other individuals who participated in the 2012 executive officer cash incentive plan, their target bonuses ranged from 45% to 100% of base salary, and the actual bonus amounts they received were also at 114.6% of target. The actual bonus amount reflect the fact that we attained two of our five performance goals at above-target levels and achieved two of the remaining three goals at either target or close-to-target levels. For the fifth performance goal, there was no payout because of our failure to reach the threshold level of attainment.

5.
The wealth creation opportunities for the named executive officers and other senior management are primarily in the form of their long-term equity incentive awards. Our cash compensation programs do not provide a meaningful source of wealth creation. Excessive risk-taking would not only jeopardize our financial viability but would also subject the named executive officers and other senior management to substantial economic loss were our Class A Common Stock to drop significantly in value.

6.
Finally, we have instituted equity retention guidelines pursuant to which our named executive officers, certain other officers and our non-employee directors are expected to retain an equity interest in us, either in the form of direct ownership of shares of our Class A Common Stock or through their holding of equity-based awards, such as restricted stock units and vested stock options, equal in value to a specified multiple of their base salary or annual cash retainer, thereby further aligning their interests with those of the shareholders and mitigating the potential for excessive risk taking. Although there are no specific time limits by which such individuals must attain their retention level, there are restrictions and limitations on their ability to sell the shares of Class A Common Stock they acquire under our various compensation programs, as noted in Section IX below, until such retention level is attained.

F.	Compensation Decisions - Details

(1)	Base Salary

Base salary, whether set by the Compensation Committee or by the terms of an existing employment agreement, is designed primarily to provide a level of economic security from year to year. Each executive officer's base salary level is reviewed annually by the Compensation Committee, and adjustments may be made (subject to the terms of the existing employment agreements) on the basis of such factors as the overall performance of the individual and his or her areas of responsibility, any new duties and/or responsibilities assumed by such individual, his or her impact on strategic goal attainment and his or her length of service. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the Compensation Committee's consideration of senior management's recommendations and the subjective exercise of its own judgment. Although salaries are generally targeted at the 50th percentile of the comparator group and other relevant compensation survey data (as discussed above), the Compensation Committee may also take into account the individual's current level of base salary, duties that may go beyond such individual's title and position, his or her potential as a key contributor, and any special recruitment or retention circumstances.

The following chart lists the named executive officers who have employment agreements, the minimum level of annual base salary (if any) required under those agreements and their base salary levels for the 2012 fiscal year:

Name	Minimum Base Salary	2012 FY Base Salary
Dr. Sperling	No Stated Minimum	$850,000
Mr. Edelstein	$600,000	$700,000
Mr. Cappelli	$700,000*	$700,000*
Mr. D'Amico	$500,000	$525,000

*
Pursuant to his extended employment agreement, Mr. Cappelli's annual rate of base salary was increased from $650,000 to $700,000 on September 1, 2011 and will be increased each fiscal year during the remaining term of that agreement pursuant to a pre-established schedule as follows: $750,000 for the 2013 fiscal year and $800,000 for the 2014 fiscal year.

Messrs. Swartz and Wrubel do not have employment agreements with the Company. However, based on recommendations from senior management and input from the Compensation Committee's consultant, Mr. Swartz's base salary for the 2012 fiscal year was increased from $425,000 to $450,000 and Mr. Wrubel's base salary for such year was increased from $425.000 to $440,000.

Mr. Cappelli waived his salary increase from $700,000 to $750,000 for the 2013 fiscal year that was to be provided pursuant to the terms of his April 2011 extended employment agreement. However, the scheduled salary increase to $800,000 for the 2014 fiscal year remains in effect. None of the other named executive officers received any salary increases for the 2013 fiscal year.

(2)	Annual Cash Incentive Plan for 2012 Fiscal Year

The potential cash incentives under our executive officer cash incentive plan for the 2012 fiscal year were tied to the Company's attainment of certain financial and non-financial performance targets that were established for such year. The financial metrics were tied to operating income for the 2012 fiscal year (weighted at 60% of the total bonus potential) and net revenue for such year (weighted at 10%). Three additional non-financial performance metrics, each weighted at 10% of the total bonus potential, were established in the areas of student satisfaction, faculty and employee engagement and commitment, and enhanced student services.

The target bonus amount for each named executive officer was set at 100% of base salary, except for Messrs. Swartz and Wrubel for whom the target bonus amount was set at 75%. The target bonus amounts established for Messrs. Edelstein, Cappelli and D'Amico under the plan were in accordance with the target bonus levels (100% of base salary) set forth in their respective employment agreements. The remaining executive officers participated in the plan at varying target percentages tied to their base salary.

The actual cash incentive which each named executive officer could earn for the 2012 fiscal year ranged from 0 to 200% of the target bonus amount. The actual percentage was determined primarily on the basis of the following factors: (i) the level at which each of the performance goals was attained and (ii) the Compensation Committee's overall assessment of our performance, both from a financial standpoint and in terms of our the progress in advancing strategic initiatives designed to enhance the academic and educational excellence of our universities.

a.
Operating Income. As indicated, the first financial performance goal established under the plan for the 2012 fiscal year was tied to our operating income for that year, as measured on a consolidated basis with our subsidiaries and in accordance with U.S. generally accepted accounting principles. The target, threshold and maximum levels that the Compensation Committee set for this particular metric, subject to the adjustments noted below, were as follows:

Goal	Threshold	Target	Maximum
Operating Income	$661 million	$764 million	$882 million

The established levels represented a variance from our adjusted operating income for the 2011 fiscal year of -16% at threshold level, -9% at target level and -5% at maximum level. The negative growth rates reflected the Compensation Committee's concurrence with management's assessment that our operating income would continue to decline as we implemented enhanced procedures and processes to better identify students more likely to succeed in the academic programs offered by the University of Phoenix.

The 2012 cash incentive plan provided for certain adjustments to the calculation of the operating income target for that year. Accordingly, the following amounts were added back to our consolidated operating income reported for 2012 fiscal year: (i) all expense recorded for such year with respect to the bonuses payable under our various bonus plans, including the 2012 fiscal year executive officer cash incentive plan, and profit-sharing plans; (ii) all acquisition costs expensed for such fiscal year; (iii) all income or loss attributable to entities acquired during such fiscal year, other than Carnegie Learning Inc.; (iv) all amounts relating to judgments, settlements or verdicts in connection with certain specified litigation matters; (v) any impairment charges relating to goodwill, intangible assets or other long-lived assets; (vi) any gain or loss recognized in connection with a sale of the K-12 portion of the Carnegie Learning Inc. and other business or asset disposals not reported as discontinued operations; (vii) any restructuring charges; and (viii) all severance costs recorded for such fiscal year that are outside of normal business operations.

Operating income for the 2012 fiscal year was also subject to the following adjustments:

•
for any business classified as a discontinued operation during such fiscal year, our reported operating income was increased for any actual operating income, or decreased for any actual operating loss, from the start of that fiscal year through the date of disposal, and the budgeted operating income included in the annual budget for the 2012 fiscal year presented to our Board of Directors on October 6, 2011 (the “2012 Budget”) for the period from the date of disposal to the end of such fiscal year was added to such reported operating income, and any budgeted operating loss for that period was deducted from such reported operating income; and

•
for other business or asset disposals effected after the start of the fiscal year that were not otherwise reported as discontinued operations, the budgeted operating income included in the 2012 Budget for the period from the date of disposal to the end of the fiscal year was added to our reported operating income, and budgeted operating loss for such period was deducted from reported operating income.

Our operating income (as adjusted for the add-backs and other items summarized above) for the 2012 fiscal year was $799.2 million and accordingly between the $764 million target level and the $882 million maximum level, with the actual level of attainment at 130% of target.

b.
Net Revenue. The second financial performance goal was tied to our net revenue for the 2012 fiscal year, as measured on a consolidated basis with our subsidiaries and in accordance with U.S. generally accepted accounting principles. The target, threshold and maximum levels that the Compensation Committee set for this particular metric, subject to the adjustments noted below, were as follows:

Goal	Threshold	Target	Maximum
Net Revenue	$4.2 Billion	$4.3 Billion	$4.4 Billion

In calculating net revenue for purposes of the 2012 cash incentive plan, the following adjustments were to be made:

•	There was excluded all revenue attributable to companies acquired during the 2012 fiscal year other than Carnegie Learning Inc.

•
For any business classified as a discontinued operation during such fiscal year, there was included any actual revenue from the start of the fiscal year through the date of disposal plus the budgeted revenue for that business included in the 2012 Budget for the period from the date of disposal to the end of the fiscal year.

•
For other business or asset disposals effected after the start of the fiscal year that are not reported as discontinued operations, there was included the budgeted revenue included in the 2012 Budget for the period from the date of disposal to the end of the fiscal year.

Our net revenue (as so adjusted) for the 2012 fiscal year was $4.277 Billion and accordingly between the $4.2 Billion threshold level and the $4.3 Billion target level, with the actual level of attainment at 89% of target.

The remaining three performance targets, each weighted at 10%, were tied to the following measures of academic excellence and success and were achieved at the levels noted below.

c.
Student Satisfaction. This metric was measured in terms of the percentage of students at the University of Phoenix who indicated, pursuant to independent third-party surveys, their satisfaction with their academic experience. Such a survey was conducted in each of the last three quarters of our 2012 fiscal year. Each survey involved a student population of sufficient magnitude at the University of Phoenix that, with a response rate of at least 5%, there were responses from at least 3,500 of the surveyed students. Student satisfaction was measured by a favorable rating of 9 or 10 (out of a maximum 10 rating) to an item in the survey that the independent third-party conducting such survey identified as a key criterion of student satisfaction. The actual measurement process was conducted as follows:

•
The percentage of responding students who provided a 9 or 10 rating to the applicable item in the survey (the “favorable response percentage”) was calculated for each of three quarters by the independent third-party.

•	The percentage of responding students who provided a 0 to 6 rating to that item (the “negative response percentage”) was also calculated for each quarter by such third party.

•
For each such quarter there was then determined the number of absolute percentage points by which the favorable response percentage for that quarter exceeds the negative response percentage for that quarter (the “net favorable response percentage”)

•	There was then calculated the average of the net favorable percentage responses for the three fiscal quarters of the 2012 fiscal year for which the surveys were conducted.

The student satisfaction performance goal was accordingly measured in terms of the average of the net favorable percentages determined for such three fiscal-quarter period. The level of actual performance goal attainment was measured against the following net favorable response percentages pre-established for such goal by the Compensation Committee:

Threshold	Target	Maximum
36%	38%	40%

The actual net favorable response percentage calculated in accordance with the above parameters for the 2012 fiscal year was 38%. Accordingly, we achieved this particular performance goal at target level.

d.
Level of Faculty/Employee Engagement. The second non-financial performance goal was tied to the level of faculty engagement and employee engagement and was measured in terms of the aggregated percentage, averaged over two independently-conducted surveys, of:

(i)
faculty members (Lead Faculty and Faculty) at the University of Phoenix who indicated, through those surveys, that they agreed or strongly agreed with certain key statements that the independent third-party conducting the surveys identified as primary measures of faculty engagement and commitment to the University of Phoenix.

(ii)
Apollo Group employees who indicated, through those surveys, that they agreed or strongly agreed with certain key statements that the independent third-party conducting the surveys identified as primary measures of their engagement and commitment to the organization.

The following procedure was then applied for purposes of measuring faculty/employee engagement:

•
The independent surveys were conducted by an independent third party during the second and fourth quarters, respectively, of the 2012 fiscal year. Each survey of faculty engagement was sent to a survey population of at least 25% of the individuals who were at the time University of Phoenix faculty members and had a response rate of at least 30% of the surveyed faculty population. Each survey of employee engagement was sent to a survey population of at least 50% of the individuals who were at the time Apollo Group full-time employees and had a response rate of at least 30% of the surveyed employee population.

•
For the faculty survey conducted in each of the second and fourth quarters of the 2012 fiscal year, there was determined, for each of the key statements of faculty engagement, the percentage of responding faculty members who indicated that they agreed or strongly agreed with that statement. The same process was utilized for the employee surveys.

•
The individual percentages for each key statement of faculty and employee engagement in each of the two surveys were added together to produce the aggregated faculty/employee engagement percentage for that particular quarter.

The aggregate faculty/employee engagement percentages for the two quarters was then divided by two (2) to yield the average level of attainment of the faculty/employee engagement performance goal. The attained level was then measured against the following potential levels of goal attainment to determine the applicable level of attainment for purposes of sizing the bonuses payable with respect to that goal:

	Threshold	Target	Maximum
Average of the two aggregated percentages	335%	341%	348%

The average of the aggregate faculty/employee engagement percentages for the applicable two quarters was 327%, which represented an attained level below threshold. Accordingly, no portion of the target bonus opportunity for the 2012 fiscal year was paid with respect to this particular performance goal.

e.
Enhanced Student Service. The third non-financial performance goal was tied to enhanced student service and was measured in terms of the improvement made by the individual University of Phoenix campuses in (i) responding to student concerns on a timely basis at the campus point of origin and (ii) responding on a timely basis to external agents or agencies addressing individual student concerns that escalate beyond the campus point of origin. Accordingly, the first component of enhanced student service was measured in terms of the percentage of student complaints initiated at local campuses during the 2012 fiscal year that were satisfactorily resolved at the campus point of origin on a timely basis in accordance with the standards of a pre-established protocol ("Timely Response Goal I").

The second component of enhanced student service was measured in terms of the percentage of individual student claims handled during our 2012 fiscal year in which the local campuses provided the University's Office of Dispute Management with a timely response, in accordance with the standards of a pre-established protocol (“Timely Response Goal II”), to a letter of inquiry from an external agent or agency addressing the individual student's claims or concerns so as to allow the Office of Dispute Management to respond to that agent or agency in a timely and comprehensive manner.

The percentage of timely resolutions calculated for Timely Response Goal I was added to the percentage of timely responses calculated for Timely Response Goal II, and the combined percentages were then divided by two to determine the average of those two percentages.

The following potential levels of attainment were pre-established by the Compensation Committee for the 2011 student services goal:

THRESHOLD:	The average of the percentages calculated for the two Timely Response Goals is at least 89%.

TARGET:	The average of the percentages calculated for those two goals is at least 93%.

MAXIMUM:	The average of the percentages calculated for those two goals is 98% or greater.

The average of the two percentages that we actually achieved for the 2012 fiscal year was 97%. Accordingly we attained this particular performance goal at 180% of target level.

The potential cash incentive payable to each participant based on the actual level at which each of the applicable performance goals was attained was then determined in accordance with the following procedure:

(i)	First, 60% of the target bonus amount was multiplied by the applicable factor (as determined below) for the level at which the operating income goal for the 2012 fiscal year was actually attained.

(ii)	Then, 10% of the target bonus amount was multiplied by the applicable factor (as determined below) for the level at which the net revenue goal for the 2012 fiscal year was actually attained.

(iii)
Then, another 10% of the target bonus amount was multiplied by the applicable factor (as determined below) for the level at which the student satisfaction goal for the 2012 fiscal year was actually attained.

(iv)
Then, another 10% of the target bonus amount was multiplied by the applicable factor (as determined below) for the level at which the faculty/employee engagement goal for the 2012 fiscal year was actually attained.

(v)	Then, the final 10% was multiplied by the applicable factor (as determined below) for the level at which the enhanced student services goal for the 2012 fiscal year was actually attained.

(vi)
Finally, the dollar amounts determined under (i) through (v) above were added together to determine the participant's maximum bonus potential for the 2012 fiscal year. However, the maximum bonus amount was in all events limited to four (4) times the participant's level of base salary at the start of the 2012 fiscal year.

The applicable factor for purposes of the above calculation was determined as follows:

•	for any goal attained at the maximum performance level: 2

•	for any goal attained at the target performance level: 1

•	for any goal attained at the threshold performance level: 0.5

•	for any goal attained below the threshold performance level: 0

For a performance goal attained at a level between threshold and target or between target and maximum, the applicable factor for the calculation of the potential cash incentive attributable to that performance goal was interpolated between those two levels on a straight line basis.

The Compensation Committee reserved discretion to reduce by up to 30% the cash bonus amount otherwise payable to the named executive officers based on the levels at which the performance goals for the 2012 fiscal year were attained. However, the Compensation Committee decided that no reductions to the individual bonus amounts were warranted in light of the Company's overall financial performance and effective cost control measures during a challenging economic environment with reduced levels of new student enrollment.

As a result, the total bonus earned by each named executive officer under the plan was in a dollar amount equal to 114.6% of his target bonus for the year.

(3)	Long-Term Incentives

a.	Award Structure for 2012 Fiscal Year

The equity awards that were made to the named executive officers for the 2012 fiscal year were sized in terms of a fixed dollar amount, with approximately 58% of that dollar amount allocated to restricted stock unit awards and the balance allocated to leveraged awards in the form of stock options and performance share units. The Compensation Committee continues to believe that the performance share unit awards advance our pay-for-performance philosophy by tying this element of equity compensation to the attainment of strategic mid-term operational results.

For the equity awards for the 2012 fiscal year (made in July and October 2011), the Compensation Committee decided to change the formula for determining the award mix from the 42.5%/42.5%/15% allocation among stock options, restricted stock units and performance share unit awards that was used for the 2011 fiscal year grants to a formula that was more oriented to restricted stock units. Accordingly, the following matrix was utilized for purposes of allocating the grant-date value of the equity awards made for the 2012 fiscal year to the named executive officers:

Total Equity Award Value	% in RSUs	% in Options	% in PSUs
$1,000,000	62%	21%	17%
$2,000,000	56%	23%	21%
$3,000,000	54%	24%	22%
$4,000,000	53%	24%	23%

The equity awards for the 2012 fiscal year were intended to maintain the total direct compensation of each such named executive officer at approximately the 75th percentile (other than Mr. Swartz whose total direct compensation remained between the 50th and 75th percentile of market level total direct compensation for chief financial officers).

In order to establish a meaningful retention incentive for Mr. Wrubel, the Compensation Committee decided to make a multi-year equity award to him covering the 2012 through 2015 fiscal years with a grant-date value of $3.3 million and to supplement that award with a series of annual awards, each with an aggregate grant-date value of $500,000, over that four-year period. Both the multi-year award and the annual award for the 2012 fiscal year include a substantial restricted stock unit component and a more leveraged component comprised of a stock option, a performance share unit award tied to the performance of Apollo Group and a performance share unit/performance cash bonus award tied to the performance of Apollo Global. The various components of the multi-year award and the annual award for the 2012 fiscal year were made to Mr. Wrubel through a series of grants in July 2011, October 2011 and July 2012.

As indicated, the equity awards that were made to each named executive officer for the 2012 fiscal year are comprised of three components (with an additional performance share award component tied to the financial performance of Apollo Global for Messrs. Cappelli and Wrubel, as noted below):

•
restricted stock unit awards with an initial performance-vesting requirement tied to our attainment of $240 million of adjusted net income for the 2012 fiscal year and an additional 4-year service vesting requirement measured from the effective date of the award:

•	stock options with a 4-year service vesting requirement measured from the effective date of the award; and

•	performance share unit awards with a performance-vesting condition tied to the performance of Apollo Group and a 3-year service-vesting requirement.

The performance-vesting requirement for eighty percent (80%) of each Apollo Group performance share unit award is tied to the average of the actual annual percentage rates of growth or decline in adjusted free cash flow for each of our 2012, 2013 and 2014 fiscal years. The percentage increase or decrease in adjusted free cash flow for the 2012 fiscal year will be determined by comparing the adjusted free cash flow for that year against the same measure for the 2011 fiscal year ended August 31, 2011. The percentage increase or decrease in adjusted free cash flow for each of the two remaining fiscal years will be calculated in comparison to the adjusted free cash flow realized for the immediately preceding fiscal year. Once the percentage increase or decrease in adjusted free cash flow for each of the three fiscal years is calculated, the simple average of those annual percentage rates will be determined and represent the actual level at which such performance goal has been attained.

Adjusted free cash flow for each applicable fiscal year will be based on cash flow from operations for each such fiscal year but will also be subject to a series of adjustments that the Compensation Committee pre-authorized at the time the awards were made.

Following the scheduled August 31, 2014 completion date of our 2014 fiscal year, the Compensation Committee will determine and certify the actual level at which such performance goal has been attained. On the basis of that certified level of attainment, eighty percent (80%) of the target number of performance shares authorized for each named executive officer will be multiplied by the applicable percentage (which may range from 0% to 200%) determined in accordance with the schedule below to determine the maximum number of shares of our Class A common stock issuable on the basis of the attained level of such performance goal. The number of shares so calculated for each named executive officer will constitute his performance-qualified shares with respect to that performance goal.

Average of the Annual Percentage Rates of Growth or Decline in Adjusted Free Cash Flow	Percentage of Target Number of Shares Allocated to Performance Goal to Qualify as Performance-Qualified Shares
Threshold: (10%)	50%
Target: (5%)	100%
Maximum: 0 % or greater	200%

If the average of the annual percentage rates of growth or decline in adjusted free cash flow is a negative percentage greater than (10%), then none of the target number of shares allocated to that performance metric will convert into actual shares of our Class A common stock. The conversion factor for any percentage between threshold level and target level or between target level and maximum level will be interpolated on a straight-line basis between the two applicable levels. If the average of such annual percentages is 0% or greater, then the maximum number of shares of Class A common stock that will be issued as a result of such goal attainment will not exceed 200% of the target number of shares allocated to that performance metric.

The threshold, target and maximum levels set forth above for the adjusted free cash flow metric reflect the revision made by the Compensation Committee in November 2011 to the original levels set in July 2011. In October 2011, the Compensation Committee was informed by management of a change in our forecasted revenue for the three fiscal-year performance period covered by the performance share unit awards. The change was the result of certain refinements made to the modeling assumptions that were originally used to project revenue over that period. Because those refinements resulted in a lower level of projected revenue, the Compensation Committee decided to adjust the threshold, target and maximum levels of attainment for the adjusted free cash flow metric to which 80% of the performance share units were tied. The refinements were treated for financial accounting purposes as a modification of those awards in the 2012 fiscal year, and the incremental value associated with that modification has been reported in the Summary Compensation Table that appears later in this Information Statement.

The performance-vesting requirement for the next ten percent (10%) of the awarded performance share units is tied to the number of academic credits earned over the applicable measurement period by each new student who enrolls in a bachelor-degree program at the University of Phoenix. Such performance metric is designated the Average Credit Earned Per Student (“ACEPS I”) metric for enrolled bachelor degree students and will be measured over the period commencing December 1, 2012 and concluding with the November 30, 2013 end date of the first fiscal quarter of the 2014 fiscal year. For purposes of determining the level at which the ACEPS I performance goal is attained, the period from December 1, 2009 to the November 30, 2010 end date of the first fiscal quarter of our 2011 fiscal year will serve as the baseline.

Accordingly, ACEPS I will be measured in terms of the percentage increase (if any) in the ACEPS I level attained for enrolled bachelor degree students for the measurement period over the corresponding ACEPS I level attained for enrolled bachelor degree students for the baseline period.

For each new student who first enrolls in a bachelor degree program during a particular fiscal quarter within the applicable measurement or baseline period, there will be tracked the number of courses completed with a passing grade by that student within a defined timeline commencing with the date of his or her initial enrollment. The number of academic credits earned by that student as result of the completed courses will then be calculated. The total number of academic credits earned by such new students over the defined timeline commencing with their respective enrollment dates in the applicable quarter will be divided by the total number of those new students to determine the ACEPS I level for that fiscal quarter.

The ACEPS I level for the measurement period will then be calculated as a simple average of the ACEPS I levels for the four fiscal quarters within that measurement period, and the percentage increase (if any) in the ACEPS I level for the measurement period will be determined by comparing that average with the similar average calculated for the four fiscal quarters in the baseline period.

That percentage increase will accordingly establish the level at which the ACEPS I performance goal has in fact been attained. For threshold level attainment, the conversion factor for converting the target number of performance shares allocated to the ACEPS I goal to actual shares of our Class A common stock will be 50%; for target level attainment, such conversion factor will be 100%; and for maximum level attainment, such conversion factor will be 200%. The applicable levels of attainment shall be measured as follows:

THRESHOLD:	0.00% increase but no decrease to the ACEPS I level calculated for the baseline period (“Baseline ACEPS I”)

TARGET:	3.00% increase over Baseline ACEPS I

MAXIMUM:	6.00% increase over Baseline ACEPS I

The conversion factor for any percentage increase between threshold level and target level or between target level and maximum level will be interpolated on a straight-line basis between the two applicable levels.

The performance-vesting requirement for the final ten percent (10%) of the awarded performance share units is tied to the number of academic credits earned over the applicable measurement period by each new student who enrolls in as associate-degree program at the University of Phoenix. Such performance metric is designated the Average Credit Earned Per Student (“ACEPS II”) metric for enrolled associate degree students and will be measured over the period commencing March 1, 2013 and concluding with the February 28, 2014 end date of the second fiscal quarter of the 2014 fiscal year. For purposes of determining the level at which the ACEPS II performance goal is attained, the period from March 1, 2010 to the February 28, 2011 end date of the second fiscal quarter of the 2011 fiscal year will serve as the baseline. Accordingly, ACEPS II will be measured in terms of the percentage increase (if any) in the ACEPS II level attained for enrolled associate degree students for the measurement period over the corresponding ACEPS II level attained for enrolled associate degree students for the baseline period.

For each new student who first enrolls in an associate degree program during a particular fiscal quarter within the applicable measurement or baseline period, there will be tracked the number of courses completed with a passing grade by that student within a defined timeline commencing with the date of his or her initial enrollment. The number of academic credits earned by that student as result of the completed courses will then be calculated. The total number of academic credits earned by such new students over the defined timeline commencing with their respective enrollment dates in the applicable fiscal quarter will be divided by the total number of those new students to determine the ACEPS II level for that fiscal quarter.

The ACEPS II level for the measurement period will then be calculated as a simple average of the ACEPS II levels for the four fiscal quarters within that measurement period, and the percentage increase (if any) in the ACEPS II level for the measurement period will then be determined comparing that average with the similar average calculated for the four fiscal quarters in the baseline period.

That percentage increase will accordingly establish the level at which the ACEPS II performance goal has in fact been attained. For threshold level attainment, the conversion factor for converting the target number of performance shares allocated to the ACEPS II goal to shares of the Company's Class A common stock will be 50%; for target level attainment, such conversion factor will be 100%; and for maximum level attainment, such conversion factor will be 200%. The applicable levels of attainment will be measured as follows:

THRESHOLD:	0.00% increase but no decrease to the ACEPS I level calculated for the baseline period (“Baseline ACEPS II”)

TARGET:	3.00% increase over Baseline ACEPS II

MAXIMUM:	6.00% increase over Baseline ACEPS II

The conversion factor for any percentage increase between threshold level and target level or between target level and maximum level shall be interpolated on a straight-line basis between the two applicable levels.

Following the completion of our 2014 fiscal year, the Compensation Committee will determine the actual level at which the ACEPS I and II performance goals have been attained. Based on the level at which the ACEPS I goal is attained, ten percent (10%) of the target number of performance shares awarded to each named executive officer will be multiplied by the applicable percentage (which may range from 0% to 200%) determined in accordance with the conversion factor noted above (with any requisite interpolation) to determine the maximum number of shares of our Class A common stock issuable on the basis of the attained level of the ACEPS I performance goal. The same procedure will be utilized to determine the maximum number of shares of Class A common stock issuable on the basis of the attained level of the ACEPS II performance goal.

Since the performance share unit awards also contain a service-vesting component, the actual number of shares of Class A Common Stock in which each named executive officer will vest will be determined by multiplying the aggregate number of shares of Class A common stock into which his performance share units are converted based on the levels at which the three performance goals are attained by a fraction, the numerator of which is the number of fiscal years of employment such individual completes with us within the applicable service period and the denominator of which is the total number of fiscal years within that service period. For such purpose, the service period will commence with the September 1, 2011 start date of our 2012 fiscal year and will conclude with the August 31, 2014 end date of our 2014 fiscal year.

b.	Additional Awards for Messrs. Cappelli and Wrubel

Under the terms governing the extension of Mr. Cappelli's employment agreement in April 2011, $500,000 of the multi-year equity award value for the 2012 through 2014 fiscal years was reserved for a grant to be made to him in the form of a performance share unit award tied to the financial performance of Apollo Global or Apollo Educational Services, our recently-formed subsidiary (“AES”). Due to the uncertain regulatory environment in which AES operates, it has not been possible to formulate meaningful performance goals for that entity. As a result, the Compensation Committee decided in March 2012 to make another performance share unit award to Mr. Cappelli covering 12,810 shares of our Class A Common Stock and tied to the financial performance of Apollo Global. Such financial performance will be measured in terms of the amount by which the modified operating free cash flow realized by Apollo Global for the measurement period coincident with our 2014 fiscal year exceeds the level of modified operating free cash flow realized by Apollo Global for the base period coincident with our recently-completed 2012 fiscal year. However, should a change in control of Apollo Global occur prior to the completion of the 2014 fiscal year, a new measurement period coincident with the twelve (12)-month period ending on the close of the fiscal quarter immediately preceding the effective date of the change in control event would be used.

For both the base period and the applicable measurement period, Apollo Global's cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted free cash flow for that period.

Following the close of our 2014 fiscal year (or any earlier measurement period triggered by a change in control of Apollo Global), the Compensation Committee will determine the amount by which the adjusted operating free cash flow realized by Apollo Global for the applicable measurement period exceeded the adjusted operating free cash flow realized by Apollo Global for the base period. On the basis of the amount of such increase, the target number of performance share units awarded to Mr. Cappelli will be multiplied by the applicable percentage (which may range from 0% to 600%) pursuant to the schedule below to determine the maximum number of shares of our Class A common stock issuable based on the attained level of the performance goal. The number of share units from such conversion will constitute Mr. Cappelli's performance-qualified shares.

The applicable formula for effecting such conversion is as follows:

Adjusted Operating Free Cash Flow Increase	Percentage of Target Number of Performance Share Units to Qualify as Performance-Qualified Shares
$42 million or less	—%
$48.7 million	100%
$53.7 million	200%
$61.2 million	300%
$71.2 million	400%
$86.2 million	500%
$116.2 million	600%

Should the amount of such increase fall between two of the levels specified in the above schedule, then the applicable percentage conversion will be interpolated on a straight-line basis between the conversion percentages specified for those two levels.

The Compensation Committee, however, has reserved the discretion to reduce the number of performance-qualified shares of Class A Common Stock resulting from the attained level of the adjusted operating free cash flow increase by an amount up to a maximum of three times the target number of shares subject to his Apollo Global performance share unit award.

The resulting number of performance-qualified shares of Class A Common Stock in which Mr. Cappelli may vest will also be dependent upon the number of fiscal years of service he completes with us during the applicable service period. Accordingly, the number of such performance-qualified shares determined for Mr. Cappelli on the basis of the attained increase in adjusted operating free cash flow will be multiplied by a fraction, the numerator of which is the total number of fiscal years of service completed by him within the service period and the denominator of which is the total number of fiscal years within that service period. For such purpose, the applicable service period will be the two-year period coincident with our 2013 and 2014 fiscal years. However, Mr. Cappelli will be entitled to a 12-month service vesting credit should his employment terminated under certain prescribed circumstances prior to the completion of the 2014 fiscal year.

$300,000 of Mr. Wrubel's multi-year equity award value for the 2012 through 2015 fiscal years was also to be the form of performance share units tied to the financial performance of AES. It was initially anticipated that such awards would be made prior to the completion of the 2011 fiscal year or during the first part of the 2012 fiscal year. As indicated, due to the uncertain regulatory environment in which AES operates, it has not been possible to formulate meaningful performance goals for that entity. Consequently, the Compensation Committee decided in July 2012 to make both a performance share unit award covering 1,921 shares of Class A common stock and a performance cash bonus award with a grant-date value in the amount of $75,000 to Mr. Wrubel that were each tied to the financial performance of Apollo Global and measured in accordance with the same modified free cash flow metric in effect under the award made to Mr. Cappelli in March 2012. The combined award to Mr. Wrubel was made in July 2012, and the remainder of his reserved $300,000 equity award value was issued to him at the same time in the form of restricted stock units subject to the same performance vesting and service-vesting conditions in effect for the restricted unit awards made to the named executive officers for the 2013 fiscal year.

c.	Outstanding Special Retention Awards

In January 2011, the Compensation Committee implemented a special retention program utilizing service-vesting restricted stock units in order to provide a meaningful retention vehicle for executive officers and other key employees essential to the achievement of our long-term financial success. The retention awards generally vested as to 20% of the underlying shares of our Class A common stock upon the recipient's continuation in our employ through September 15, 2011, and the balance of the shares will vest in two successive equal installments upon the recipient's continuation in our employ through September 15, 2012 and September 15, 2013, respectively. Although the service-only vesting structure represented a departure from our traditional pay-for-performance compensation structure, the program was necessary to address the potential loss of key personnel who possessed the talent and institutional expertise needed to leas us through a challenging and highly uncertain economic and regulatory environment that is expected to continue over the next several years.

d.	Equity Awards for 2013 Fiscal Year

On July 2, 2012, the Compensation Committee authorized equity awards for the 2013 fiscal year for each of the named executive officers other than Messrs. Edelstein and Cappelli. The equity awards were intended to maintain the total direct compensation of each such named executive officer for the 2013 fiscal year at approximately the 75th percentile (other than Mr. Swartz whose total direct compensation remained between the 50th and 75th percentile of market level total direct compensation for chief financial officers).

The equity awards that were made to the named executive officers for the 2013 fiscal year are comprised of three components:

•
restricted stock units with an initial performance-vesting requirement tied to our attainment of $190 million of adjusted net income for the 2013 fiscal year and a 4-year service vesting requirement measured from the effective date of the award:

•	stock options with a 4-year service vesting requirement measured from the effective date of the award; and

•	performance share units with performance-vesting conditions tied to the financial performance of Apollo Group and a three-year service-vesting requirement.

The performance-vesting requirement for 75% of the Apollo Group performance share unit award is tied to the amount by which our adjusted free cash flow for our 2015 fiscal year exceeds our adjusted free cash flow for the base period coincident with our 2012 fiscal year. Adjusted free cash flow will be determined on a consolidated basis with our consolidated subsidiaries for financial reporting purposes and in accordance with current generally accepted accounting principles and will be confirmed on the basis of our audited financial statements for that fiscal year.

Adjusted free cash flow for each applicable fiscal year will be calculated as follows: first there will be determined our reported income from continuing operations before income taxes; then there will be added to that amount interest expense (net of interest income), depreciation and amortization; and then there will subtracted cash paid for additions to property and equipment. The amount so calculated will also be subject to a series of adjustments that the Compensation Committee pre-authorized at the time the awards were made, including (without limitation) adjustments for discontinued operations and other business or asset disposals effected during the base period or during the three-year performance period ending with our 2015 fiscal year and the exclusion of any adjusted free cash flow attributable to AES or any income or loss attributable to any entities acquired during the performance period.

Following the scheduled August 31, 2015 completion date of our 2015 fiscal year, the Compensation Committee will determine and certify the actual level at which such performance goal has been attained. On the basis of that certified level of attainment, seventy-five percent (75%) of the target number of performance shares authorized for each named executive officer will be multiplied by the applicable percentage (which may range from 0% to 300%) determined in accordance with the schedule below to determine the maximum number of shares of our Class A common stock issuable on the basis of the attained level of such performance goal. The number of shares so calculated for each named executive officer will constitute his performance-qualified shares with respect to that performance goal.

Adjusted Free Cash Flow Growth	Percentage of Target Number of Shares Allocated to Performance Goal One to Qualify as Performance-Qualified Shares
$115 Million or Less	—%
$230 Million	100%
$365 Million or More	300%

The conversion percentage to be used for determining the number of performance-qualified shares based on any attained level of adjusted free cash flow growth that falls between any two of the levels stated above will be interpolated on a straight-line basis between the two applicable levels.

The performance-vesting requirement for the remaining next twenty-five percent (25%) of the awarded performance share units is tied to amount by which our net revenue for the 2015 fiscal year differs (in terms of the dollar amount of the positive increase or the negative decline) from the net revenue realized for the base period coincident with our 2012 fiscal year. Our net revenue will be determined on a consolidated basis with our consolidated subsidiaries for financial reporting purposes and in accordance with current generally accepted accounting principles and will be confirmed on the basis of our audited financial statements for that fiscal year. However, our reported net revenue will be subject to a series of adjustments that the Compensation Committee pre-authorized at the time the awards were made, including (without limitation) adjustments for discontinued operations and other business or asset disposals effected during the base period or during the three-year performance period ending with our 2015 fiscal year and the exclusion of any net revenue attributable to AES or any entities acquired during the performance period.

Following the scheduled August 31, 2015 completion date of our 2015 fiscal year, the Compensation Committee will determine and certify the actual level at which the net revenue performance goal has been attained. On the basis of that certified level of attainment, twenty-five percent (25%) of the target number of performance shares authorized for each named executive officer will be multiplied by the applicable percentage (which may range from 0% to 300%) determined in accordance with the schedule below to determine the maximum number of shares of our Class A common stock issuable on the basis of the attained level of such performance goal. The number of shares so calculated for each named executive officer will constitute his performance-qualified shares with respect to that performance goal.

Net Revenue $ Growth/Decline	Percentage of Target Number of Performance Shares Allocated to Performance Goal Two to Qualify as Performance-Qualified Shares
($75 Million) or Greater Decline	—%
($25 Million)	100%
$165 Million or Greater Increase	300%
.
The conversion percentage to be used for determining the number of performance-qualified shares based on any attained level of net revenue growth/decline that falls between ($75 Million) and ($25 Million) will be interpolated on a straight-line basis between those two dollar amounts. The conversion percentage to be used for determining the number of performance-qualified shares based on the attained level of net revenue growth that falls between ($25 Million) and $165 Million will be interpolated on a straight-line basis between those two dollar amounts.

Since the award also has a service-vesting component, the actual number of shares of Class A Common Stock in which each named executive officer will vest will be determined by multiplying the aggregate number of his performance-qualified shares as calculated above for the levels at which the two performance goals are attained by a fraction, the numerator of which is the number of fiscal years of employment such individual completes with us within the applicable service period and the denominator of which is the total number of fiscal years within that service period. For such purpose, the service period will commence with the September 1, 2012 start date of our 2013 fiscal year and will conclude with the August 31, 2015 end date of our 2015 fiscal year.

(4)	Other Executive Benefits, including Perquisites, Retirement Benefits and Non-Qualified Deferred Compensation Program

Executive officers are, in general, entitled to the same employee benefits available to all other full-time employees (subject to the satisfaction of applicable minimum service and other eligibility requirements). Such benefits include vacation accruals, health and welfare benefits and participation in our 401(k) Savings Plan and Employee Stock Purchase Plan.

Our executive officers and other highly compensated employees are also eligible to participate in a deferred compensation plan that allows them the opportunity to defer a portion of their salary each year for subsequent distribution upon their termination of employment or other designated payment date. Participants will also be credited each year with the equivalent of any company matching contributions to which they would have otherwise been entitled to receive under the 401(k) Savings Plan had their personal contributions under that plan not been limited by reason of the tax law requirements applicable to tax-qualified retirement plans. During the deferral period, the participants will have the opportunity to earn a notional investment return on their account balance tied to one or more investment funds that track the actual investment funds available under the 401(k) Savings Plan.

In addition, certain perquisites are made available to one or more executive officers, including the personal use of company-provided automobiles (including reimbursement of registration fees, insurance costs and fuel and maintenance expenses), housing allowances and reimbursement of duplicative living costs at secondary business locations, reimbursement of certain personal travel expenses, limited use of company-chartered aircraft for personal travel by the executive officer and his or her family members and limited personal use of the company-owned or leased condominiums. We have adopted formal policies governing the personal use of our company-chartered aircraft and company-owned or leased condominiums. The policies are designed to assure that all personal use of our company-provided aircraft or our company-owned or company-leased condominiums is carefully monitored and properly recorded and that any taxable income to the executive officer resulting from such personal use is accurately reported, with the requisite tax withholdings collected, and any reportable perquisites associated with such use is properly disclosed in accordance with applicable securities law regulations. In addition, the policies require a quarterly report to the Compensation Committee with respect to all personal or non-business use of our company-chartered aircraft or our company-owned condominium by the executive officers during the period covered by the report.

We have also entered into a stadium naming rights agreement with the Arizona Cardinals Football Club of the National Football League. We believe that such agreement provides a valuable marketing tool that substantially increases our visibility and name recognition on a national level to an important segment of the potential market for our educational course offerings. The agreement also serves as an important vehicle in enhancing our community relations efforts in the Greater Phoenix area. The contract has a twenty-year term with a fixed schedule of annual fees payable by us over that term. A number of ancillary benefits are provided us under the contract, including access to a private stadium loft for a limited number of guests for all Cardinals home football games and certain other entertainment events held at the stadium, additional tickets to all home games played by the Arizona Cardinals at the stadium, fully-paid expenses (transportation, food and lodging) to three away games for a limited number of guests per trip, fully-paid expenses (transportation, food and lodging) to the Super Bowl and NFL Pro Bowl each year for up to 4 guests per trip, a specified number of tickets to each Super Bowl held at the stadium and the right to buy a fixed number of additional tickets to each Super Bowl held at the stadium and up to a specified number of seats to Super Bowls held at other locations.

We have also entered into corporate sponsorship agreements with other professional sports teams in order to market the University of Phoenix brand and further enhance our national recognition and promote our higher education objectives. The corporate sponsorship arrangements are structured in a manner similar to our naming rights agreement with the Arizona Cardinals. Accordingly, each contract has a fixed term with a specified schedule of annual fees payable by us over that term. A number of ancillary benefits are provided us under the contract, including access to a private suite for a limited number of guests for all home games and certain other entertainment events held at the facility, additional tickets to all home games played at the facility, and fully-paid expenses (transportation, food and lodging) to a limited number of away games for a limited number of guests per trip.

The tickets provided us under these various contracts are allocated first to those executive officers and other employees who will use them for business entertainment or business development purposes or to establish or strengthen ties with representatives of local community organizations. To the extent the tickets are not to be used for such purposes, they are generally made available first to the executive officers and other members of senior management as an additional reward for their services and then to the general employee population.

There is no separate cost allocation under the naming rights agreement for the tickets provided to us or our use of the private stadium loft, nor are there any separate charges for the fully-paid trips to away games sponsored by the Arizona Cardinals football team or to the Super Bowl or Pro Bowl events covered under the contract. Similarly, under the various corporate sponsorship agreements there are no separately allocated costs for the tickets provided us or our use of the private suite, nor are there any separate charges for the fully-paid trips to away games.

As a result, we incur no incremental cost in providing the allotted tickets or trips, or access to the private stadium loft, to one or more named executive officers. However, when we do purchase additional tickets to any event, any reportable executive officer perquisites with respect to that event are determined on an average cost per ticket basis. Such average cost is determined by dividing the aggregate cost we incur for the additional tickets by the total number of tickets available to us for that event, including the no-cost tickets provided under the applicable contract.

Executive officers who enter our employ after August 25, 2009 will be fully reimbursed, on a tax gross-up basis, for the COBRA costs they incur for continued health care coverage for themselves and their spouses and eligible dependents under their prior employer's group health plan for the period preceding their coverage under our group health care plan, up to a maximum period of three months of such reimbursed coverage.

The Compensation Committee believes that the perquisites available to the executive officers, taking into account the limitations and restrictions of the aircraft and condominium policies and the ticket allocation process under the stadium naming rights agreement and similar sponsorship arrangements, have been set at a reasonable and appropriate level commensurate with their duties and responsibilities and are among the personal benefits typically provided to senior executive officers of companies with which we compete for executive talent. In addition, the reimbursement of certain personal expenses (such as travel costs, housing allowances and reimbursement of duplicative living costs) in lieu of salary increases to cover those recurring expenses avoids the additional costs we might otherwise occur with respect to certain other compensation or employee benefit programs that are tied directly or indirectly to the level of an executive officer's base salary. Accordingly, the Compensation Committee believes that the overall structure of the executive officer perquisite program serves as a valuable recruiting and retention mechanism for its executive officers and enables us to compete more successfully for qualified executive talent.

Further details regarding executive perquisites and other personal benefits are contained in the Summary Compensation Table and accompanying footnotes that appear later in this Information Statement.

G.	Conclusion

Both the level and mix of compensation that the Compensation Committee authorized for the named executive officers for the 2012 fiscal year were considered within the context of objective market data derived from the compensation levels in effect for comparable positions at the comparator group and the financial performance of that comparator group in relation to our performance, The Compensation Committee believes that the total compensation package for each of our named executive officers was sized and valued competitively on the basis of objective comparative data, even in those instances where subjective factors may have influenced the Compensation Committee with respect to certain compensation decisions.

VI.	Timing of Equity Grants

The Compensation Committee Charter imposes a number of limitations on the dates on which equity awards may be made and expressly precludes the repricing of outstanding stock options. Pursuant to those limitations, equity awards (other than new hire grants) will normally occur or otherwise become effective during a window period beginning with the second and ending no later than the tenth business day following the release of our annual or quarterly financial results, although the Compensation Committee does have the express authority under the Charter to make awards at other specified times. New hire awards will typically become effective on the fifteenth day of the month coincident with or next following the employment commencement date.

VII.	Adjustment or Recovery of Awards

At present, we do not have any specific policies to adjust or recoup prior bonus payments or equity awards in the event we are required to restate the financial results on which those payments or awards were based. However, the Dodd-Frank Wall Street Reform and Consumer Protection Act will require public reporting companies, such as us, to implement recoupment policies that will apply in the event we are required to restate our financial results as a result of material non-compliance with applicable financial reporting requirements. In such event, we would have to recover the amount of any incentive-based compensation paid during the three-year period preceding such restatement that was in excess of the amount that would have been paid on the basis of the restated results. The policy must cover all present and former executive officers who receive such incentive-based compensation. We have decided to defer the implementation of such a policy until the Securities and Exchange Commission issues regulations governing such recoupment policies. It is expected that such regulations will be published during the 2013 calendar year.

VIII.	Employment Agreements and Post-Termination Payments

A.	Employment Agreements and Severance Arrangements

We have existing employment agreements with the following named executive officers: Dr. Sperling and Messrs. Cappelli and D'Amico. These agreements, together with the severance benefits they provide, are summarized in the section of this Information Statement below entitled “Executive Compensation - Agreements Regarding Employment, Change in Control and Termination of Employment.” We do not maintain employment agreements with any other named executive officers than those named above. However, as noted above, in January 2012, we entered into a transition agreement with Mr. Edelstein pursuant to which he is currently continuing in a part-time employment role following his retirement as our Co-Chief Executive Officer on August 28, 2012. In that limited role, Mr. Edelstein will work directly with our remaining Chief Executive Officer in transitioning his duties and responsibilities and carrying out such projects as the Chief Executive Officer may assign in advancement of one or more of our strategic objectives.

The employment agreement with Dr. Sperling was originally executed in December 1993, when he was serving in the roles of President, Chief Executive Officer and Chairman of the Board, and has been continually renewed through successive one-year extensions since the expiration date of the original term in December 1997. The employment agreements with Messrs. Cappelli and D'Amico were each based on arm's-length negotiation. The compensation package provided under each of those agreements was determined by the Compensation Committee to be fair and reasonable on the basis of the comparative compensation data provided by its independent compensation consultant.

We also maintain the Senior Executive Severance Pay Plan pursuant to which our executive officers and other senior executives may become entitled to salary continuation payments and certain other severance benefits in the event their employment is involuntarily terminated other than for cause. The severance benefits to which the covered participants may become entitled are summarized in the section of this Information Statement below entitled “Executive Compensation - Potential Payments upon Termination or Change in Control.”

However, to the extent a named executive officer or other covered individual is entitled to severance benefits under an employment agreement or other severance arrangement in effect with us at the time of his or her termination of employment, then his or her payments under the severance plan will be offset by the severance benefits payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, Dr. Sperling and Messrs. Edelstein, Cappelli and D'Amico each have employment or other agreements that provide severance benefits in the event their employment is terminated under certain circumstances and those benefits will reduce all or a portion of the potential benefits to which they may otherwise become entitled under the Senior Executive Severance Pay Plan.

The receipt of severance benefits under the Senior Executive Severance Pay Plan will be conditioned upon the terminating executive's delivery of an effective and enforceable general release of all claims against us and our affiliates and his compliance with certain non-competition, non-solicitation and non-disparagement covenants.

The Compensation Committee believes that the Senior Executive Severance Pay Plan serves as an important recruitment and retention vehicle that allows us to remain competitive in attracting and retaining executive talent and also reduces the need to execute formal employment agreements with new executives by assuring them of a reasonable severance package in the event their employment were to be involuntarily terminated other than for cause.

B.	Retirement/Deferred Compensation Programs

To date, the principal program we maintain as a retirement-savings vehicle for our named executive officers and other employees is our broad-based 401(k) Savings Plan, a defined contribution plan. In addition, we implemented a new deferred compensation plan earlier this year that will allow our executive officers and other highly-compensated employees the opportunity to defer a portion of their base salary each year and earn a notional investment return on their deferred account balance. The plan is described below in the section of this Information Statement entitled “Executive Compensation -Non-Qualified Deferred Compensation.”

We have also maintained a special defined-benefit type retirement arrangement with Dr. Sperling for a number of years. That arrangement is described below in the section of this Information Statement entitled “Executive Compensation - Pension Benefits.”

C.	Potential Payments Due Upon Termination and/or a Change in Control

Our equity compensation plans provide for accelerated vesting of all outstanding options, RSUs and performance share unit awards in the event we undergo certain changes in control or ownership. The Compensation Committee believes that such single-trigger accelerated vesting is appropriate for the following reasons:

(i)
We rely primarily on long-term equity incentive awards to provide our named executive officers with the opportunity for wealth creation and the accumulation of substantial resources to fund their retirement income, and the Compensation Committee accordingly believes that a change in control event for a controlled-company such as us is an appropriate liquidation point for awards designed for such purposes.

(ii)
By protecting the most significant component of their total direct compensation, the acceleration feature mitigates any potential conflicts of interest that might otherwise arise between the named executive officers and our shareholders and serves as a substantial incentive for those officers to obtain the highest possible value for the shareholders, should we become an acquisition target. It also allows the named executive officers to remain focused on our business operations and strategic objectives without undue concern over their own financial security during periods when substantial disruptions and distractions might otherwise prevail should we become the subject of acquisition overtures.

(iii)
Immediate acceleration preserves the economic value of outstanding equity awards in those instances where the awards would not otherwise be assumed by the acquiring company and would accordingly be canceled.

The Compensation Committee periodically reviews tally sheets prepared by management and reviewed by its independent compensation consultant indicating the severance benefits to which the named executive officers would be entitled under their existing employment agreements or the Senior Executive Severance Pay Plan were their employment to be terminated under various scenarios, such as an involuntary termination without cause or a resignation for good reason. The tally sheets indicate the total dollar amount of cash severance under each scenario, the intrinsic value of accelerated equity awards at various assumed stock prices and any other special benefits that would be triggered by the termination event. The Compensation Committee performed such a periodic review in January 2012 and determined that the severance benefits for the named executive officers, as reflected in the tally sheets, were at or below competitive levels compared to market practice. In conducting such review, the

Compensation Committee noted (i) the absence of any meaningful wealth accumulation opportunities afforded by our compensation programs to date, because of the relatively short periods those individuals have been with us and the fact that a number of outstanding stock option awards are out of the money, (ii) the perceived value of the severance benefit package as an important element of economic security and (iii) the significant retention vehicle such package provides.

Calculations and further explanation of the payments due the named executive officers upon termination of employment and/or a change in control event are found under the portion of the Executive Compensation section of this Information Statement entitled “Executive Compensation -Potential Payments Upon Terminations or Change in Control.”

IX.	Equity Retention Guidelines and Hedging Policies

Each of our named executive officers is expected to attain and retain a level of qualifying equity securities, either in the form of shares of our Class A Common Stock or certain equity incentive awards under which such shares may be acquired, with an aggregate value on each periodic measurement date equal to the applicable multiple of annual base salary. The applicable multiples for the named executive officers are as follows:

Name	Applicable Multiple
Cappelli	5x
D'Amico	4x
Swartz	3x
Wrubel	3x

Until the equity retention target is attained, a covered individual will be subject to the following limitation on the number of shares of Class A Common Stock that he will be permitted to sell:

•
on a cumulative basis not more than 50% of the net number of shares (after tax withholding) acquired after March 26, 2009 upon the vesting of restricted stock units, whether pursuant to the covered individual's current restricted stock unit holdings or any future awards, and

•
on a cumulative basis not more than 50% of the number of shares subject to the covered individual's options that were vested on March 26, 2009 or that vest after that date, whether pursuant of his or her existing option holdings or any future grants.

However, none of the shares directly owned by the covered individual as of March 26, 2009 or (if later) as of the date he first becomes a covered individual may be sold until the required level of equity retention is attained.

Once the covered individual attains his targeted level of equity retention, he or she may continue to sell shares subject to the foregoing sales limitation, whether or not those limited sales would reduce his level of equity retention below the targeted level. However, such individual is not expected to engage in any sales or other transactions in excess of that sales limitation unless the number of shares involved in those transactions are drawn from the portion of his holdings in excess of the number of qualifying securities needed at the time to maintain his targeted level of equity retention.

We do not have any policies prohibiting executives from holding our securities in margin accounts, pledging our securities as collateral for loans or entering into pre-paid variable forward sale contracts covering our securities. However, executive officers are not permitted to engage in short sales of our securities.

X.	Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into the account the various tax and accounting implications of the compensation programs maintained for our executive officers.

When determining the amount of the long-term equity incentive awards to be made to the executive officers and other employees, the Compensation Committee considers the accounting cost associated with those grants. Under ASC Topic 718 of the Financial Accounting Standards Board (“ASC 718”), stock option grants, restricted stock unit awards and performance share units result in financial accounting charges for us. Those charges are based on the grant-date fair value of the awarded securities.

For restricted stock units, the accounting cost is generally equal to the fair market value of the underlying shares of Class A Common Stock on the award date. That cost is then amortized over the requisite service period.

With respect to stock options, we generally calculate the grant-date fair value of the option based on the Black-Scholes formula (with an adjustment for possible forfeitures) and amortize that value as a compensation expense over the vesting period. However, the Compensation Committee may size those awards based on a Black-Scholes valuation calculated prior to the actual grant date, but the actual ASC 718 accounting charge for those awards will be determined by the Black-Scholes valuation of those awards on the actual grant date. The Compensation Committee believes that the use of an earlier Black-Scholes valuation solely for sizing purposes is appropriate in order to facilitate the orderly administration and implementation of those awards and to assure the timely filing of the appropriate public reports, including Form 4 reports, with respect to those awards.

For each performance share unit award, the accounting cost is generally equal to the fair market value per share of Class A Common Stock on the award date multiplied by the number of shares of Class A Common Stock that would be issued under that award at target level attainment, assuming such level of attainment is the probable outcome for the award at the time. The cost is then amortized over the requisite service period, subject to subsequent adjustment in the event a different level of performance goal attainment is later determined to be the probable outcome. Any such adjustment to the accounting cost of the award would be effected on a cumulative prospective basis by revising the number of shares of Class A Common Stock likely to become issuable under the award, but the original grant-date fair value per share would continue to be used for purposes of determining the overall compensation expense associated with the award.

Section 162(m) of the Internal Revenue Code disallows an income tax deduction to publicly-traded companies for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. Our existing equity compensation plan (the 2000 Stock Incentive Plan) is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options granted under that plan should in most instances qualify as performance-based compensation that is not subject to the $1 million limitation.

Other awards made under the 2000 Stock Incentive Plan may or may not qualify as performance-based compensation. Most restricted stock unit and performance share unit awards made to date under the 2000 Stock Incentive Plan are intended to qualify as performance-based compensation because each of those awards is subject to the attainment of one or more pre-established performance goals. However, the special retention restricted stock awards made in January 2011 to address the potential loss of key executive and managerial talent were structured as straight service-vesting awards. Because the primary purpose of those awards was retention, the awards did not include any performance-vesting conditions and will not qualify as performance-based compensation for purposes of the Section 162(m) limitation. In addition, a portion of the multi-year award made to Mr. Cappelli in April 2011 under his extended employment agreement is also structured as a retention service-vesting award that will not qualify as performance-based compensation.

The Compensation Committee may from time to time make other restricted stock unit awards that are not subject to performance goals and that will not qualify as performance-based compensation. For example, such non-performance-based awards may be made in instances where the awards are intended to serve as “make-whole” awards to compensate newly-hired individuals for any equity awards or other compensation they forfeit from their former employer as a result of their commencement of employment with us. We may also structure relocation packages for newly-hired individuals that have components that may not be deductible in whole or in part for income tax purposes by reason of the Section 162(m) limitation but that we deem essential to secure the services of those individuals.

The Compensation Committee will continue to take Section 162(m) into consideration when structuring incentive compensation awards for the executive officers. However, in establishing the cash and equity incentive compensation programs for the executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

For the 2012 fiscal year, we lost approximately $1 million of income tax deductions in the aggregate by reason of the Section 162(m) limitation imposed on non-performance-based compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended August 31, 2012.

Submitted by:

Roy A. Herberger, Jr., Chair
Ann Kirschner
Manuel F. Rivelo
Margaret Spellings

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Company undertook a comprehensive review of the various compensation programs maintained throughout the organization to determine whether any of those programs encouraged excess risk taking that might create a material risk to the Company's economic viability. As the first step in that process, the Human Resources Department compiled an inventory of the various compensation plans and programs, noting their principal features, the potential risks posed to the Company and any mitigating factors, such as payment caps, internal processes for the review and validation of the applicable performance measures and levels of attainment, and the reservation of discretion by the Company or other plan administrator to effect reductions and adjustments to the payout amounts when warranted.

The plan inventory was presented to the Compensation Committee for review. The findings reached by the Compensation Committee with respect to its risk assessment of the compensation programs maintained for the Company's executive officers are set forth in the Compensation Discussion and Analysis section of this Information Statement.

In conducting their respective reviews, both the Company and the Compensation Committee noted the following additional points with respect to the inventoried plans:

*
The Company's cash and equity compensation structure is in general applied on a uniform basis throughout the organization. The special long-term incentive programs that were previously implemented in the form of cash-settled phantom stock appreciation rights at several subsidiaries of the Company's wholly-owned subsidiary, Apollo Global, will terminate with the scheduled completion date of the current multi-year performance cycle, and no subsequent performance cycles will be implemented. The participants in those programs are now eligible for the same Apollo Global performance share unit and performance cash bonus awards made to all other U.S. and foreign employees of that subsidiary so that there is now uniformity in the equity and cash incentive awards made throughout the entire Apollo Global organization.

*
The Company's management-level employees receive equity awards on a recurring basis. Those awards are either in the form of restricted stock units or a combination of stock option grants, restricted stock units and performance share unit awards that are settled in shares of the Company's Class A Common Stock. Although stock options have the potential to encourage risk taking, the equity awards of which they are a component vest over a period of years so as to encourage the award recipients to focus on sustaining the Company's long-term performance. In addition, the equity awards are generally made on an annual basis, and as a result, the Company's executive officers and other management-level employees typically have unvested awards outstanding that could decrease significantly in value if the Company's business is not managed for the long-term.

*
The Company also implemented a performance share unit/performance cash bonus award program for key employees of Apollo Global and certain employees of the Company who are significantly involved in the business operations of that entity. The applicable performance-vesting condition for those awards is generally tied to a free cash flow or operating free cash flow metric measured at the Apollo Global level over a multi-fiscal-year period. The awards are more leveraged than the performance share unit awards tied to the Company's performance in that the maximum payout level under the Apollo Global awards is 600% of target, whereas the maximum payout rate under the Company's performance share units are set at either 200% or 300% of target. However, the more leveraged nature of the Apollo Global awards is not considered to pose a material adverse risk to the Company. First, the awards are only made to a limited and select group of individuals within the organization. Secondly, there is a cap on both the maximum number of shares issuable and the maximum dollar amount payable on those awards, and such awards are expected to be made on an annual basis to the selected individuals so that they will eventually hold a number of outstanding awards under the program with different performance targets and vesting schedules. Excessive risk taking to earn a maximum return on one year's award could jeopardize the potential return on the awards for other years. Although most Apollo Global employees receive their long-term incentive awards solely or primarily in the form of such special performance shares and performance cash bonus awards, the overall grant-date value of those awards is relatively small in comparison to the grant-date value of the annual long-term incentive awards made to other individuals throughout the organization that are tied to the Company's performance or the price of its Class A Common Stock. In addition, for the limited number of Apollo Group employees who receive Apollo Global performance share unit/performance cash bonus awards, the total grant-date value of their annual long-term incentive award is allocated in accordance with a portfolio approach that directs the predominant portion of that value into equity awards tied to Company-level performance or the price of its Class A Common Stock. Accordingly, for those Company employees, the special Apollo Global performance share unit/performance cash bonus awards they receive do not comprise a significant component of their total equity compensation package that is likely to encourage excessive risk taking.

*
The Company's overall compensation structure is not overly weighted toward short-term incentives and, for management-level employees, there is a significant long-term equity award component tied to the value of the Company's Class A Common Stock. The short-term incentive programs the Company has implemented are subject to a dollar cap per individual tied to a percentage of his or her base salary. As a result, there is a meaningful limitation on the amount of compensation that can be generated from such short-term incentive programs, thereby mitigating the potential for excessive risk taking with respect to short-term goals. In addition, at the executive officer level, the Compensation Committee has reserved the discretion to reduce the bonus amounts payable to the executive officers by taking into account such factors as it deems appropriate, including whether the executive officer has caused the Company to incur any unnecessary or excessive risks.

Based on the foregoing considerations, both the Company and the Compensation Committee concluded that it is not reasonably likely that the Company's overall employee compensation structure, when analyzed in terms of its organization-wide application or its specific application to its various major business units, would have a material adverse effect upon the Company.

SUMMARY COMPENSATION INFORMATION

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended August 31, 2012, August 31, 2011 and August 31, 2010, respectively, by the Company's Principal Executive Officers, Principal Financial Officer, and each of the Company's three other most highly compensated executive officers whose total compensation for the fiscal year ended August 31, 2012 was in excess of $100,000 and who were serving as executive officers at the end of that fiscal year. Mr. Edelstein ceased to be one of the Company's two Principal Executive Officers on August 26, 2012, when he transitioned to a limited part-time employment position following his retirement. No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2012 fiscal year have been excluded by reason of their termination of employment or change in executive officer status during that year. The listed individuals shall be hereinafter referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)(3)(4)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Dr. John G. Sperling,	2012	850,000	—	4,247,200	750,856	974,126	87,475	44,057(9)(10)	6,953,714
Founder and Executive Chairman of the Board	2011	850,000	—	3,232,754	1,018,586	1,427,150	268,558	24,449(10)(11)	6,821,497
	2010	850,000	—	2,458,846	1,823,399	1,462,000	356,510	12,484(10)(12)	6,963,239

Charles B. Edelstein,	2012	700,000	—	—	—	802,221	—	3,588,685(13)	5,090,906
Former Co-Chief Executive Officer (Former Principal Executive Officer)	2011	600,000	—	2,500,142	—	1,007,400	—	48,235(14)	4,155,777
	2010	600,000	—	—	—	1,032,000	—	4,950(15)	1,636,950

Gregory W. Cappelli,	2012	700,000	—	2,525,802(17)	—	802,221	—	21,122(20)	4,049,145
Chief Executive Officer (Principal Executive Officer)	2011	620,000(16)	—	19,509,958(18)	3,955,236(19)	1,007,400	—	42,681(21)	25,135,275
	2010	600,000	—	—	—	1,032,000	—	27,712(22)	1,659,712

Joseph L. D'Amico,	2012	525,000	—	4,109,594	700,791	601,666	—	65,787(23)	6,002,838
President	2011	525,000	—	4,295,228	955,588	881,475	—	47,546(24)	6,704,837
	2010	525,000	—	2,300,164	1,705,690	903,000	—	66,392(25)	5,500,246

Brian L. Swartz,	2012	450,000	—	1,830,946	220,262	386,785	—	1,558(26)	2,889,551
Senior Vice President and Chief Financial Officer (Principal Financial Officer)	2011	425,000	—	2,045,302	355,426	535,181	—	2,742(27)	3,363,651
	2010	375,000	—	866,577	642,626	483,750	—	1,648(27)	2,369,601

Robert W. Wrubel,	2012	440,000	—	2,326,999	—	378,190	—	3,750(28)	3,148,939
Executive Vice President and Chief Innovation Officer

(1)
Includes amounts deferred under the Company's Employee Savings Plan, a tax-qualified deferred compensation plan under section 401(k) of the Internal Revenue Code, and the Company's Deferred Compensation Plan, a non-qualified deferred compensation plan maintained by the Company for a select group of managerial and other highly-compensated employees.

(2)
Includes the aggregate grant-date fair value of the restricted stock units (“RSUs”) awarded to the named executive officer during the applicable fiscal year, calculated in accordance with Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board (“ASC 718”), and does not take into account any estimated forfeitures related to service-based vesting conditions. Such grant-date fair value has been calculated on the basis of the fair market value of the Company's Class A Common Stock on the respective grant date of each RSU award. The following table indicates the grant-date fair value of the RSUs awarded to each named executive officer for each of the covered fiscal years:

Name	2010 FY	2011 FY	2012 FY
Dr. John G. Sperling	1,817,441	2,245,141	2,315,003
Charles B. Edelstein	—	2,500,142	—
Gregory W. Cappelli	—	15,869,816	28,364
Joseph L. D'Amico	1,700,099	3,470,104	2,190,139
Brian L. Swartz	640,475	1,770,166	1,140,131
Robert W. Wrubel	—	—	765,145

(3)
Includes the aggregate grant-date fair value of the performance share units tied to Company performance that were awarded to the named executive officer during the applicable fiscal year, calculated in accordance with ASC 718 and based on the probable outcome of the applicable performance goals, which is assumed for such purpose to be at target level attainment for each such goal. Such amount does not take into account any estimated forfeitures related to service-vesting conditions. The following table indicates the grant-date fair value of the performance share units awarded assuming payout at target level to each named executive officer for each of the covered fiscal years:

Name	2010 FY	2011 FY	2012 FY*
Dr. John G. Sperling	641,405	987,613	1,932,196
Charles B. Edelstein	—	—	—
Gregory W. Cappelli	—	2,640,136	1,997,336
Joseph L. D'Amico	600,065	825,124	1,919,455
Brian L. Swartz	226,102	275,136	690,815
Robert W. Wrubel	—	—	1,279,509

*
The grant-date fair value reported for the performance share unit awards made in the 2012 fiscal year also includes the incremental value to the performance share awards made in July 2011 and October 2011 that resulted from the November 2011 adjustment to the threshold, target and maximum levels of attainment for the adjusted free cash flow metric to which 80% of the target shares subject to those particular awards were tied.

The grant-date fair value of the performance share units awards made during the 2010, 2011 and 2012 fiscal years assuming payout at maximum level attainment are as follows:

Name	2010 FY	2011 FY	2012 FY
Dr. John G. Sperling	1,282,810	1,975,226	5,049,441
Charles B. Edelstein	—	—	—
Gregory W. Cappelli	—	5,280,278	3,994,671
Joseph L. D'Amico	1,200,130	1,650,248	4,948,951
Brian L. Swartz	452,204	550,272	1,771,703
Robert W. Wrubel	—	—	2,619,088

(4)
Includes the grant-date fair value of the special performance share units tied to Apollo Global performance that were awarded to Messrs. Cappelli and Wrubel during the 2012 fiscal year. Such grant-date fair value was calculated in accordance with ASC 718 and based on the probable outcome of the applicable performance goal tied to the amount by which the adjusted operating free cash flow of Apollo Global for the measurement period coincident with the 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the 2012 fiscal year. The calculation is based on the assumption that such performance goal will be attained at the minimum 100% level. However, the calculated amount does not take into account any estimated forfeitures related to service-vesting condition applicable to the award. The grant-date fair value of the special performance award assuming payout at the minimum 100% payout level is $500,102 for Mr. Cappelli and $282,345 for Mr. Wrubel. The grant-date fair value of the special performance share unit assuming payout at maximum level of attainment would be $3,000,614 for Mr. Cappelli and $1,694,068 for Mr. Wrubel.

(5)
Includes the $1,000,003 grant-date fair value of the special performance share units tied to Apollo Global performance that were awarded to Mr. Cappelli during the 2011 fiscal year. Such grant-date fair value was calculated in accordance with ASC 718 and based on the probable outcome of the applicable performance goal tied to the amount by which the adjusted operating free cash flow of Apollo Global for the measurement period coincident with the 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the 2011 fiscal year. The calculation is based on the assumption that such performance goal will be attained at the minimum 100% payout level. However, the calculated amount does not take into account any estimated forfeitures related to service-vesting condition applicable to the award. The grant-date fair value of Mr. Cappelli's special performance share unit assuming payout at maximum level of attainment would be $6,000,018.

(6)
Represents the aggregate grant-date fair value of the stock options awarded to the named executive officer during the applicable fiscal year, calculated in accordance with ASC 718, and does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of such grant-date fair value for the fiscal year 2012 awards are set forth in Note 2 and 15 to the Company's consolidated financial statements for the year ended August 31, 2012 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 22, 2012.

(7)
Represents the year-over-year change in each of the 2010, 2011 and 2012 fiscal years of the actuarial present value of Dr. Sperling's pension benefit payable pursuant to his deferred compensation agreement with the Company dated December 31, 1993.

(8)
As indicated in the Compensation Discussion & Analysis section above, the Company has a stadium naming rights agreement (the “Stadium Agreement”) with the Arizona Cardinals of the National Football League pursuant to which a number of ancillary benefits are provided as part of the fixed contract fee, including access to a private stadium loft for a limited number of guests for all games played by the Arizona Cardinals at the stadium and certain other sporting and entertainment events held at the stadium, a specified number of additional tickets to all home games played by the Arizona Cardinals at the stadium, fully-paid expenses to three away games per year for a limited number of guests per trip and fully-paid expenses to the Super Bowl and NFL Pro Bowl each year for a limited number of guests per trip. The Company has also entered into corporate sponsorship agreements with several other professional sports teams in order to market the University of Phoenix brand and enhance the national recognition of that institution. The corporate sponsorship arrangements are structured in a manner similar to the Stadium Agreement. Accordingly, each corporate sponsorship contract has a fixed term with a specified schedule of annual fees payable by the Company over that term. A number of ancillary benefits are provided under the contract, including access to a private suite for a limited number of guests for all home games and certain other entertainment events held at the facility, additional tickets to all home games played at the facility, and fully-paid expenses (transportation, food and lodging) to a limited number of away games for a limited number of guests per trip. As a result of the fixed fee structure for the Stadium Agreement and the similarly-structured sponsorship arrangements, the Company did not incur any incremental costs to the extent one or more named executive officers may have enjoyed the personal use of those ancillary benefits. However, to the extent the Company did incur incremental costs in purchasing additional tickets to events held at the facility, the incremental cost per ticket (determined by dividing the aggregate out-of-pocket cost the Company incurred in purchasing those additional tickets by the total number of tickets available to the Company for the event, including the no-cost tickets provided under the applicable agreement) was allocated to any named executive officer who received for personal use one or more tickets to the event for which additional tickets were purchased by the Company. Such incremental cost was taken into account in determining the named executive officer's potentially disclosable and quantifiable perquisites for the fiscal year. The Company maintains procedures to track and record the disposition of all tickets acquired or purchased pursuant to the Stadium Agreement and the business or personal use of the allotted tickets.

(9)
Represents (i) $11,791 in registration fees, insurance costs and maintenance and fuel expenses allocated to Dr. Sperling's personal use of Company-owned vehicles, (ii) $6,295 relating to reimbursement of personal transportation costs during the 2012 fiscal year, (iii) $25,718 relating to personal use of Company-chartered aircraft by Dr. Sperling, and (iv) $253 relating to travel and meal expenses for the attendance of Dr. Sperling's family and guests at Company events. The Company-owned vehicles provided to Dr. Sperling were fully depreciated by the Company prior to the start of the 2007 fiscal year, and accordingly, there were no other incremental costs incurred by the Company as a result of Dr. Sperling's personal use of those vehicles. Guests of Dr. Sperling also traveled on Company-chartered aircraft on flights for which the Company incurred no incremental costs.

(10)
The Company also provides office space and related services to Ms. Darby E. Shupp (a member of the Company's Board of Directors) in her capacity as an executive employee of one of Dr. Sperling's companies; and Dr. Sperling's administrative assistant for Company matters, who is employed by the Company, also provides assistance with his personal matters. However, the Company does not believe that any incremental costs have been incurred in connection with these items and accordingly no additional amount is reflected for such perquisites in column (i) for any of the 2012, 2011 and 2010 fiscal years.

(11)
Represents (i) $18,542 in registration fees, insurance costs and maintenance and fuel expenses allocated to Dr. Sperling's personal use of Company-owned vehicles and (ii) $5,907 relating to reimbursement of personal transportation costs during the 2011 fiscal year. The Company-owned vehicles provided to Dr. Sperling were fully depreciated by the Company prior to the start of the 2007 fiscal year, and accordingly, there were no other incremental costs incurred by the Company as a result of Dr. Sperling's personal use of those vehicles. Dr. Sperling also traveled for commuting purposes on Company-chartered aircraft on flights for which the Company incurred no incremental costs.

(12)
Represents (i) $6,134 in registration fees, insurance costs and maintenance and fuel expenses allocated to Dr. Sperling's personal use of Company-owned vehicles and (ii) $6,350 relating to reimbursement of personal transportation costs during the 2010 fiscal year. The Company-owned vehicles provided to Dr. Sperling were fully depreciated by the Company prior to the start of the 2007 fiscal year, and accordingly, there were no other incremental costs incurred by the Company as a result of Dr. Sperling's personal use of those vehicles.

(13)
Represents (i) a matching contribution in the amount of $3,750 made by the Company to Mr. Edelstein's account under the Company's Employee Savings Plan, (ii) $663 relating to the reimbursement of commuting costs, (iii) $8,219 relating to the reimbursement of legal fees incurred by Mr. Edelstein in connection with the negotiation of his transition agreement, (iv) $5,441 relating to travel and meal expenses for the attendance of Mr. Edelstein's family and guests at Company events, (v) $3.56 million of cash severance benefits to which Mr. Edelstein has become entitled under his employment agreement with the Company in connection with his cessation of service as Co-Chief Executive Officer upon the August 26, 2012 expiration date of that agreement and (vi) $11,012 of projected COBRA coverage costs for himself and his eligible dependents for which he is entitled to Company reimbursement for up to an 18-month period beginning September 1, 2012. In addition, Mr. Edelstein received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements. Guests of Mr. Edelstein also traveled on Company-chartered aircraft on flights for which the Company incurred no incremental costs.

The cash severance benefits are comprised of the following amounts:

2 x $700,000 of annual base salary:	$1.400 million
2 x Average Bonus for FY 2009 ($1.2 million), FY 2010 ($1.032 million) and FY 2011 ($1.0074 million):	$2.160 million
Total:	$3.560 million

The cash severance amounts will be paid as follows: on March 1, 2013 Mr. Edelstein will receive in a lump sum the monthly installments that would have otherwise been paid during the period from August 27, 2012 through February 28, 2013 in the absence of the delayed payment provisions of the applicable tax laws, and the balance will be paid in successive equal installments over the Company's regular pay periods for salaried employees during the period from March 1, 2013 to August 31, 2013, with the first such installment to be paid on the first such regularly-scheduled pay day for the Company's salaried employees after March 1, 2013 and the last such installment to be paid on the regularly-scheduled pay day for salaried employee coincident with or closest to August 31, 2013.

(14)
Represents (i) a matching contribution in the amount of $3,675 made by the Company to Mr. Edelstein's account under the Company's Employee Savings Plan, (ii) $44,061 relating to personal use of Company-chartered aircraft by Mr. Edelstein and his guest and (iii) $499 relating to the reimbursement of commuting costs. In addition, Mr. Edelstein received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements. Guests of Mr. Edelstein also traveled on Company-chartered aircraft on flights for which the Company incurred no incremental costs.

(15)	Represents a matching contribution by the Company to the named executive officer's account under the Company's Employee Savings Plan.

(16)	Calculated based on an annual rate of base salary of $600,000 for the period September 1, 2010 to March 31, 2011 and $650,000 for the period April 1, 2011 to August 31, 2011.

(17)
Represents the remainder of the three-year aggregated performance share award and restricted stock unit award to which Mr. Cappelli was entitled pursuant to the terms of his extended April 2011 employment agreement with the Company but which was not made until March 2012.

(18)
Includes a three-year aggregated restricted stock unit award that was made to Mr. Cappelli during the 2011 fiscal year in connection with the April 2011 extension of his employment agreement in lieu of a series of annual restricted stock unit awards for the 2012, 2013 and 2014 fiscal years.

(19)
Represents a three-year aggregated stock option award that was made to Mr. Cappelli during the 2011 fiscal year in connection with the April 2011 extension of his employment agreement in lieu of a series of annual stock option awards for the 2012, 2013 and 2014 fiscal years.

(20)
Represents (i) a matching contribution in the amount of $3,750 made by the Company to Mr. Cappelli's account under the Company's Employee Savings Plan, (ii) $492 relating to personal use of Company-chartered aircraft by Mr. Cappelli's spouse, (iii) $1,604 relating to personal use of the Company-owned condominium by members of Mr. Cappelli's family, (iv) $6,480 relating to the reimbursement of commuting costs, (v) $7,710 relating to travel and meal expenses for the attendance of Mr. Cappelli's spouse and daughter at Company events, (vi) $761 relating to the reimbursement of legal fees incurred by Mr. Cappelli in connection with the review of the documentation for certain equity grants and (vii) $325 relating to golf expenses. In addition, Mr. Cappelli received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements. Members of Mr. Cappelli's family also traveled on Company-chartered aircraft on flights for which the Company incurred no incremental costs.

(21)
Represents (i) a matching contribution in the amount of $3,675 made by the Company to Mr. Cappelli's account under the Company's Employee Savings Plan, (ii) $17,570 relating to personal use of Company-chartered aircraft by Mr. Cappelli and his spouse, (iii) $303 relating to personal use of the Company-owned condominium by members of Mr. Cappelli's family, (iv) $8,852 relating to the reimbursement of commuting and personal transportation costs, including hotel accommodations and meal expenses for Mr. Cappelli and his family members, (v) $1,417 relating to travel and meal expenses for the attendance of Mr. Cappelli's spouse at Company events, (vi) $9,788 relating to the reimbursement of legal fees incurred by Mr. Cappelli in connection with the negotiation of the extension of his employment agreement, (vii) $326 relating to golf expenses associated with Board and Company meetings and (viii) $750 relating to sponsorship of a little league baseball team of a family member. In addition, Mr. Cappelli received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements. Members of Mr. Cappelli's family also traveled on Company-chartered aircraft on flights for which the Company incurred no incremental costs.

(22)
Represents (i) a matching contribution in the amount of $4,950 made by the Company to Mr. Cappelli's account under the Company's Employee Savings Plan, (ii) $15,068 relating to personal use of Company-chartered aircraft, (iii) $601 relating to personal use of Company-owned condominium, (iv) $6,558 relating to the reimbursement of commuting costs and (v) $535 relating to the attendance of Mr. Cappelli's spouse and guests at Company events. In addition, Mr. Cappelli received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(23)
Represents (i) $30,000 reimbursement of duplicative living costs incurred by Mr. D'Amico in his secondary business location, (ii) $27,521 relating to the reimbursement of personal transportation costs, (iii) $492 relating to personal use of Company-chartered aircraft by Mr. D'Amico's spouse, (iv) $2,674 relating to travel and meal expenses for the attendance of Mr. D'Amico's spouse at Company events, and (v) a matching contribution in the amount of $5,100 made by the Company to his account under the Company's Employee Savings Plan. In addition, Mr. D'Amico received for personal use tickets to certain sporting and entertainment events and certain expense-paid trips to sporting events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(24)
Represents (i) $29,615 reimbursement of duplicative living costs incurred by Mr. D'Amico in his secondary business location, (ii) $14,256 relating to the reimbursement of personal transportation costs, and (iii) a matching contribution in the amount of $3,675 made by the Company to his account under the Company's Employee Savings Plan. In addition, Mr. D'Amico received for personal use tickets to certain sporting and entertainment events and certain expense-paid trips to sporting events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(25)
Represents (i) $30,000 reimbursement of duplicative living costs incurred by Mr. D'Amico in his secondary business location, (ii) $22,276 relating to the reimbursement of personal transportation costs, (iii) a matching contribution in the amount of $4,950 made by the Company to his account under the Company's Employee Savings Plan, (iv) $3,150 relating to personal use of Company-chartered aircraft and (v) $6,016 relating to the incremental cost of the attendance of Mr. D'Amico's spouse and guests at Company events. In addition, Mr. D'Amico received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(26)
Represents a matching contribution by the Company to the named executive officer's account under the Company's Employee Savings Plan. In addition, Mr. Swartz received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(27)
Represents a matching contribution by the Company to the named executive officer's account under the Company's Employee Savings Plan. In addition, Mr. Swartz received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

(28)
Represents a matching contribution by the Company to the named executive officer's account under the Company's Employee Savings Plan. In addition, Mr. Wrubel received for personal use tickets to certain sporting and entertainment events for which the Company incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

GRANTS OF PLAN-BASED AWARDS

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2012 fiscal year under a compensation plan.

Name	Grant Date	Date of Pre-Authorization (1)	Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Equity Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dr. John G. Sperling	11/22/11		425,000(2)	850,000(2)	1,700,000(2)	—	—	—	—	—	—
	11/22/11		—	—	—	8,322(4)	16,644(4)	33,288(4)	—	—	747,149
	7/2/12	6/20/12	—	—	—	—	63,704(5)	—	—	—	2,315,003
	7/2/12	6/20/12	—	—	—	—	—	—	52,252(6)	36.34	750,856
	7/2/12	6/20/12	—	—	—	—	32,610(7)	97,830(7)	—	—	1,185,047

Charles B. Edelstein	11/22/11		350,000(2)	700,000(2)	1,400,000(2)	—	—	—	—	—	—

Gregory W. Cappelli	11/22/11		350,000(2)	700,000(2)	1,400,000(2)	—	—	—	—	—	—
	10/26/11		—	—	—	—	596(8)	—	—	—	28,364
	11/22/11		—	—	—	22,247(4)	44,494(4)	88,988(4)	—	—	1,997,336
	3/29/12	3/22/12	—	—	—	—	12,810(9)	76,860(9)	—	—	500,102

Joseph L. D'Amico	11/22/11		262,500(2)	525,000(2)	1,050,000(2)	—	—	—	—	—	—
	10/5/11		—	—	—	1,185(10)	2,370(10)	4,740(10)	—	—	100,061
	11/22/11		—	—	—	7,901(4)	15,802(4)	31,604(4)	—	—	709,352
	7/2/12	6/20/12	—	—	—	—	60,268(5)	—	—	—	2,190,139
	7/2/12	6/20/12	—	—	—	—	—	—	48,768(6)	36.34	700,791
	7/2/12	6/20/12	—	—	—	—	30,546(7)	91,638(7)	—	—	1,110,042

Brian L. Swartz	11/22/11		168,750(2)	337,500(2)	675,000(2)	—	—	—	—	—	—
	10/5/11		—	—	—	592(10)	1,185(10)	2,370(10)	—	—	50,031
	11/22/11		—	—	—	2,793(4)	5,585(4)	11,170(4)	—	—	250,711
	7/2/12	6/20/12	—	—	—	—	4,130(11)	—	—	—	150,084
	7/2/12	6/20/12	—	—	—	—	27,244(5)	—	—	—	990,047
	7/2/12	6/20/12	—	—	—	—	—	—	15,328(6)	36.34	220,262
	7/2/12	6/20/12	—	—	—	—	10,734(7)	32,202(7)	—	—	390,074

Robert W. Wrubel	11/22/11		165,000(2)	330,000(2)	660,000(2)	—	—	—	—	—	—
	10/5/11		—	212,500(15)	1,275,000(15)	—	—	—	—	—	—
	7/2/12		—	75,000(16)	450,000(16)	—	—	—	—	—	—
	10/5/11		—	—	—	—	4,148(8)	—	—	—	175,129
	10/5/11		—	—	—	—	5,034(12)	30,204(12)	—	—	212,535
	10/5/11		—	—	—	6,111(10)	12,222(10)	24,444(10)	—	—	103,186
	11/22/11		—	—	—	7,835(4)	15,670(4)	31,340(4)	—	—	703,426
	7/2/12	6/20/12	—	—	—	—	4,128(13)	—	—	—	150,012
	7/2/12	6/20/12	—	—	—	—	12,108(5)	—	—	—	440,005
	7/2/12	6/20/12	—	—	—	—	1,653(7)	4,959(7)	—	—	60,070
	7/2/12	6/20/12	—	—	—	—	1,921(14)	11,526(14)	—	—	69,809

(1)
The Compensation Committee pre-authorized equity awards on June 20, 2012 to become effective at the close of business on July 2, 2012. The March 29, 2012 equity award made to Mr. Cappelli was pre-authorized by the

Compensation Committee on March 22, 2012 to become effective on the third trading day following the release of the Company's financial results for the fiscal quarter ended February 29, 2012.

(2)
Reflects potential cash payouts under the Company's Executive Officer Performance Incentive Plan for the 2012 fiscal year. 60% of the potential payout was tied to the attainment of a designated level of operating income for the 2012 fiscal year, and an additional 10% was tied to the attainment of a designated level of net revenue for the 2012 fiscal year. The remaining 30% was tied to the attainment of three non-financial goals that were equally weighted and measured in terms of student service, student satisfaction and faculty/employee engagement. Threshold, target and maximum levels of attainment were pre-established by the Compensation Committee for each goal. In addition, the Compensation Committee reserved the discretion to reduce the bonus amount by up to 30%. Based on the actual level at which each of the applicable performance goals was attained and the Compensation Committee's decision not to exercise any negative discretion over the amounts payable under such awards, the actual bonus amount paid to each named executive officer was at 114.6% of the target level indicated for the named executive officer in the above table. A description of the principal provisions of the Executive Officer Performance Incentive Plan for the 2012 fiscal year is set forth below.

(3)
The reported values include (A) the grant-date fair values of the following awards: (i) stock option grants, (ii) restricted stock unit awards with both performance-vesting and service-vesting conditions or with only a service-vesting condition, (iii) performance share unit awards subject to performance-vesting goals tied to the Company's performance and a service-vesting requirement and (iv) performance share unit awards subject to a performance-vesting goal tied to the adjusted free cash flow or the adjusted operating free cash flow of Apollo Global and a service-vesting requirement and (B) the incremental value to the performance share unit awards made on July 6, 2011 and October 5, 2011 that resulted from the November 2011 adjustment to the threshold, target and maximum levels of attainment for the adjusted free cash flow metric to which 80% of the target shares subject to those particular awards were tied. The dollar value reported in column (l) with respect to stock options represents the grant-date fair value of each option determined in accordance with the provisions of ASC 718. A discussion of the valuation assumptions used in the ASC 718 calculation of grant-date fair value is set forth in Notes 2 and 15 to the Company's audited financial statements for the fiscal year ended August 31, 2012, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 22, 2012. The dollar value reported in column (l) with respect to the restricted stock unit awards represents the grant-date fair value of each such award that is, in accordance with ASC 718, equal to the fair market value of the underlying shares of the Company's Class A Common Stock on the grant date. The dollar value reported in column (1) with respect to the performance share unit awards tied to Company or Apollo Global performance goals represents the grant-date fair value of each such award that is, in accordance with ASC 718, equal to the fair market value on the grant date of the number of shares of the Company's Class A Common Stock issuable under that award based on the probable outcome of the applicable performance goals, which is for such purpose assumed to be at either target or 100% minimum level attainment for each such goal. The dollar value reported in column (1) with respect to the November 2011 adjustment to the levels of goal attainment for the adjusted free cash flow metric in effect under the July 6, 2011 and October 5, 2011 performance share unit awards represents the amount by which the grant-date fair value of those awards immediately after that adjustment exceeded the grant-date fair value of such awards immediately prior to the adjustment, In determining such incremental value, the grant-date fair value of each award immediately before and immediately after the adjustment was, in accordance with ASC 718, calculated on the basis of the probable outcome of the applicable performance goal and the number of shares of Class A Common Stock that would result from such projected outcome. For purposes of such calculation, the probable outcome of the adjusted free cash flow metric was measured immediately before and immediately after the adjustment. In each instance, the grant-date fair value was not reduced for any estimated forfeitures related to service-vesting conditions.

(4)
Represents the number of shares of Class A Common Stock affected by the modification made in November 2011 to the July 6, 2011 and October 5, 2011 performance share unit awards that adjusted the threshold, target and maximum levels of goal attainment for the adjusted free cash flow metric to which those particular shares were tied. The number of shares affected represented 80% of the total number of shares of Class A Common Stock subject to each such modified award. See footnote (3) above for further information regarding the calculation of the incremental value in such awards that resulted from such modification.

(5)
Represents a restricted stock unit award with both performance-vesting and service-vesting conditions. Each restricted stock unit represents the right to receive one share of the Company's Class A Common Stock following the satisfaction of the applicable performance and service-vesting requirements. The performance-vesting condition is the Company's attainment of adjusted net income of not less than $190 million for the fiscal year ending August 31, 2013. Upon the attainment of the applicable 2013 fiscal year adjusted net income performance goal, one fourth of the restricted stock units will vest, and the balance of the restricted stock units will vest in three successive equal annual installments on each of the second, third and fourth one-year anniversaries of the July 2, 2012 award date, provided the named executive officer continues in the Company's employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company. In addition, Mr. D'Amico will be entitled to a full or partial service-vesting credit should his employment terminate under certain specified circumstances during the service-vesting period.

(6)
The shares covered by each option will vest in four successive equal annual installments on each of the first four one-year anniversaries of the indicated grant date for that award, provided the named executive officer continues in the Company's employ through each such annual vesting date, subject to full vesting acceleration in the event of a change in control of the Company. The option grant to Mr. D'Amico is also subject to special vesting provisions, either in the form of accelerated vesting of a portion of the grant or continued vesting of the entire grant over the remainder of the vesting period, in the event his employment with the Company were to terminate under certain defined circumstances.

(7)
Represents a performance share unit award with both performance vesting and service-vesting conditions. The performance-vesting requirement for 75% of the award is tied to the amount by which the adjusted free cash flow realized by the Company for the twelve-month period ending August 31, 2015 exceeds the adjusted free cash flow realized by the Company for the twelve-month period ending August 31, 2012, and the performance-vesting requirements for the remaining 25% are tied to the amount by which the net revenue realized by the Company for the twelve-month period ending August 31, 2015 differs (in terms of the dollar amount of the positive increase or the negative decline) from net revenue realized by the Company for the twelve-month period ending August 31, 2012. The calculation of adjusted free cash flow and net revenue for each relevant fiscal year will be determined on a consolidated basis with the Company's consolidated subsidiaries for financial reporting purposes, and will be subject to certain pre-specified adjustments, reductions and exclusions. Based on the attained performance level of each applicable goal, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to the award at the indicated target level by the applicable conversion percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 300% at maximum level attainment or above. The number of shares of Class A Common Stock into which the performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which the named executive officer will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment the named executive officer completes with the Company within the performance period (the 2013, 2014 and 2015 fiscal years) and the denominator of which is three. The performance share units will vest on an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company's Class A Common Stock at a conversion rate not less than 100%. In addition, Mr. D'Amico will be entitled to a full or partial service-vesting credit should his employment terminate under certain specified circumstances during the service-vesting period. For further information concerning the applicable performance measure for the performance share units and the conversion process based on performance goal attainment, please see the Compensation Discussion and Analysis section above.

(8)
Represents a special restricted stock unit award with both performance-vesting and service-vesting conditions. Each restricted stock unit represents the right to receive one share of the Company's Class A Common Stock following the satisfaction of the applicable performance and service-vesting requirements. The applicable performance-vesting condition is the Company's attainment of adjusted net income of not less than $240 million for the fiscal year ending August 31, 2012. Upon the attainment of the applicable 2012 fiscal year adjusted net income performance goal, the restricted stock units for Mr. Cappelli will vest in full, provided he continues in the Company's employ through such vesting date, subject to full vesting acceleration upon a change in control of the Company. Mr. Cappelli will also be entitled to a 12-month service-vesting credit should his employment terminate under certain specified circumstances during the service-vesting period. Upon the attainment of the applicable 2012 fiscal year adjusted net income performance goal, 25% of the restricted stock units for Mr. Wrubel will vest, and the balance of the restricted stock units will vest in three successive equal annual installments on each of the second, third and fourth one-year anniversaries of the July 6, 2011 effective date for the other restricted stock unit awards previously made by the Compensation Committee for the 2012 fiscal year, provided he continues in the Company's employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company.

(9)
Represents a performance share unit award with both performance vesting and service-vesting conditions. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by

Apollo Global for the measurement period coincident with the Company's 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company's 2012 fiscal year. For both the base period and the applicable measurement period, Apollo Global's cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for both the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to the award at the indicated target level by the applicable conversion percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. The number of shares of Class A Common Stock into which the performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which Mr. Cappelli will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period (the 2013 and 2014 fiscal years) and the denominator of which is two. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company or Apollo Global. In such event, the performance share units will be converted into actual shares of the Company's Class A Common Stock at a conversion rate not less than 100%. Mr. Cappelli will also be entitled to a 12-month service-vesting credit should his employment terminate under certain specified circumstances during the service-vesting period. For further information concerning the applicable performance measure for the performance share units and the conversion process based on performance goal attainment, please see the Compensation Discussion and Analysis section above.

(10)
Represents a performance share unit award with both performance vesting and service-vesting conditions. The performance-vesting requirement for 80% of the award is tied to the average of the annual rates of growth or decline in the Company's adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2012, 2013 and 2014 fiscal years), and the performance-vesting requirements for the remaining 20% are tied to the average credit earned per student by newly-enrolled bachelor-degree and associate-degree students, respectively, over the applicable measurement periods. The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company's consolidated subsidiaries for financial reporting purposes, and will be subject to certain pre-specified adjustments, reductions and exclusions. Based on the attained performance level of each applicable goal, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to the award by the applicable conversion percentage that will range from 50% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment. The number of shares of Class A Common Stock into which the performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which the named executive officer will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment the named executive officer completes with the Company within the performance period (the 2012, 2013 and 2014 fiscal years) and the denominator of which is three. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company's Class A Common Stock at a conversion rate not less than 100%. In addition, Mr. D'Amico will be entitled to a full or partial service-vesting credit should his employment terminated under certain specified circumstances during the service-vesting period. For further information concerning the applicable performance measure for the performance share units and the conversion process based on performance goal attainment, please see the Compensation Discussion and Analysis section above.

(11)
Represents a special restricted stock unit award with both performance vesting and service vesting conditions. Each restricted stock unit that vests will entitle the named executive officer to receive one share of the Company's Class A Common Stock on the designated issuance date for that share. The performance-vesting condition is the Company's attainment of adjusted net income of not less than $190 million for the fiscal year ending August 31, 2013. Upon the attainment of the applicable 2013 fiscal year adjusted net income performance goal, 20% of the restricted stock units will vest, and the balance of the restricted stock units will vest in two successive equal annual installments on each of the second and third one-year anniversaries of the July 2, 2012 award date, provided the named executive officer continues in the Company's employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company.

(12)
Represents a performance share unit award with both performance vesting and service-vesting conditions. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the measurement period coincident with the Company's 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company's 2011 fiscal year. For both the base period and the applicable measurement period, Apollo Global's cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for both the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to the award at the indicated target level by the applicable conversion percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. The number of shares of Class A Common Stock into which his performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which the named executive officer will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period (the 2012, 2013 and 2014 fiscal years) and the denominator of which is three. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company or Apollo Global. In such event, the performance share units will be converted into actual shares of the Company's Class A Common Stock at a conversion rate not less than 100%. For further information concerning the applicable performance measure for the performance share units and the conversion process based on performance goal attainment, please see the Compensation Discussion and Analysis section above.

(13)
Represents a special restricted stock unit award with both performance-vesting and service-vesting conditions. Each restricted stock unit represents the right to receive one share of the Company's Class A Common Stock following the satisfaction of the applicable performance and service-vesting requirements. The performance-vesting condition is the Company's attainment of adjusted net income of not less than $190 million for the fiscal year ending August 31, 2013. Upon the attainment of the applicable 2013 fiscal year adjusted net income performance goal, one half of the restricted stock units will vest, and the balance of the restricted stock units will vest on the second one-year anniversary of the July 2, 2012 award date, provided the named executive officer continues in the Company's employ through each such annual vesting date, subject to full vesting acceleration upon a change in control of the Company.

(14)
Represents a performance share unit award with both performance vesting and service-vesting conditions. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the measurement period coincident with the Company's 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company's 2012 fiscal year. For both the base period and the applicable measurement period, Apollo Global's cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for both the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to the award at the indicated target level by the applicable conversion percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. The number of shares of Class A Common Stock into which the performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which Mr. Wrubel will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period (the 2013 and 2014 fiscal years) and the denominator of which is two. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company or Apollo Global. In such event, the performance share units will be converted into one or more actual shares of the Company's Class A Common Stock at a conversion rate based on a modified performance measurement period. For further information concerning the applicable performance measure for the performance share units and the conversion process based on performance goal attainment, please see the Compensation Discussion and Analysis section above.

(15)
Reflects the potential levels of cash payout under the special performance cash bonus award made under the Company's Executive Officer Performance Incentive Plan. The award has both performance vesting and service-

vesting conditions. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the measurement period coincident with the Company's 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company's 2011 fiscal year. For both the base period and the applicable measurement period, Apollo Global's cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for both the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. The calculations for the special performance cash bonus award will be the same as those utilized for the performance share unit awards tied to the same Apollo Global performance metric and described in footnote (12) above. Based on the attained performance level, the potential bonus amount payable under the award will be determined by multiplying the bonus amount at the target level specified in the table by the applicable percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. The bonus amount so determined will also be subject to a service-vesting requirement. Accordingly, the actual bonus amount in which the named executive officer will vest will be determined by multiplying the potential bonus amount based on performance goal attainment by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period (the 2012, 2013 and 2014 fiscal years) and the denominator of which is three. The performance bonus amount will vest upon an accelerated basis upon certain changes in control or ownership of the Company or Apollo Global. In such event, the bonus amount will not be less than 100% of the specified threshold level dollar amount. The Compensation Committee has reserved the discretion to reduce the actual bonus amount payable under this award by up to 100%.

(16)
Reflects the potential levels of cash payout under the special performance cash bonus award made under the Company's Executive Officer Performance Incentive Plan. The award has both performance vesting and service-vesting conditions. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the measurement period coincident with the Company's 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company's 2012 fiscal year. For both the base period and the applicable measurement period, Apollo Global's cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for both the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. The calculations for the special performance cash bonus award will be the same as those utilized for the performance share unit awards tied to the same Apollo Global performance metric and described in footnote (14) above. Based on the attained performance level, the potential bonus amount payable under the award will be determined by multiplying the bonus amount at the target level specified in the table by the applicable percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. The bonus amount so determined will also be subject to a service-vesting requirement. Accordingly, the actual bonus amount in which the named executive officer will vest will be determined by multiplying the potential bonus amount based on performance goal attainment by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period (the 2013 and 2014 fiscal years) and the denominator of which is two. The performance bonus amount will vest upon an accelerated basis upon certain changes in control or ownership of the Company or Apollo Global. In such event, the bonus amount will be based on a modified performance period. The Compensation Committee has reserved the discretion to reduce the actual bonus amount payable under this award by up to 100%.

Executive Officer Performance Incentive Plan

On November 22, 2011, the Compensation Committee approved and implemented the Executive Officer Performance Incentive Plan for the 2012 fiscal year. The potential cash bonus payable under such plan was tied to the Company's attainment of certain financial and non-financial performance goals that were established by the Compensation Committee for the 2012 fiscal year. The first two performance metrics (weighted at 60% and 10% of the total bonus potential, respectively) were tied to operating income and net revenue, respectively, for the 2012 fiscal year, subject to certain adjustments pre-authorized by the Compensation Committee. Three additional non-financial performance metrics, each weighted at 10% of the total bonus potential, were established in the areas of student satisfaction, faculty/employee engagement, and enhanced student services. Further information concerning such performance goals, the authorized adjustments to the operating income and net revenue metrics, and the threshold, target and maximum levels of attainment set for each goal may be found in the “Cash Incentive Plan for 2012 Fiscal Year” section of the “Compensation Discussion and Analysis” above.

The target bonus amount for each named executive officer was set at 100% of base salary, except for Messrs. Swartz and Wrubel for whom the target bonus amount was set at 75%. The target bonus amounts established for Messrs. Edelstein, Cappelli and D'Amico under the plan were in accordance with the target bonus levels (100% of base salary) set forth in their respective employment agreements. The remaining executive officers participated in the plan at varying target percentages tied to their base salary.

The actual cash bonus amount that each named executive officer could earn under the plan for the 2012 fiscal year ranged from 0 to 200% of the target bonus amount. The actual percentage was determined primarily on the basis of the level at which each of the performance goals was attained. The operating income goal was attained at 130% of target level; the net revenue goal was attained at 89% of target; the student satisfaction goal was attained at target level, and the student service goal was attained at 180% of target level. The faculty/employee engagement goal was attained at a level below threshold, and no bonus was earned with respect to that particular metric. As a result, the bonus earned by each named executive officer under the Executive Officer Performance Incentive Plan for the 2012 fiscal year based solely on goal attainment was in a dollar amount equal to 114.6% of his target bonus opportunity.

The Compensation Committee reserved the discretion to reduce by up to 30% the cash bonus amount that would otherwise be payable to each named executive officers based on the levels at which the various performance goals were attained. However, the Compensation Committee decided that no reduction to the individual bonus amounts was warranted in light of the Company's overall performance in the 2012 fiscal year and the effective cost control measures that the Company has implemented.

The actual incentive bonus earned under the plan by each named executive officer is set forth in the Summary Compensation Table. For further information concerning the Executive Officer Incentive Compensation Plan, please see the “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides certain summary information concerning outstanding equity awards held by the Named executive officers as of August 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Dr. John G. Sperling	100,000	—	60.90	10/20/2013	—	—	—	—
	20,250	—	71.23	8/6/2014	—	—	—	—
	100,000	—	51.33	6/23/2016	—	—	—	—
	334,000	—	58.03	7/3/2013	—	—	—	—
	25,820	—	69.51	10/31/2014	—	—	—	—
	58,119	19,373(3)	67.90	7/1/2015	—	—	—	—
	53,474	53,474(4)	42.27	7/5/2016	—	—	—	—
	13,776	41,328(5)	47.47	7/5/2017	—	—	—	—
	—	52,252(6)	36.34	7/1/2018	—	—	—	—
	—	—	—	—	7,963(7)	213,807	—	—
	—	—	—	—	21,498(8)	577,221	—	—
	—	—	—	—	35,472(9)	952,423	—	—
	—	—	—	—	63,704(10)	1,710,452	—	—
	—	—	—	—	—	—	15,174(11)	407,422
	—	—	—	—	—	—	20,805(12)	558,614
	—	—	—	—	—	—	32,610(13)	875,579

Charles B. Edelstein	1,000,000	—	62.51	8/26/2014	—	—	—	—

Gregory W. Cappelli	1,058	—	63.67	4/2/2013	—	—	—	—
	1,000,000	—	48.47	5/24/2013	—	—	—	—
	149,711	—	59.00	9/4/2013	—	—	—	—
	58,750	176,250(14)	39.88	4/12/2017	—	—	—	—
	194	578(15)	47.47	7/5/2017	—	—	—	—
	—	—	—	—	25,021(16)	671,814	—	—
	—	—	—	—	24,500(17)	657,825	—	—
	—	—	—	—	186,000(18)	4,994,100	—	—
	—	—	—	—	30,400(19)	816,240	—	—
	—	—	—	—	156(9)	4,189	—	—
	—	—	—	—	—	—	21,066(20)	565,622
	—	—	—	—	—	—	55,617(21)	1,493,316
	—	—	—	—	—	—	12,810(22)	343,949

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joseph L. D'Amico	42,519	—	69.51	10/31/2012	—	—	—	—
	21,837	7,279(3)	67.90	7/1/2015	—	—	—	—
	17,638	—	67.90	7/1/2013	—	—	—	—
	50,022	50,022(4)	42.27	7/5/2016	—	—	—	—
	12,701	38,103(5)	47.47	7/5/2017	—	—	—	—
	—	48,768(6)	36.34	7/1/2018	—	—	—	—
	—	—	—	—	2,992(7)	80,335	—	—
	—	—	—	—	20,110(8)	539,954	—	—
	—	—	—	—	33,495(9)	899,341	—	—
	—	—	—	—	60,268(10)	1,618,196	—	—
	—	—	—	—	—	—	14,196(11)	381,163
	—	—	—	—	—	—	17,382(12)	466,707
	—	—	—	—	—	—	2,370(23)	63,635
	—	—	—	—	—	—	30,546(13)	820,160

Brian L. Swartz	60,000	—	58.03	7/3/2013	—	—	—	—
	4,524	1,508(24)	68.75	4/3/2015	—	—	—	—
	16,824	5,608(3)	67.90	7/1/2015	—	—	—	—
	18,846	18,846(4)	42.27	7/5/2016	—	—	—	—
	4,807	14,421(5)	47.47	7/5/2017	—	—	—	—
	—	15,328(6)	36.34	7/1/2018	—	—	—	—
	—	—	—	—	600(25)	16,110	—	—
	—	—	—	—	2,305(7)	61,889	—	—
	—	—	—	—	7,576(8)	203,416	—	—
	—	—	—	—	16,072(26)	431,533	—	—
	—	—	—	—	14,538(9)	390,345	—	—
	—	—	—	—	4,130(27)	110,891	—	—
	—	—	—	—	27,244(10)	731,501	—	—
	—	—	—	—	—	—	5,349(11)	143,621
	—	—	—	—	—	—	5,796(12)	155,623
	—	—	—	—	—	—	1,185(23)	31,817
	—	—	—	—	—	—	10,734(13)	288,208

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Robert W. Wrubel	858	—	80.37	4/21/2014	—	—	—	—
	17,171	—	81.54	4/29/2015	—	—	—	—
	938	—	53.35	3/9/2016	—	—	—	—
	25,000	—	74.65	10/29/2013	—	—	—	—
	75,000	—	74.65	10/29/2013	—	—	—	—
	37,000	—	55.46	7/10/2014	—	—	—	—
	31,000	31,000(28)	69.51	10/31/2014	—	—	—	—
	41,333	20,667(29)	69.51	10/31/2014	—	—	—	—
	39,375	13,125(30)	69.51	10/31/2014	—	—	—	—
	4,732	14,196(5)	47.47	7/5/2017	—	—	—	—
	—	—	—	—	20,800(26)	558,480	—	—
	—	—	—	—	26,625(9)	714,881	—	—
	—	—	—	—	3,111(9)	83,530	—	—
	—	—	—	—	4,128(31)	110,837	—	—
	—	—	—	—	12,108(10)	325,100	—	—
	—	—	—	—	—	—	7,365(12)	197,750
	—	—	—	—	—	—	12,222(23)	328,161
	—	—	—	—	—	—	5,034(32)	135,163
	—	—	—	—	—	—	1,653(13)	44,383
	—	—	—	—	—	—	1,921(33)	51,579

(1)
The unvested portion of each outstanding stock option, restricted stock unit award and performance share unit award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company's Class A Common Stock at a conversion rate of not less than 100%. In addition, Mr. Cappelli and Mr. D'Amico are entitled to special service-vesting credits (including, for Mr. D'Amico, post-employment service-vesting continuation) with respect to their awards in accordance with the terms of their respective employment agreements with the Company. For further information concerning those special service-vesting features, please see the section below entitled “Agreements Regarding Employment, Change of Control and Termination of Employment.”

(2)	Based on the $26.85 closing selling price per share of the Company's Class A Common Stock on August 31, 2012.

(3)	These particular options will vest upon the named executive officer's continuation in the Company's employ through July 2, 2013.

(4)
These particular options will vest in two successive equal annual installments on the third and fourth one-year anniversaries of the initial July 6, 2010 grant date upon the named executive officer's continuation in the Company's employ through each such annual vesting date.

(5)
These particular options will vest in three successive equal annual installments on the second, third and fourth one-year anniversaries of the July 6, 2011 grant date upon the officer's continuation in the Company's employ through each such annual vesting date.

(6)
These particular options will vest in four successive equal annual installments on the first four one-year anniversaries of the July 2, 2012 grant date upon the officer's continuation in the Company's employ through each such annual vesting date.

(7)	These particular restricted stock units will vest upon the named executive officer's continuation in the Company's employ through July 2, 2013.

(8)
These particular restricted stock units will vest in a series of two successive equal annual installments on the third and fourth one-year anniversaries of the July 6, 2010 grant or vesting commencement date for the award upon the named executive officer's continuation in the Company's employ through each such annual vesting date.

(9)
These particular restricted stock units will vest in three successive equal annual installments on the second, third and fourth one-year anniversaries of the July 6, 2011 grant or vesting commencement date for the award upon the officer's continuation in the Company's employ through each such annual vesting date.

(10)
These particular restricted stock units were awarded on July 2, 2012 and have both performance-vesting and service-vesting components. Upon the attainment of the applicable 2013 fiscal year adjusted net income performance goal, one-fourth of the restricted stock units will vest, and the balance of the restricted stock units will vest in a series of three successive equal annual installments on the second, third, and fourth one-year anniversaries of the July 2, 2012 grant date, upon the named executive officer's continuation in the Company's employ through each such annual vesting date.

(11)
These performance share units were awarded on July 6, 2010 and have both performance-vesting and service-vesting conditions. The performance-vesting component is tied to the average of the annual growth rates in the Company's adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2011, 2012 and 2013 fiscal years). The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company's consolidated subsidiaries for financial reporting purposes, and will be subject to certain adjustments pre-authorized by the Compensation Committee. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to the award by the applicable conversion percentage that will range from 40% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment or above. The number of shares of Class A Common Stock into which each performance share award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which the named executive officer will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment the named executive officer completes with the Company within the performance period (the Company's 2011, 2012 and 2013 fiscal years) and the denominator of which is three.

(12)
These performance share units were awarded on July 6, 2011 and have both performance-vesting and service-vesting conditions. The performance-vesting requirement for 80% of the performance shares is tied to the average of the annual percentage rates of growth or decline in the Company's adjusted free cash flow for each of the Company's 2012, 2013 and 2014 fiscal years, and the performance-vesting requirements for remaining 20% are tied the average credit earned per student by newly-enrolled bachelor-degree and associate-degree students, respectively, over the applicable measurement periods. The levels at which the various performance goals are attained will determine the actual number of shares of the Company's Class A common stock into which the performance shares will be converted. The conversion percentages will range from 50% at threshold level attainment to 100% at target level attainment and 200% at maximum level attainment or above. The named executive officer will vest in one-third of the shares of the Company's Class A common stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company's 2012, 2013, and 2014 fiscal years) that the named executive officer remains in the Company's employ.

(13)
These performance share units were awarded on July 2, 2012 and have both performance-vesting and service-vesting conditions. The performance-vesting requirement for 75% of the performance shares is tied to the amount by which the adjusted free cash flow realized by the Company for the twelve-month period ending August 31, 2015 exceeds the adjusted free cash flow realized by the Company for the twelve-month period ending August 31, 2012, and the performance-vesting requirements for remaining 25% are tied to the amount by which the net revenue realized by the Company for the twelve-month period ending August 31, 2015 differs (in terms of the dollar amount of the positive increase or the negative decline) from net revenue realized by the Company for the twelve-month period ending August 31, 2012. The levels at which the various performance goals are attained will determine the actual number of shares of the Company's Class A common stock into which the performance shares will be converted. The conversion percentages will range from 0% for non-attainment to 100% at minimum level attainment and up to 300% at maximum level attainment or above. The named executive officer will vest in one-third of the shares of the Company's Class A common stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company's 2013, 2014, and 2015 fiscal years) that the named executive officer remains in the Company's employ.

(14)
These particular options will vest in three successive equal annual installments on the second, third and fourth one-year anniversaries of the April 13, 2011 grant date upon Mr. Cappelli's continuation in the Company's employ through each such annual vesting date. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(15)
These particular options were awarded on July 6, 2011, and will vest in three successive equal annual installments on the second, third and fourth one-year anniversaries of the April 13, 2011 vesting commencement date upon Mr. Cappelli's continuation in the Company's employ through each such annual vesting date. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(16)
50% of these restricted stock units will vest in 12 successive equal monthly installments upon Mr. Cappelli's completion of each month of service over the 12-month period measured from September 16, 2011, with the shares of Class A common stock that so vest to be issued on September 15, 2012, and the remaining 50% will vest in 12 successive equal monthly installments upon the Mr. Cappelli's completion of each month of service over the 12-month period measured from September 16, 2012, with the shares of Class A common stock that so vest to be issued on September 15, 2013. However, the RSUs will vest in full on an accelerated basis upon Mr. Cappelli's death or upon certain changes in control of the Company, with the shares that so vest to be issued as soon as practicable following the acceleration event.

(17)
These particular restricted stock units will vest upon Mr. Cappelli's continuation in service with the Company through April 13, 2013, subject to accelerated vesting upon certain changes in ownership or control of the Company. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. The shares of Class A common stock will, in general, be issued as the RSUs vest.

(18)
These particular restricted stock units will vest in a series of three successive equal annual installments on the second, third and fourth anniversaries of the April 13, 2011 award date upon Mr. Cappelli's continuation in service with the Company through each such date, subject to accelerated vesting upon certain changes in ownership or control of the Company. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. The shares of Class A common stock will, in general, be issued as the RSUs vest.

(19)
These particular restricted stock units will vest in two successive equal annual installments on the second and third one-year anniversaries of the April 13, 2011 award date upon Mr. Cappelli's continuation in service with the Company though each such date. In addition, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. The shares of Class A common stock will be issued as the RSUs vest.

(20)
These performance share units were awarded on July 6, 2011 and have both performance-vesting and service-vesting requirements. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the measurement period coincident with the Company's 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company's 2011 fiscal year. For both the base period and the applicable measurement period, Apollo Global's cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to Mr. Cappelli's award by the applicable conversion percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. Mr. Cappelli will vest in one-third of the shares of the Company's Class A common stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company's 2012, 2013 and 2014 fiscal years) that Mr. Cappelli remains in the Company's employ. However, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. In addition, the performance shares will immediately convert into fully-vested shares of the Company's Class A common stock at target level or above upon certain changes in control or ownership of Apollo Global or the Company.

(21)
These performance share units were awarded on July 6, 2011 and have both performance-vesting and service-vesting conditions. The performance-vesting requirement for 80% of the performance shares is tied to the average of the annual percentage rates of growth or decline in the Company's adjusted free cash flow for each of the Company's 2012, 2013 and 2014 fiscal years, and the performance-vesting requirements for remaining 20% are tied the average credit earned per student by newly-enrolled bachelor-degree and associate-degree students, respectively, over the applicable measurement periods. The levels at which the various performance goals are attained will determine the actual number of shares of the Company's Class A common stock into which the performance shares will be converted. The conversion percentages will range from 50% at threshold level attainment to 100% at target level attainment and 200% at maximum level attainment or above. Mr. Cappelli will vest in one-third of the shares of the Company's Class A common stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company's 2012, 2013, and 2014 fiscal years) that Mr. Cappelli remains in the Company's employ. However, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period.

(22)
These performance share units were awarded on March 29, 2012 and have both performance-vesting and service-vesting requirements. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the measurement period coincident with the Company's 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company's 2012 fiscal year. For both the base period and the applicable measurement period, Apollo Global's cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to Mr. Cappelli's award by the applicable conversion percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. Mr. Cappelli will vest in one-half of the shares of the Company's Class A common stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company's 2013 and 2014 fiscal years) that Mr. Cappelli remains in the Company's employ. However, Mr. Cappelli will be entitled to a 12-month service-vesting credit in the event his employment should terminate under certain specified circumstances during the service-vesting period. In addition, the performance shares will immediately convert into fully-vested shares of the Company's Class A common stock at target level or above upon certain changes in control or ownership of Apollo Global or the Company.

(23)
These performance share units were awarded on October 5, 2011 and have both performance-vesting and service-vesting conditions. The performance-vesting requirement for 80% of the performance shares is tied to the average of the annual percentage rates of growth or decline in the Company's adjusted free cash flow for each of the Company's 2012, 2013 and 2014 fiscal years, and the performance-vesting requirements for remaining 20% are tied the average credit earned per student by newly-enrolled bachelor-degree and associate-degree students, respectively, over the applicable measurement periods. The levels at which the various performance goals are attained will determine the actual number of shares of the Company's Class A common stock into which the performance shares will be converted. The conversion percentages will range from 50% at threshold level attainment to 100% at target level attainment and 200% at maximum level attainment or above. The named executive officer will vest in one-third of the shares of the Company's Class A common stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company's 2012, 2013, and 2014 fiscal years) that the named executive officer remains in the Company's employ.

(24)	These particular options will vest upon Mr. Swartz's continuation in the Company's employ through April 3, 2013.

(25)	These particular restricted stock units will vest upon Mr. Swartz's continuation in the Company's employ through April 3, 2013.

(26)
These particular restricted stock units were awarded on January 14, 2011 and will vest in two successive equal installments over the named executive officer's period of service with the Company through September 15, 2012 and September 15, 2013, respectively. However, the RSUs will vest in full on an accelerated basis upon an involuntary termination of the named executive officer's service without cause. The underlying shares of the Company's Class A common stock will be issued as the RSUs vest.

(27)
These particular restricted stock units were awarded on July 2, 2012 and have both performance-vesting and service-vesting components. Upon the attainment of the applicable 2013 fiscal year adjusted net income performance goal, 20% of the restricted stock units will vest, and the balance of the restricted stock units will vest in a series of two successive equal annual installments on the second and third one-year anniversaries of the July 2, 2012 grant date, upon the named executive officer's continuation in the Company's employ through each such annual vesting date.

(28)
These particular options were granted on October 31, 2008 and are subject to a market condition as well as a service-vesting component. The market condition is tied to a market price objective for the Company's Class A Common Stock. If that objective is reached within the first four years of the option term, then the option will vest in two successive equal annual installments upon Mr. Wrubel's completion of each year of continued employment with the Company over the two-year period measured from October 31, 2010 (the second anniversary of the effective date of the grant).

(29)
These particular options were granted on October 31, 2008 and are subject to a market condition as well as a service-vesting component. The market condition is tied to a market price objective for the Company's Class A Common Stock. If that objective is reached within the first four years of the option term, then the option will vest in three successive equal annual installments upon Mr. Wrubel's completion of each year of continued employment with the Company over the three-year period measured from October 31, 2009 (the first anniversary of the effective date of the grant).

(30)	These particular options will vest upon Mr. Wrubel's continuation in the Company's employ through October 31, 2012.

(31)
These particular restricted stock units were awarded on July 2, 2012 and have both performance-vesting and service-vesting components. Upon the attainment of the applicable 2013 fiscal year adjusted net income performance goal, one-half of the restricted stock units will vest, and the balance of the restricted stock units will vest on the second one-year anniversary of the July 2, 2012 grant date, upon the named executive officer's continuation in the Company's employ through each such annual vesting date.

(32)
These performance share units were awarded on October 5, 2011 and have both performance-vesting and service-vesting requirements. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the measurement period coincident with the Company's 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company's 2011 fiscal year. For both the base period and the applicable measurement period, Apollo Global's cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to Mr. Wrubel's award by the applicable conversion percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. Mr. Wrubel will vest in one-third of the shares of the Company's Class A common stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company's 2012, 2013 and 2014 fiscal years) that Mr. Wrubel remains in the Company's employ. However, the performance shares will immediately convert into fully-vested shares of the Company's Class A common stock at target level or above upon certain changes in control or ownership of Apollo Global or the Company.

(33)
These performance share units were awarded on July 2, 2012 and have both performance-vesting and service-vesting requirements. The performance-vesting requirement is tied to the amount by which the adjusted operating free cash flow realized by Apollo Global for the measurement period coincident with the Company's 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company's 2012 fiscal year. For both the base period and the applicable measurement period, Apollo Global's cash flow from operations will be determined on a consolidated basis with its consolidated subsidiaries for financial reporting purposes. However, the cash flow from operations realized for the base period and the relevant measurement period will be subject to certain adjustments pre-authorized by the Compensation Committee, and the resulting amount will constitute the adjusted operating free cash flow for the applicable period. Based on the attained performance level, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to Mr. Wrubel's award by the applicable conversion percentage that will range from 0% for non-attainment to 100% at minimum level attainment and up to 600% at maximum level attainment or above. Mr. Wrubel will vest in one-half of the shares of the Company's Class A common stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company's 2013 and 2014 fiscal years) that Mr. Wrubel remains in the Company's employ. However, upon certain changes in control or ownership of Apollo Global or the Company, the performance shares will immediately convert into one or more fully-vested shares of the Company's Class A common stock based on a modified performance measurement period.

OPTION EXERCISES AND STOCK VESTED

The following table provides certain summary information concerning the exercise of stock options and the vesting of stock awards with respect to the named executive officers during the 2012 fiscal year. The shares of the Company's Class A Common Stock underlying certain stock awards that vested on August 31, 2012 were not issued to the named executive officers until October 19, 2012 following the Compensation Committee's certification of the attainment of the applicable performance goal tied to the Company's adjusted net income, after tax expense, for the 2012 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dr. John G. Sperling	—	—	30,536	923,343
Charles B. Edelstein	—	—	47,636	1,731,661
Gregory W. Cappelli	—	—	117,362	2,747,189
Joseph L. D'Amico	—	—	49,936	1,639,014
Brian L. Swartz	—	—	15,557	534,359
Robert W. Wrubel	—	—	16,912	509,893

(1)
Value realized is determined by multiplying (i) the amount by which the market price of the Company's Class A Common Stock on the date of exercise exceeded the exercise price by (ii) the number of shares of Class A Common Stock for which the options were exercised.

(2)
Value realized is determined by multiplying (i) the closing market price of the Company's Class A Common Stock on the vesting date by (ii) the number of shares of Class A Common Stock that vested on that date.

PENSION BENEFITS

The following table sets forth for each plan that provides for payments or other benefits in connection with a named executive officer's retirement, the number of years of service credited to such named executive officer under the plan (if relevant to the benefit formula), the actuarial present value of his accumulated benefit under each applicable plan, and the dollar amount of any payments and benefits paid to such named executive officer during the Company's last completed fiscal year.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dr. John G. Sperling	Deferred Compensation Agreement Dated 12/31/93(1)	not applicable	$3,304,204(2)	$—

(1)
Pursuant to his deferred compensation agreement with the Company dated December 31, 1993, Dr. Sperling will, upon his termination of employment with the Company, receive an annuity for life in a dollar amount per year equal to the highest annual rate of base salary in effect for him in any of the last three calendar years preceding the calendar year in which his employment terminates. The annual annuity for Dr. Sperling's lifetime will be payable in equal monthly installments. In addition, upon Dr. Sperling's death, his designated beneficiary will be paid an amount equal to three times the highest annual rate of base salary in effect for him in any of the three calendar years during the three-year period immediately preceding the calendar year in which his employment terminates. Such death benefit will be payable in 36 equal monthly installments, with the first such installment due on the first day of the month following the month of Dr. Sperling's death.

(2)	Based on a lifetime annuity of $850,000 per year, as determined as of the close of the 2012 fiscal year.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the deferred compensation activity for each named executive officer during the 2012 fiscal year. The column labeled “Executive Contributions in Last FY” indicates the amount of compensation voluntarily deferred by the named executive officer under the Company's Non-Qualified Deferred Compensation Plan. The column labeled “Registrant Contributions in Last FY” indicates the amount of any Company contribution made on the named executive officer's behalf under such plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($)(4)
Dr. John G. Sperling	—	—	—	—	—
Charles B. Edelstein	—	—	—	—	—
Gregory W. Cappelli	—	—	—	—	—
Joseph L. D'Amico	3,029	—	65	—	3,094
Brian L. Swartz	2,596	—	34	—	2,630
Robert W. Wrubel	—	—	—	—	—

(1)	Represents the salary deferred by the named executive officer under the Deferred Compensation Plan.

(2)	No Company contributions were made to the Deferred Compensation Plan for the 2012 fiscal year.

(3)
Represents the notional gain for the 2012 fiscal year with respect to the compensation deferred by the named executive officer under the Deferred Compensation Plan. The amount represents the net notional rate of return for the 2012 fiscal year based on the actual market earnings realized by the investment funds selected by the named executive officers from the group of investment funds available to track notional investment returns on the account balances maintained for them under the Deferred Compensation Plan. The primary investment funds selected by the named executive officers for the 2012 fiscal year and the rate of return for each such fund for the period from October 1, 2011 to September 30, 2012 were as follows:

Name of Notional Fund	2012 FY Rate of Return
Goldman Sachs Growth Opportunities A	26.72%
Loomis Sayles Small Cap Growth Retail	26.79%
Putnam Voyager Fund Class A	17.30%
RidgeWorth Mid-Cap Value Equity I	32.69%

(4)
Includes the following amounts reported for the named executive officers in the Salary column of the Summary Compensation Table for the 2012 fiscal year: $3,029 for Mr. D'Amico and $2,596 for Mr. Swartz. No other named executive officer had an outstanding balance under the Deferred Compensation Plan as of the close of the 2012 fiscal year.

Deferred Compensation Plan. During the 2012 fiscal year, the Company implemented the Deferred Compensation Plan in order to provide its executive officers and other key employees with the opportunity to defer up to seventy-five percent (75%) of their salary each year under a non-qualified deferred compensation plan. The Company may also make contributions to the such plan pursuant to one or more formulas pre-established prior to the start of the applicable plan year, including a contribution formula that may compensate each such individual for any Company matching contributions that could not otherwise be made on such individual's behalf under the Company's Employee Savings Plan by reason of the tax law limitations on matching company contributions to tax-qualified retirement plans. The deferred amounts, together with the Company contributions (if any), are credited to an account maintained in the participant's name on the Company's books in which the participant is fully vested at all times. The account is credited with notional earnings (or losses) based on the participant's investment elections among a select group of investment funds utilized to track the notional investment return on the account balance. A total of 28 investment funds are available for selection, and the participant may change his or her investment choices daily. The available investment funds used to track such notional investment return are substantially the same as those offered under the Company's Employee Savings

Plan. The deferred account balance, including the notional investment return, will be payable in either a lump sum or a series of installments over a period of up to ten years (as pre-designated by the participant) following the participant's termination of employment with the Company or upon one or more dates specified in advance by the participant. In the event the participant dies prior to receiving his or her entire account balance under the plan, his or her beneficiary will receive a lump-sum distribution of the remaining balance.

Executive Officer Compensation for Peter Sperling

Mr. Peter Sperling serves in the executive officer capacity of Vice Chairman of the Board and is the son of Dr. John Sperling, the Executive Chairman of the Board and one of the Company's named executive officers for the 2012 fiscal year. Mr. Sperling has been appointed by the Board to serve as Chairman of the Board, effective December 31, 2012. In his capacity as Vice Chairman of the Board during fiscal year 2012, Mr. Sperling received a combination of cash and equity compensation for the 2012 fiscal year comprised of the following elements:

(i)	base salary at the rate of $100,000 per year;

(ii)	participation in the Company's Executive Officer Incentive Bonus Plan, with a target bonus equal to 100% of base salary; and

(iii)	an equity compensation award comprised of restricted stock units, stock options and performance share units.

For the 2012 fiscal year, Mr. Sperling earned a $114,600 bonus under the Executive Officer Incentive Bonus Plan, which represented 114.6% of his target bonus amount for such year. The bonus was based on the Company's attainment of certain financial and non-financial performance goals established by the Compensation Committee for the 2012 fiscal year. The first two performance metrics (weighted at 60% and 10% of the total bonus potential, respectively) were tied to operating income and net revenue, respectively, for the 2012 fiscal year, subject to certain adjustments pre-authorized by the Compensation Committee. Three additional non-financial performance metrics, each weighted at 10% of the total bonus potential, were established in the areas of student satisfaction, faculty/employee engagement, and enhanced student services. The $114,600 bonus Mr. Sperling earned was based on the actual levels of goal attainment and the Compensation Committee's decision not to exercise any negative discretion over the individual bonus amounts payable to the Company's executive officers for the 2012 fiscal year. Accordingly, Mr. Sperling's salary and bonus for the 2012 fiscal year was $214,600 in the aggregate.

On July 6, 2011, Mr. Sperling received his equity compensation award for the 2012 fiscal year. The award consisted of the following components and had an aggregate grant-date fair value under ASC 718 of $328,331:

(i)
a restricted stock unit covering 5,624 shares of the Company's Class A Common Stock that have both performance-vesting and service-vesting components. Accordingly, none of the awarded RSUs would have vested unless the Company's adjusted net income for the 2012 fiscal year was at least $240 million. Because that performance objective for the 2012 fiscal year was achieved, one-fourth of the total number of restricted stock units vested on August 31, 2012, and the balance of the RSUs will vest in three equal annual installments on the second, third and fourth anniversaries of the award date, provided he continues in the Company's employ through each such annual vesting date. All of the RSUs will immediately vest upon certain changes in control or ownership of the Company.

(ii)
a stock option for 2,472 shares of the Company's Class A Common Stock with an exercise price of $47.47 per share and a maximum term of six years that will vest and become exercisable in four successive equal annual installments upon his continuation in the Company's employ over the four-year period measured from the grant date. The stock option will vest in full on an accelerated basis upon certain changes in control or ownership of the Company.

(iii)
a performance share unit award covering 330 shares of the Company's Class A Common Stock that have both performance vesting and service-vesting components. The performance-vesting requirement for 80% is tied to the average of the annual rates of growth or decline in the Company's adjusted free cash flow for each of the three fiscal years of the Company comprising the performance period (the 2012, 2013 and 2014 fiscal years) and the performance-vesting requirements for the remaining 20% are tied to the average credit earned per student for bachelor-degree and associate-degree enrolled students, respectively, over the applicable performance periods. The calculation of adjusted free cash flow for each relevant fiscal year will be based on cash flow from operations for that fiscal year, as determined on a consolidated basis with the Company's consolidated subsidiaries for financial reporting purposes, and will be subject to certain pre-specified adjustments, reductions and exclusions. Based on the attained performance level of each applicable goal, the performance share units will be converted into actual shares of Class A Common Stock by multiplying the number of performance share units subject to his award by the applicable conversion percentage that will range from 50% at threshold level attainment to 100% at target level attainment and to 200% at maximum level attainment. The number of shares of Class A Common Stock into which his performance share unit award is converted will also be subject to a service-vesting requirement. Accordingly, the actual number of shares of Class A Common Stock in which he will vest will be determined by multiplying the number of shares of Class A Common Stock into which his performance share units are converted by a fraction, the numerator of which is the number of fiscal years of employment he completes with the Company within the performance period (the Company's 2012, 2013 and 2014 fiscal years) and the denominator of which is three. The performance share units will vest upon an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company's Class A Common Stock at a conversion rate not less than 100%.

On July 2, 2012, Mr. Sperling received his equity compensation award for the 2013 fiscal year. The award consisted of the following components and had an aggregate grant-date fair value under ASC 718 of $328,114:

(i)
a restricted stock unit award covering 8,324 shares of the Company's Class A Common Stock that has both performance-vesting and service-vesting components. Accordingly, none of the awarded RSUs will vest unless the Company's adjusted net income for the 2013 fiscal year is at least $190 million. Upon the attainment of that performance objective for the 2013 fiscal year, one-fourth of the total number of restricted stock units will vest, and the balance of the RSUs will vest in three equal annual installments on the second, third and fourth anniversaries of the award date, provided Mr. Sperling continues in the Company's employ through each such annual vesting date. All of the RSUs will immediately vest upon certain changes in control or ownership of the Company.

(ii)
a performance share unit award covering 705 shares of the Company's Class A Common Stock that has both performance-vesting and service-vesting components. The performance-vesting requirement for 75% of the performance shares is tied to the amount by which the adjusted free cash flow realized by the Company for the twelve-month measurement period ending August 31, 2015 exceeds the adjusted free cash flow realized by the Company for the twelve-month base period ending August 31, 2012, and the performance-vesting requirements for the remaining 25% are tied to the amount by which the net revenue realized by the Company for the twelve-month measurement period ending August 31, 2015 differs (in terms of the dollar amount of the positive increase or the negative decline) from net revenue realized by the Company for the twelve-month base period ending August 31, 2012. The calculation of adjusted free cash flow and net revenue for each relevant fiscal year will be determined on a consolidated basis with the Company's consolidated subsidiaries for financial reporting purposes, and will be subject to certain pre-specified adjustments, reductions and exclusions. The levels at which the various performance goals are attained will determine the actual number of shares of the Company's Class A Common Stock into which the performance shares will be converted. The conversion percentages will range from 50% at threshold level attainment to 100% at target level attainment and 300% at maximum level attainment or above. Mr. Sperling will vest in one-third of the shares of the Company's Class A Common Stock into which the performance shares are so converted for each fiscal year within the specified service period (the Company's 2013, 2014, and 2015 fiscal years) that he remains in the Company's employ. The performance share units will vest on an accelerated basis upon certain changes in control or ownership of the Company. In such event, the performance share units will be converted into actual shares of the Company's Class A Common Stock at a conversion rate not less than 100%.

As part of his 2012 fiscal year compensation, Mr. Sperling also received a matching contribution in the amount of $995 made by the Company to his account under the Company's Employee Savings Plan.

Mr. Sperling deferred $43,270 of his salary for the 2012 fiscal year under the Company's, Deferred Compensation Plan, and for that fiscal year he accrued a notional investment return of $685 on the deferred amount through his selection of five of the available notional investment funds under such plan.

Mr. Sperling has been appointed by the Board to serve as Chairman of the Board, effective December 31, 2012. In that new capacity, Mr. Sperling's annual rate of base salary will be increased to $700,000, and his annual target bonus for the 2013 fiscal year will be equal to 100% of his weighted annual rate of base salary for that year.

AGREEMENTS REGARDING EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT

During the 2012 fiscal year, we had employment agreements in effect with the following named executive officers: Dr. John G. Sperling, Charles B. Edelstein, Joseph L. D'Amico and Gregory W. Cappelli. The principal terms of each of those employment agreements are summarized below.

Dr. John G. Sperling
Employment Agreement: In December 1993, we entered into an employment agreement with Dr. John G. Sperling. The initial term of that agreement was for four years and automatically renews for additional one-year periods thereafter. Currently, Dr. Sperling's annual rate of base salary payable under his employment agreement is $850,000 and is subject to annual review by the Compensation Committee. We may terminate the employment agreement only for cause, and Dr. Sperling may terminate the employment agreement at any time upon 30 days written notice.

Deferred Compensation Agreement: The deferred compensation agreement relates to an agreement between Apollo and Dr. John G. Sperling. The $3,304,204 liability balance attributable to this agreement is included in other long-term liabilities in our Consolidated Balance Sheet. For further information concerning the terms of such deferred compensation agreement, please the section below entitled “Pension Benefits.”

Charles B. Edelstein
On July 7, 2008, the Company entered into an employment agreement with Mr. Edelstein, pursuant to which he became the Company's Chief Executive Officer on his August 26, 2008 employment commencement date. The employment agreement had a four-year term which ended on August 26, 2012 upon Mr. Edelstein's retirement. However, Mr. Edelstein will continue in a part-time employment arrangement with the Company through February 28, 2013. During that period, he will work directly with the Company's Chief Executive Officer in carrying out such projects as the Chief Executive Officer may assign in advancement of one or more strategic business objectives. During the part-time employment period, Mr. Edelstein is expected to work 30 hours per calendar month and will receive a monthly salary of $10,500. In addition, his outstanding stock option grant for 1,000,000 shares of the Company's Class A common stock will continue to remain in effect until the earlier of (i) the August 26, 2014 expiration date of its 6-year term or (ii) the expiration of the three-month period measured from the date his part-time employment arrangement terminates. However, Mr. Edelstein will not be eligible to receive any new equity awards, and he will not participate in any cash incentive plans for fiscal years beginning after August 31, 2012.

As a result of his cessation of service as the Company's Co-Chief Executive Officer on August 26, 2012, Mr. Edelstein has become entitled to receive the severance benefits provided under his July 2008 employment agreement with the Company, including a cash severance payment in the amount of $3.56 million equal to two times the sum of his annual rate of base salary for the 2012 fiscal year and average annual bonus for the 2009, 2010 and 2011 fiscal years. Approximately 40% of that payment will be made in a lump sum on March 1, 2013 upon the expiration of the required six (6)-month hold-back period under applicable federal tax laws, and the balance will be paid in periodic installments over the next 6 months. The Company will also reimburse Mr. Edelstein for the health care coverage costs he incurs for himself and his eligible dependents under the Company's group health plan for a period not to exceed 18 months measured from September 1, 2012.

Payment of such severance benefits will be subject to Mr. Edelstein's delivery of a general release of all claims against us and his compliance with certain non-competition and non-solicitation covenants.

For the one-year period following the termination of his current part-time employment arrangement with the Company, Mr. Edelstein will be subject to certain non-compete and non-solicitation covenants.

Joseph L. D'Amico
On June 5, 2007, the Company entered into an employment agreement with Mr. D'Amico, pursuant to which he became a full-time employee of the Company in the position of Executive Vice President and Chief Financial Officer. The employment agreement became effective on June 15, 2007 and had an initial three-year term ending on June 15, 2010. In May 2010, the Company entered into an amended and restated employment agreement with Mr. D'Amico that extended the term of that agreement to August 31, 2012 and revised his compensation in several respects. The term of the agreement was subsequently extended through August 31, 2013 pursuant to its automatic renewal feature.

The key features of the compensation package provided Mr. D'Amico pursuant to his amended and restated employment agreement (as extended through August 31, 2013) may be summarized as follows:

(i)
Mr. D'Amico will continue to serve as the Company's President at an annual rate of base salary not less than his current $525,000 annual rate. He will also continue to participate in the executive officer incentive bonus plan at a target bonus level equal to 100% of his annual base salary. In the event Mr. D'Amico's employment terminates by reason of death or disability, then he or his estate will be paid a pro-rated portion of the actual bonus he would have otherwise earned for the fiscal year in which his employment terminates based on the level at which the applicable performance goals for that year are attained.

(ii)
Mr. D'Amico will receive equity awards for each of the 2011, 2012 and 2013 fiscal years with an aggregate grant-date value of at least $4 million per annual award. The awards may be made in form of stock options, restricted stock units, performance share units and/or other equity-based awards covering shares of the Company's Class A Common Stock.

(iii)
The new equity awards will include special service-vesting credits and service-vesting continuation features. Accordingly, Mr. D'Amico would receive an additional eighteen (18)-months of service vesting credit under each of those awards in the event his employment with the Company were to terminate by reason of death or disability. In addition, each of those awards would continue to vest over the remainder of the vesting schedule should his employment terminate under any of the following circumstances: his retirement after August 31, 2013 (or August 31, 2012 for his equity awards for the 2011 and 2012 fiscal years), the termination of his employment by the Company without cause, his resignation for good reason or the failure of the Company to renew his extended employment agreement upon its August 31, 2013 expiration date. Such continued vesting of the equity awards would be subject to Mr. D'Amico's compliance with certain non-competition and non-solicitation covenants.

(iv)
Mr. D'Amico's cash severance benefits under his original employment agreement have been retained. Accordingly, should his employment be terminated by the Company other than for cause, or should he resign for good reason, at any time prior to August 31, 2013, or should he resign for any reason within a 30-day period beginning six months after the closing of a change in control of the Company but prior to August 31, 2013, then Mr. D'Amico would be entitled to cash severance in an amount equal to the sum of (x) two times his annual rate of base salary at the time of termination and (y) two times the average of his actual annual bonuses for the 3 fiscal years immediately preceding the fiscal year of his termination. Such amount would, in general, be paid as follows: approximately one half of the amount will paid on the first day of the 7th month following his termination date and the balance will be paid in 12 successive equal semi-monthly increments thereafter. Mr. D'Amico will also be entitled to reimbursement of the health care coverage costs for himself and his eligible dependents under the Company's group health plans for a period not to exceed 18 months. However, Mr. D'Amico must deliver a general release to the Company as a condition to his entitlement to such severance benefits. Mr. D'Amico will not be entitled to any cash severance benefits or reimbursement of health care costs should his employment terminate for any reason on or after the August 31, 2013 expiration date of his extended employment agreement.

Mr. D'Amico will also continue to be entitled to a monthly allowance of $2,500 to cover his duplicative living expenses at his minor post of duty in Chicago, IL and reimbursement of his travel costs to and from Phoenix, AZ.

Pursuant to his employment agreement as extended through August 31, 2013, Mr. D'Amico was granted the following equity awards on July 2, 2012:

(i)
a stock option grant to purchase 48,768 shares of Class A Common Stock with an exercise price per share equal to the $36.34 closing price per share on the grant date and with a maximum term of six years,

(ii)	restricted stock units covering 60,268 shares of Class A Common Stock, with each unit representing the right to receive one share of such Class A Common Stock upon the vesting of that unit; and

(iii)
performance share units covering an additional 30,546 shares of Class A Common Stock that will convert into actual shares of such Class A Common Stock upon the completion of the 2015 fiscal year, to the extent that the applicable performance conditions tied to the Company's adjusted free cash flow and net revenue are attained, with such conversion rate to range from 0% for non-attainment to 100% for minimum level attainment and up to a maximum of 300% for maximum level attainment or above.

For further information concerning those equity awards, please see the section entitled “Grant of Plan-Based Awards” that appears earlier in this Information Statement.

Gregory W. Cappelli
On March 31, 2007, the Company entered into an employment agreement with Mr. Cappelli pursuant to which he was initially employed as Executive Vice President, Global Strategy. The employment agreement had an initial four-year term ending on April 1, 2011. On April 13, 2011, the Company entered into an amended and restated employment agreement with Mr. Cappelli that extended the term of that agreement to August 31, 2014 and revised his compensation in several respects. The key features of the extended employment agreement may be summarized as follows:

Term. The term of Mr. Cappelli's existing March 31, 2007 employment agreement has been extended through August 31, 2014. Thereafter, the extended agreement will be automatically renewed from year to year, unless either party elects otherwise at least 90 days prior to the start of the next one-year term.

Position and Title. As a result of Mr. Edelstein's retirement as the Company's Co-Chief Executive Officer on August 26, 2012, Mr. Cappelli now serves as the Company's sole Chief Executive Officer.

Cash Compensation. For the period from April 1, 2011 to August 31, 2011, Mr. Cappelli's base salary was set at the annualized rate of $650,000. For each subsequent fiscal year within the term of the extended agreement, Mr. Cappelli's annual base salary will be increased as follows, effective as of the September 1 start date of the applicable fiscal year:

Fiscal Year	Annual Base Salary
September 1, 2011 to August 31, 2012	$700,000
September 1, 2012 to August 31, 2013	$750,000
September 1, 2013 to August 31, 2014	$800,000

Mr. Cappelli has waived the scheduled increase in his base salary to $750,000 for the 2013 fiscal year.

For each fiscal year within the term of the extended agreement, Mr. Cappelli's target bonus will be set at not less than 100% of his rate of base salary for that year, and for the 2013 fiscal year such target bonus will be in the amount of $750,000, as if his waiver of the salary increase for that year had not occurred. The actual bonus earned for each such fiscal year will be based on the level at which the applicable performance goals for that year are attained.

Multi-Year Equity Award. Mr. Cappelli received a multi-year equity award designed to cover the 2012, 2013 and 2014 fiscal years. Part of that multi-year award was made on April 13, 2011 upon execution of the extended agreement and was comprised of the following components: restricted stock units covering 248,000 shares of Class A common stock and a stock option covering an additional 235,000 shares of Class A common stock with an exercise per share equal to the $39.88 closing price per share on the grant date. The restricted stock unit has a performance-vesting condition tied to the Company's attainment of not less than $240 million of net operating income for the 2012 fiscal year. A substantial portion of the remainder of the three-year aggregated equity award was made on July 6, 2011 in lieu of a series of annual equity awards for the 2012, 2013 and 2014 fiscal years and was comprised of the following components: (i) Apollo Group performance share units covering 55,617 shares of Class A common stock at target level and subject to the same performance-vesting and substantially the same service-vesting requirements as the performance share unit awards made at the same time to the Company's other executive officers, (ii) stock options covering 772 shares of Class A common stock with an exercise price of $47.47 per share, (iii) additional restricted stock units covering 208 shares of Class A common stock with a performance-vesting condition tied to the Company's attainment of not less than $240 million of net operating income for the 2012 fiscal year and (iv) performance share units covering 21,066 shares of Class A common stock tied to the long-term performance of Apollo Global. The balance of the three-year aggregated equity award (with a reserved grant-date value of $500,000) was originally intended to be granted in the form of performance share units tied to the long-term performance of the new AES entity. However, because of the difficulty of formulating meaningful performance goals for that newly-established entity, the Compensation Committee decided instead to grant Mr. Cappelli in March 2012 an additional performance share unit award tied to the financial performance of Apollo Global. For further information concerning that award, please the “Compensation Discussion and Analysis” section of this Information Statement.

Additional Equity Awards. For the stub period between April 1, 2011 and the close of the 2011 fiscal year, Mr. Cappelli was awarded restricted stock units covering 49,000 shares of Class A common stock on April 13, 2011 upon the execution of the extended agreement. In addition to a service-vesting requirement, the award has a performance-vesting condition tied to the Company's attainment of not less than $240 million of net operating income for the 2012 fiscal year. At the same time, Mr. Cappelli was also issued a special retention award in the form of restricted stock units covering 38,000 shares of Class A common stock and subject to a service-vesting schedule.

On October 26, 2011, Mr. Cappelli was granted a supplemental restricted stock unit award covering 596 shares of Class A common stock. In addition to a service-vesting requirement, the award has a performance-vesting condition tied to the Company's attainment of not less than $240 million of net operating income for the 2012 fiscal year.

Vesting of April 13, 2011 Equity Awards

•
The stock option component will vest in 4 successive equal annual installments over Mr. Cappelli's period of continued employment with the Company measured from the April 13, 2011 effective date of such grant and will have a maximum term of 6 years. However, should Mr. Cappelli's employment terminate for any of the following reasons (a “Qualifying Termination Event”): (i) an involuntary termination by the Company other than for cause, (ii) the Company's failure to renew the extended employment agreement, (iii) death or disability or (iv) a resignation for good reason, then he will receive an additional 12 months of service-vesting credit, In addition, the stock option, to the extent vested and outstanding at the time of a clause (i), (ii) or (iv) termination event, will remain exercisable for a 24-month period measured from the date of that termination event, but in no event beyond the expiration of the maximum 6-year option term. Upon a termination for any other reason (other than a termination for cause), the option will remain exercisable until the earlier of (a) the expiration of the 12-month period measured from the date of such resignation or termination event or (b) the expiration of the maximum 6-year option term.

•
Upon the satisfaction of the applicable adjusted net income performance condition, 25% of the restricted stock component will vest on August 31, 2012, and the balance will vest in 3 successive equal annual installments measured from the one-year anniversary of the April 13, 2011 effective date of the award, provided he continues in the Company's employ through each of those four vesting dates. However, upon a Qualifying Termination Event, Mr. Cappelli will receive additional 12 months of service-vesting credit. In no event, however, will any portion of such restricted stock unit award vest unless the applicable performance goal for that award is attained.

•
Upon the satisfaction of the applicable adjusted net income performance condition, 50% of the stub-period restricted stock unit award will vest on the last day of the 2012 fiscal year, and the balance will vest in two successive equal annual installments measured from the one-year anniversary of the effective date of the award, provided Mr. Cappelli continues in the Company's employ through each vesting date. However, upon a Qualifying Termination Event, Mr. Cappelli will receive additional 12 months of service-vesting credit. In no event, however, will any portion of such restricted stock unit award vest unless the applicable performance goal for that award is attained.

•
20% of the special retention restricted stock unit award will vest on the first anniversary of the grant date, an additional 40% will vest on the second anniversary of the grant date, and the remaining 40% will vest on the third anniversary of the grant date, provided Mr. Cappelli continues in the Company's employ through each such annual vesting date. However, upon a Qualifying Termination Event, Mr. Cappelli will receive an additional 12-month service-vesting credit upon such termination.

The special service vesting credits to be provided upon a Qualifying Termination Event will in each instance be subject to Mr. Cappelli's delivery of an effective general release of all claims against the Company and its affiliates.

Vesting of July 6, 2011 Equity Awards

•
The stock option and restricted stock unit components of Mr. Cappelli's July 6, 2011 equity award each have the same vesting schedule in effect for the comparable portion of the April 13, 2011 equity award. The performance share unit award component of the July 6, 2011 award that is tied to the Company's performance has both performance-vesting and service-vesting conditions. The performance-vesting conditions are based on an adjusted free cash flow metric and two measures of academic success in the form of average credit earned per new enrolled student in the University of Phoenix bachelor and associate degree programs. To the extent the performance-vesting conditions are satisfied, the performance share units will convert into actual shares of Class A common stock at a rate ranging from 50% for threshold level attainment to 200% for maximum level attainment. Mr. Cappelli will vest in the resulting number of shares of Class A common stock based on his continued service over the three-year service period coincident with the Company's 2012, 2013 and 2014 fiscal years, with one third service-vesting to occur upon completion of each such fiscal year of service.

•
The performance share unit component of the July 6, 2011 award that is tied to Apollo Global's financial performance also has both performance-vesting and service-vesting conditions. The performance-vesting condition will be measured in terms of the growth in Apollo Global's adjusted operating free cash flow over a three-year period. To the extent that performance-vesting condition is satisfied, the performance share units will convert into actual shares of Class A common stock at a rate ranging from 100% for minimum level attainment to 600% for maximum level attainment. Mr. Cappelli will vest in the resulting number of shares of Class A common stock based on his continued service over the three-year service period coincident with the Company's 2012, 2013 and 2014 fiscal years, with one third service-vesting to occur upon completion of each such fiscal year of service.

For purposes of the service-vesting requirements of the July 6, 2011 restricted stock unit and performance share unit awards, Mr. Cappelli will receive an additional twelve months of service credit upon a Qualifying Termination Event. In no event, however, will any portion of each such award vest unless the applicable performance goal for that award is attained. Mr. Cappelli will also be entitled to a similar twelve month service-vesting credit under his July 6, 2011 stock option grant should a Qualifying Termination Event occur.

Vesting of October 26, 2011 Equity Award

•	The vesting of this restricted stock unit award was tied to the satisfaction of the applicable adjusted net income performance condition for the 2012 fiscal year and Mr. Cappelli's continued employment with the Company through the end of that fiscal year. However, had a Qualifying Termination Event occurred before August 31, 2012, Mr. Cappelli would have received an additional 12 months of service-vesting credit. In no event, however, would any portion of such restricted stock unit award have vested unless the applicable performance goal for that award was attained. The award vested in full on August 31, 2012 because both the performance-vesting condition and service-vesting requirement were satisfied.

Vesting of March 29, 2012 Equity Award

•
The performance share unit award is tied to Apollo Global's financial performance and has both performance-vesting and service-vesting conditions. The performance-vesting condition will be measured in terms of the amount by which Apollo Global's adjusted operating free cash flow for the measurement period coincident with the Company's 2014 fiscal year exceeds the level of adjusted operating free cash flow realized by Apollo Global for the base period coincident with the Company's 2012 fiscal year. To the extent that performance-vesting condition is satisfied, the performance share units will convert into actual shares of Class A common stock at a rate ranging from 100% for minimum level attainment to 600% for maximum level attainment. Mr. Cappelli will vest in the resulting number of shares of Class A common stock based on his continued service over the two-year service period coincident with the Company's 2013 and 2014 fiscal years, with one half service-vesting to occur upon completion of each such fiscal year of service. However, upon a Qualifying Termination Event, Mr. Cappelli will receive additional 12 months of service-vesting credit. In no event, however, will any portion of such performance share unit award vest unless the applicable performance goal for that award is attained at minimum level.

Severance Benefits. The severance benefit provisions of Mr. Cappelli's pre-existing employment agreement continue in effect during the extended term of his new agreement. Accordingly, if his employment is terminated by the Company other than for cause or disability or he resigns for good reason, or if the Company elects not to renew his extended employment agreement, he will be entitled to the following severance benefits, provided he executes and delivers a general release to the Company:

•
a separation payment equal to (A) two times his annual rate of base salary in effect at the time and (B) two times the average of his actual bonuses for the three fiscal years immediately preceding the fiscal year in which such termination of employment occurs, with such payment to be made over the 12-month period measured from the date of his separation from service, subject to any required hold-back under applicable federal tax laws.

•
service-vesting credit as described above for each component of the three-year aggregated equity award made to him in lieu of annual equity awards for the 2012, 2013 and 2014 fiscal years, the stub-period equity award, and the special retention award made to him under the new contract.

•	an extended period for exercise of his vested options, as described above.

•	lump sum payment to cover 18-months of estimated COBRA coverage costs.

Death or Disability. In the event Mr. Cappelli's employment terminates due to death or disability, he or his estate will be paid his target bonus, pro-rated for his actual period of employment with the Company during the year in which his employment terminates. In addition, he will be entitled to the 12-month service-vesting credit described above with respect to each of his unvested stock options, restricted stock units or other equity awards. However, should any such unvested equity awards also have a performance-vesting condition at the time of his death or disability, then upon the attainment of the applicable performance goals, the applicable service-vesting credit will be applied toward the satisfaction of any service-vesting requirement that was not otherwise satisfied at that time.

Special Resignation Provision. If Mr. Cappelli provides notice to the Company at least six (6) months before the August 31, 2014 expiration date of the initial term of his extended contract that he intends to resign on that date, then upon the effective date of such resignation, he will receive a partial service-vesting credit with respect to each of his April and July 2011 equity awards that is otherwise unvested at the time. Such vesting credit will be applied as if the service-vesting condition for the annual installment of each such award in which his August 31, 2014 resignation date occurs were in the form of twelve (12) successive equal monthly installments of continued service and will be in the amount necessary to bring his service vesting within that installment period to a total of 6 months. However, in no event will any such service-vesting credit result in the vesting in whole or in part of any equity award with performance-vesting conditions if those conditions are not in fact satisfied.

Other Terms. For the one-year period following termination of employment, Mr. Cappelli will be subject to certain non-compete and non-solicitation covenants.

Executive Severance Pay Plan
On June 24, 2010, the Company implemented the Senior Executive Severance Pay Plan pursuant to which the Company's executive officers and other senior executives may become entitled to salary continuation payments and certain other severance benefits in the event their employment with the Company is involuntarily terminated other than for cause. The plan was amended in July and October 2012 to extend severance benefits to employees at Grade Level 17 and to allow an enhanced level of severance benefits for all participants during limited window periods in which involuntary terminations might occur. The severance benefits to which the covered participants may become entitled under the terms of the amended plan upon an involuntary termination of employment other than for cause may be summarized as follows:

(i)	separation pay in the form of salary continuation payments ranging from six (6) months for Grade Level 17 executives to twenty-four (24) months for Grade Level 22 executives;

(ii)
for executives in Grade Levels 20 or above, such separation pay will also include 100% of the average of their annual bonuses earned for the three (3) fiscal years preceding the fiscal year of their termination, and for Grade 19 Level executives, such separation pay will also include 50% of such average annual bonus;

(iii)	for executives at Grade Levels 20 or above, a lump sum payment of estimated COBRA health care coverage costs for a period coterminous with their salary continuation period;

(iv)
limited pro-rata vesting of equity awards made on or after June 24, 2010 to individuals who are at Grade Level 18 or above on the effective date of those awards or made on or after July 1, 2012 to individuals who are at Grade Level 17 on the effective date of those awards, with such pro-rata vesting to be applied as if the annual vesting installment for the twelve (12)-month measurement period in which such termination occurs had vested in twelve successive equal monthly installments, but subject to the attainment of any applicable performance goals; and

(v)	outplacement assistance for up to six (6) months.

The Senior Executive Severance Pay Plan as amended also allows an enhanced level of severance benefits, including longer salary continuation periods, additional vesting in outstanding restricted stock unit awards, a pro-rata bonus payment for the year of termination and, for executives at Grade Levels 17 through 19, a lump sum payment to cover estimated COBRA health care coverage costs for a specified period, in the event of involuntary terminations during designated window periods.

Each of the named executive officers is eligible to participate in the plan at the Grade Level indicated:

Name	Grade Level	Salary Continuation Period
Dr. John G. Sperling	22	24
Charles B. Edelstein	22	24
Gregory W. Cappelli	22	24
Joseph L. D'Amico	21	18
Brian L. Swartz	20	18
Robert W. Wrubel	20	18

However, to the extent a named executive officer or other covered individual is entitled to severance benefits or other post-employment salary/bonus continuation payments under an employment agreement or other severance or termination arrangement in effect with the Company at the time of his or her termination of employment, then his or her severance benefits under the plan will be offset by the severance benefits or salary/bonus continuation payments payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, Dr. Sperling and Messrs. Edelstein, Cappelli and D'Amico each have employment or other agreements with the Company that provide severance benefits or salary/bonus continuation payments in the event their employment is terminated under certain circumstances, and those amounts will be applied as a direct offset to their potential benefits under the Senior Executive Severance Pay Plan.

The receipt of severance benefits under the Plan will be conditioned upon the named executive officer's delivery of an effective and enforceable general release of all claims against the Company and its affiliates and his compliance with certain non-competition, non-solicitation and non-disparagement covenants.

Equity Awards
Pursuant to the terms of the Company's 2000 Stock Incentive Plan, each outstanding award under such plan will vest in full on an accelerated basis in the event of certain changes in control of the Company, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company's outstanding Class A Common Stock.

Quantification of Benefits

The charts below indicate the potential payments to which each of the named executive officers would be entitled pursuant to the employment agreements or Senior Executive Severance Pay Plan provisions described above or under the vesting acceleration provisions of the 2000 Stock Incentive Plan based upon the following assumptions:

(i)
the named executive officer's employment terminated on August 31, 2012 under circumstances entitling such officer to severance benefits under his employment agreement or the Senior Executive Severance Pay Plan, as applicable;

(ii)
as to any severance benefits tied to the named executive officer's annual rate of base salary, such rate is assumed to be such officer's annual rate of base salary in effect as of August 31, 2012 or, with respect to Mr. Edelstein, the annual rate of base salary in effect on the August 26, 2012 date of his cessation of service as Co-Chief Executive Officer;

(iii)
as to any benefits tied to a change in control, the change in control is assumed to have occurred on August 31, 2012 and the change in control consideration paid per share of outstanding Class A Common Stock is assumed to be equal to the closing selling price of such common stock on August 31, 2012, which was $26.85 per share;

(iv)
for Messrs. Edelstein, D'Amico and Cappelli, the cash severance calculation includes a bonus component equal to two times the average of their actual bonuses for the three fiscal years of employment preceding the 2012 fiscal year in which their employment either is assumed to terminate or, with respect to Mr. Edelstein, his service as Co-Chief Executive Officer did in fact terminate;

(v)
for Dr. Sperling, the cash severance calculation includes a bonus component equal to one times the average of his actual bonuses for the three fiscal years preceding the 2012 fiscal year in which his employment is assumed to terminate; and

(vi)
for Mr. Swartz and Mr. Wrubel, the cash severance calculation is calculated under the Senior Executive Severance Pay Plan on the basis of their Grade 20 Level as of August 31, 2012 and consists of a salary continuation amount equal to 1.5 times annual base salary and one times the average of their actual bonuses for the three fiscal years preceding the 2012 fiscal year in which their employment is assumed to terminate.

Potential Payments Upon Termination in Connection with a Change in Control

Executive	Cash Severance ($)(1)	Accelerated Vesting of Equity Awards ($)(2)	Continued Health Care Coverage ($)	Intrinsic Value of Outstanding Vested Awards ($)(3)	Total Payment ($)
Dr. John G. Sperling	2,394,992(4)	5,295,518	15,259	—	7,705,769
Charles B. Edelstein	3,559,600	—	11,012	—	3,570,612
Gregory W. Cappelli	3,470,711	9,547,055(6)	47,403	—	13,065,169
Joseph L. D'Amico	2,906,317	4,869,489(5)	1,143	—	7,776,949
Brian L. Swartz	1,158,394	2,564,954	24,273	—	3,747,621
Robert W. Wrubel	1,174,650	2,549,864	35,553	—	3,760,067

(1)
The cash severance amount in the above table will be payable in a series of successive equal monthly installments over a period ranging from 24 months for Dr. Sperling to 18 months for Mr. Swartz and Mr. Wrubel to 12 months for Messrs. Edelstein, Cappelli and D'Amico, subject to any required hold-back of one or more such monthly installments under applicable tax laws.

(2)
Represents the intrinsic value of each stock option or other equity award which vests on an accelerated basis upon the change in control and is calculated by multiplying (i) the aggregate number of shares of the Company's Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $26.85 closing selling price of the Class A Common Stock on August 31, 2012 exceeds any exercise price payable per vested share. The outstanding performance share unit awards, whether tied to the performance of the Company or Apollo Global, are deemed to convert at 100% based on an assumed attainment of the applicable performance goal at either target or the 100% minimum level.

(3)
Based on the spread between the $26.85 closing selling price of the Company's Class A Common Stock on August 31, 2012 and the exercise price in effect for each outstanding option that was already vested on such date in accordance with its normal annual installment vesting schedule.

(4)
Dr. Sperling will also be entitled to receive pension payments at the rate of $850,000 per year over his lifetime pursuant to his deferred compensation agreement, as disclosed in the “Pension Benefits” section above.

(5)
Mr. D'Amico's July 6, 2010, July 6, 2011 and July 2, 2012 option grant for 100,044, 50,804 and 48,768 shares, respectively, will remain outstanding for an extended period should his employment terminate under certain circumstances.

(6)
Mr. Cappelli's April 13, 2011 and July 6, 2011 option grant for 235,000 and 772 shares, respectively will remain outstanding for an extended period should his employment terminate under certain circumstances.

Potential Payments Solely Upon Change in Control

Upon certain changes in control or ownership of the Company, the outstanding equity awards of each named executive officer will vest in full on an accelerated basis, yielding the same accelerated vesting dollar amounts for those awards indicated in the Accelerated Vesting of Equity Awards column of the above table for a change in control event effected on August 31, 2012, whether or not the executive officer's employment was in fact terminated at that time.

Potential Payments Upon Termination Not in Connection with a Change in Control

Executive	Cash Severance ($)(1)	Accelerated Vesting of Equity Awards ($)(2)(3)	Continued Health Care Coverage ($)	Intrinsic Value of Outstanding Vested Awards ($)(4)	Total Payment ($)
Dr. John G. Sperling	2,394,992(5)	625,143	15,259	—	3,035,394
Charles B. Edelstein	3,559,600	—	11,012	—	3,570,612
Gregory W. Cappelli	3,470,711	3,216,209	47,403	—	6,734,323
Joseph L. D'Amico	2,906,317	4,789,154	1,143	—	7,696,614
Brian L. Swartz	1,158,394	658,483	24,273	—	1,841,150
Robert W. Wrubel	1,174,650	838,763	35,553	—	2,048,966

(1)
The cash severance amount in the above table will be payable in a series of successive equal monthly installments over a period ranging from 24 months for Dr. Sperling to 18 months for Mr. Swartz and Mr. Wrubel to 12 months for Messrs. Edelstein, Cappelli and D'Amico, subject to any required hold-back of one or more such monthly installments under applicable tax laws.

(2)
For Messrs. Edelstein, Cappelli, and D'Amico, the amounts represent the intrinsic value of each stock option or other equity award which vests in whole or in part on an accelerated basis in connection with an involuntary termination of employment (other than for cause) or resignation for good reason and is calculated by multiplying (i) the aggregate number of shares of the Company's Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $26.85 closing selling price of the Class A Common Stock on August 31, 2012 exceeds any exercise price payable per vested share. For each of Mr. Cappelli's April 13, 2011, July 6, 2011 and March 29, 2012 equity awards, the vesting acceleration calculation takes into account the 12-month service-vesting credit to which he would be entitled upon such termination of employment and assumes that the conversion rate for each performance share unit award will be at 100%. For each of Mr. D'Amico's July 6, 2010, July 6, 2011 and July 2, 2012 equity awards, the continued vesting that would otherwise occur during the period following his termination of employment is included in the above table as if the vesting of those equity awards occurred on an accelerated basis at the time of his termination of employment, since no further service would actually be required for the continued vesting period. In addition, for Mr. D'Amico's July 6, 2010, July 6, 2011, October 5, 2011 and July 2, 2012 performance share unit awards, it is assumed that each such award will convert at 100% based on an assumed attainment of the applicable performance goal at either target or the 100% minimum level.

(3)
For Mr. Swartz and Mr. Wrubel, represents the intrinsic value of the limited portion of each stock option or other equity award granted after June 23, 2010 which vests on an accelerated basis under the Senior Executive Severance Pay Plan in connection with an involuntary termination of employment (other than for cause) and is calculated by multiplying (i) the limited number of shares of the Company's Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $26.85 closing selling price of the Class A Common Stock on August 31, 2012 exceeds any exercise price payable per vested share.

(4)
Based on the spread between the $26.85 closing selling price of the Company's Class A Common Stock on August 31, 2012, and the exercise price in effect for each outstanding option that was already vested on such date in accordance with its normal annual installment vesting schedule.

(5)
Dr. Sperling will also be entitled to receive pension payments at the rate of $850,000 per year over his lifetime pursuant to his deferred compensation agreement, as disclosed in the "Pension Benefits" section above.

Potential Payments Upon Death or Disability

Mr. Cappelli would receive accelerated vesting of his January 18, 2011 retention award should his employment cease by reason of death. The intrinsic value of such accelerated vesting had his employment so terminated on August 31, 2012 would be $671,814.

Mr. Cappelli would also be entitled to 12-months of service-vesting credit with respect to each of his April 13, 2011, July 6, 2011 and March 29, 2012 equity awards should his employment cease by reason of death or disability. The intrinsic value of each such option or other equity award (exclusive of the intrinsic value set forth above for his January 2011 retention award) which would have vested on such a basis had the termination of Mr. Cappelli's employment occurred on August 31, 2012 by reason of his death or disability would be $2,544,396, assuming all applicable performance-vesting conditions were met at either target or the 100% minimum level.

Mr. D'Amico would also be entitled to pro-rata vesting of his pre-July 6, 2010 unvested equity awards, as if those awards vested in monthly installments over the applicable vesting period, should his employment cease by reason of death or disability. Mr. D'Amico would also be entitled to 18-months of service-vesting credit with respect to each of his July 6, 2010, July 6, 2011, October 5, 2011 and July 2, 2012 equity awards should his employment cease by reason of death or disability. The intrinsic value of each such option or other equity award which would have vested on such a basis had the termination of Mr. D'Amico's employment occurred on August 31, 2012 by reason of his death or disability would be $2,218,852, assuming all applicable performance-vesting conditions were met at either target or the minimum 100% level.

In addition, Messrs. D'Amico, and Cappelli would each receive a pro-rated bonus for the portion of the fiscal year preceding their death or disability. For Mr. Cappelli, the pro-rated bonus would be based on his target bonus; and for Mr. D'Amico, the pro-rated bonus would be based on the actual level of performance goal attainment for the year in which his death or disability occurs.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation of each individual who served as a member of our Board of Directors during the 2012 fiscal year for services rendered in such capacity during that year. Board members who are also employees of the Company but who do not receive any additional compensation for their Board service are not included in the table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Dino J. DeConcini*	47,875	—	—	200,000	247,875
Samuel A. DiPiazza, Jr.*	31,500	159,617	—	—	191,117
Richard H. Dozer	56,302	306,734	93,365	—	456,401
Dr. Roy A. Herberger, Jr.	157,648	200,015	30,014	—	387,677
Dr. Ann Kirschner	107,000	200,015	30,014	—	337,029
Robert S. Murley	136,500	200,015	30,014	—	366,529
K. Sue Redman	115,250	200,015	30,014	—	345,279
Manuel F. Rivelo	135,250	200,015	30,014	—	365,279
Darby E. Shupp	63,000	200,015	30,014	—	293,029	(5)
Margaret Spellings	14,413	200,015	30,014	—	244,442
Allen R. Weiss	30,875	266,684	69,601	—	367,160
George A. Zimmer	72,250	200,015	30,014	—	302,279

*
Mr. DeConcini ceased Board service on January 9, 2012 when he decided not to stand for re-election at the January 9. 2012 meeting of the Company's Class B shareholders. Mr. DiPiazza resigned from the Board effective October 31, 2011.

(1)
The amounts set forth in this column represent fees earned by each Board member during fiscal year 2012 for service in such capacity and as a member of one or more Board committees, regardless of whether the fees were actually paid during the fiscal year. The aggregate amount reported for each Board member is comprised of the following categories of payments, and no other cash compensation was paid to those Board members for the 2012 fiscal year.

Name	Annual Retainer ($)	Board Meeting Fees ($)	Committee Meeting Fees ($)	Committee Chairperson - Additional Retainer ($)	Total ($)
Dino J. DeConcini	17,995	6,000	19,000	4,880	47,875
Samuel A. DiPiazza, Jr.	12,500	3,000	16,000	—	31,500
Richard H. Dozer	35,302	7,000	14,000	—	56,302
Dr. Roy A. Herberger, Jr.	50,000	12,000	35,000	60,648	157,648
Dr. Ann Kirschner	50,000	13,000	44,000	—	107,000
Robert S. Murley	50,000	13,000	46,500	27,000	136,500
K. Sue Redman	50,000	12,000	33,250	20,000	115,250
Manuel F. Rivelo	50,000	13,000	72,250	—	135,250
Darby E. Shupp	50,000	13,000	—	—	63,000
Margaret Spellings	11,413	—	3,000	—	14,413
Allen R. Weiss	21,875	7,000	2,000	—	30,875
George A. Zimmer	50,000	9,000	13,250	—	72,250

(2)
Represents the grant-date fair value of each restricted stock unit award made to the non-employee Board member during the 2012 fiscal year. The grant-date fair value of each such award was determined in accordance with ASC 718, and accordingly calculated by multiplying the number of shares of the Class A Common Stock underlying the restricted stock unit award by the closing price per share of such common stock on the award date, without any adjustment to estimated forfeitures related to service-based vesting conditions. However, the grant-date value indicated for Mr. DiPiazza represents the incremental value calculated under ASC 718 for the modification made on October 18, 2011 to his July 6, 2011 restricted stock unit award that resulted in the full vesting of that award upon his resignation from the Board on October 31, 2011. The table below shows for each non-employee Board member (i) the award date of his or her restricted stock units during the 2012 fiscal year, (ii) the ASC 718 grant-date fair value of each such award and (iii) the aggregate number of shares of the Company's Class A Common Stock underlying the outstanding restricted stock unit awards held by that individual as of August 31, 2012. See “Director Equity Compensation” below for a description of the terms of the restricted stock units awarded to our non-employee Board members during fiscal year 2012.

Name	Award Date	ASC 718 Grant-Date Fair Value ($)	Number of Shares of Class A Common Stock Subject to All Outstanding Restricted Stock Units Held as of August 31, 2012 (#)
Samuel A. DiPiazza, Jr.	October 31, 2011	159,617	—
Richard H. Dozer	December 16, 2011	106,719	—
Richard H. Dozer	July 2, 2012	200,015	5,504
Dr. Roy A. Herberger, Jr.	July 2, 2012	200,015	5,504
Dr. Ann Kirschner	July 2, 2012	200,015	5,504
Robert S. Murley	July 2, 2012	200,015	5,504
K. Sue Redman	July 2, 2012	200,015	5,504
Manuel F. Rivelo	July 2, 2012	200,015	5,504
Darby E. Shupp	July 2, 2012	200,015	5,504
Margaret Spellings	July 2, 2012	200,015	5,504
Allen R. Weiss	March 23, 2012	66,669	—
Allen R. Weiss	July 2, 2012	200,015	5,504
George A. Zimmer	July 2, 2012	200,015	5,504

(3)
Represents the grant-date fair value of each stock option grant made to the non-employee Board member during the 2012 fiscal year, calculated in accordance with ASC 718, and does not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the ASC 718 grant-date fair value of each option grant are set forth in Notes 2 and 15 to the Company's consolidated financial statements for the fiscal year ended August 31, 2012 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 22, 2012. The following table shows for each named individual (i) the grant date of each option granted to him or her during the 2012 fiscal year, (ii) the grant-date fair value of such option, as calculated in accordance with ASC 718, and (iii) the aggregate number of shares of the Company's Class A Common Stock subject to all outstanding options held by that individual as of August 31, 2012. See “Director Equity Compensation” below for a description of the number and terms of the options granted to our non-employee Board members during fiscal year 2012.

Name	Option Grant Date	ASC 718 Grant-Date Fair Value ($)	Number of Shares of Class A Common Stock Subject to All Outstanding Options Held as of August 31, 2012 (#)
Richard H. Dozer	December 16, 2011	63,351	—
Richard H. Dozer	July 2, 2012	30,014	6,122
Dr. Roy A. Herberger, Jr.	July 2, 2012	30,014	38,519
Dr. Ann Kirschner	July 2, 2012	30,014	35,519
Robert S. Murley	July 2, 2012	30,014	8,018
K. Sue Redman	July 2, 2012	30,014	29,019
Manuel F. Rivelo	July 2, 2012	30,014	25,519
Darby E. Shupp	July 2, 2012	30,014	12,242
Margaret Spellings	July 2, 2012	30,014	2,638
Allen R. Weiss	March 23, 2012	39,587	—
Allen R. Weiss	July 2, 2012	30,014	5,425
George A. Zimmer	July 2, 2012	30,014	45,019

(4)	Represents the special cash payment made to Mr. DeConcini at the time of his cessation of Board service in recognition of his many years of service on the Board.

(5)
Ms. Shupp is provided office space and related services by the Company in connection with her services as an executive employee of one of Dr. Sperling's companies. The Company does not believe that any incremental costs have been incurred in connection with those items and accordingly, no compensation has been attributed to Ms. Shupp for those items.

Cash Retainer/Meeting Fees
Dr. Sperling and Messrs. Edelstein, Cappelli, Peter Sperling and Ms. Bishop, executive officers of the Company, did not receive any additional compensation for their service on the Board of Directors during the 2012 fiscal year.

Retainer Fees.    For the 2012 fiscal year, our non-employee Board members received a $50,000 annual retainer or a pro-rated amount for a partial year of service. In addition, for the 2012 fiscal year, the Audit Committee Chair received a $20,000 retainer, the Compensation Committee Chair received an $18,000 retainer, the Nominating and Governance Committee Chair received a $16,000 retainer, the Independent Director Committee Chair received a $26,648 retainer, the Special Litigation Committee Chair received a $20,000 retainer and the Finance Committee Chair received a $16,000 retainer. Such retainer fees are paid quarterly.

Meeting Fees.    Non-employee Board members received $2,000 for each Board meeting attended. In addition, members of the Audit Committee, Independent Director Committee and the Special Litigation Committee received $2,000 for each committee meeting attended. Members of the Compensation Committee, Nominating and Governance Committee and Finance Committee received $1,500 for each committee meeting attended, including working group meetings. Each member of the Special Litigation Committee also received a one-time special fee of $5,000. The meeting fee for each of the various Board Committees is reduced by 50% if the duration of the meeting is less than one hour.

Expenses.    Non-employee Board members are also reimbursed for out-of-pocket expenses.

2013 FY Changes. Effective with the 2013 fiscal year, the Board approved a $15,000 increase to the annual retainer fee for each non-employee Board member and the elimination of fees for Board meetings. No changes were made to meeting fees payable to the non-employee Board members for their service on any committee of the Board in fiscal year 2013.

Director Equity Compensation

Equity Compensation For Fiscal Year 2012
For fiscal year 2012 Board service, each of the following non-employee Board members were granted options in the value of $95,000, calculated in accordance with the Black-Scholes option-pricing formula, as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Accordingly, each of the following non-employee Board members was granted an option on July 6, 2011 to purchase 5,380 shares of the Company's Class A Common Stock under the Company's 2000 Stock Incentive Plan: Dino J. DeConcini, Samuel A. DiPiazza, Jr., Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner, Robert S. Murley, K. Sue Redman, Manuel F. Rivelo, Darby E. Shupp and George A. Zimmer. Each option has an exercise price of $47.47 per share, the fair market value of the Class A Common Stock on the grant date, and a maximum term of six years, subject to earlier termination following the cessation of Board service. Each option will vest upon the optionee's continuation in Board service through August 31, 2012. In addition, on July 6, 2011 each of the foregoing non-employee Board members received an award of restricted stock units covering 3,371 shares of the Company's Class A Common Stock, with a value of $160,000 per award, based on the closing selling price per share of such common stock as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Each restricted stock unit will entitle the Board member to one share of the Company's Class A Common Stock on the vesting date of that unit, unless the issuance of such vested share is subject to a deferral election. The restricted stock units will vest upon the director's continuation in the Board service through August 31, 2012.

On December 16, 2011, in connection with his appointment to the Board, Mr. Dozer received a pro-rata equity award for 2012 fiscal year Board service. Such equity award was comprised of an option grant for 3,484 shares of the Company's Class A Common Stock with an exercise price of $50.15 per share and a restricted stock unit award covering 2,128 shares of the Company's Class A Common Stock. Both components of such equity award vested on August 31, 2012 upon Mr. Dozer's continuation in Board service through that date.

On March 23, 2012, in connection with his appointment to the Board, Mr. Weiss received a pro-rata equity award for 2012 fiscal year Board service. Such equity award was comprised of an option grant for 2,787 shares of the Company's Class A Common Stock with an exercise price of $42.41 per share and a restricted stock unit award covering 1,572 shares of the Company's Class A Common Stock. Both components of such equity award vested on August 31, 2012 upon Mr. Weiss' continuation in Board service through that date.

Ms. Spellings did not receive any equity awards in connection with her appointment to the Board on June 8, 2012.

Equity Compensation For Fiscal Year 2013
For fiscal year 2013 Board service, each of the following non-employee Board members were granted options in the value of $30,000, calculated in accordance with the Black-Scholes option-pricing formula, as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Accordingly, each of the following non-employee Board members was granted an option on July 2, 2012 to purchase 2,638 shares of the Company's Class A Common Stock under the Company's 2000 Stock Incentive Plan: Richard H. Dozer, Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner, Robert S. Murley, K. Sue Redman, Manuel F. Rivelo, Darby E. Shupp, Margaret Spellings, Allen R. Weiss and George A. Zimmer. Each option has an exercise price of $36.34 per share, the fair market value of the Class A Common Stock on the grant date, and a maximum term of six years, subject to earlier termination following the cessation of Board service. Each option will vest upon the optionee's continuation in Board service through August 31, 2013, except that Ms. Redman's option will vest upon her continuation in Board service through the sixth month anniversary of the July 2, 2012 grant date. In addition, on July 2, 2012 each of the foregoing non-employee Board members received an award of restricted stock units covering 5,504 shares of the Company's Class A Common Stock, with a value of $200,000 per award, based on the closing selling price per share of such common stock as of a specified date shortly before the actual grant date in order to allow the timely filing of the requisite Form 4 reports. Each restricted stock unit will entitle the Board member to one share of the Company's Class A Common Stock on the vesting date of that unit, unless the issuance of such vested share is subject to a deferral election. The restricted stock units will vest upon the director's continuation in the Board service through August 31, 2013, except that Ms. Redman's restricted stock units will vest upon her continuation in Board service through the sixth month anniversary of the July 2, 2012 award date.

On December 13, 2012, in connection with his appointment to the Board, Mr. Carter received a pro-rata equity award for fiscal year 2013 Board service. Such equity award was comprised of an option grant for 2,847 shares of the Company's Class A Common Stock with an exercise price of $21.40 per share and a restricted stock unit award covering 6,231 shares of the Company's Class A Common Stock. Both components of such equity award will vest upon Mr. Carter's continuation in Board service through August 31, 2013.

Deferral Election Program for Non-Employee Board Members
Effective with the 2010 calendar year, the Company has implemented a deferral election program for the non-employee Board members. Pursuant to that program, each non-employee Board member may elect to defer up to 100% of the annual retainer fees payable for service on the Board or any Board committee. The deferral election must be made prior to the start of the calendar year for which the retainer fees subject to the election are to be earned. During the deferral period, the deferred fees will be credited with an investment return based on the investment funds the non-employee Board member selects to measure that return. The available investment funds are substantially the same as those offered under the Company's broad-based employee 401(k) savings plan, and the non-employee Board member may change investment selections on a daily basis. The fees deferred for each calendar year, together with the credited investment return, will be paid either in a lump sum or in a series of up to 10 annual installments (as specified by the non-employee Board member in his or her deferral election for that year) following his or her cessation of Board service.

Effective with the 2010 calendar year, each non-employee Board member may also file a deferral election with respect to the shares of the Company's Class A Common Stock that vest and become issuable under any restricted stock unit awards made to him or her while the program is in effect. The election must be made prior to the start of the calendar year in which the restricted stock units subject to that election are awarded. The non-employee Board member may elect to defer up to 100% of the shares subject to the restricted stock unit award or a designated dollar amount of those shares in any multiple of $1,000. The deferred shares of the Company's Class A Common Stock will be issued either in a lump sum or in a series of up to 10 equal annual installments (as specified by the non-employee Board member in his or her deferral election for that restricted stock unit award) following his or her cessation of Board service.

In the event of the non-employee Board member's death, his or her deferred fees and deferred shares under the program will be distributed in a lump sum to his or her designated beneficiary.

Arrangements with Terminating Board Members
In connection with Mr. DiPiazza's resignation from the Board on October 31, 2011, the Compensation Committee decided to accelerate the vesting of his July 6, 2011 restricted stock unit award covering 3,371 shares of the Company's Class A Common Stock, and those shares were accordingly issued to Mr. DiPiazza on his October 31, 2011 resignation date. No other changes or modifications were made to Mr. DiPiazza's outstanding equity awards.

In connection with Mr. DeConcini's decision not to stand for re-election to the Board on January 9, 2012, the Compensation Committee awarded him a one-time $200,000 cash bonus for his many years of service on the Board. Subsequent to the cessation of his Board service, Mr. DeConcini also received $50,000 in consulting fees during the portion of the fiscal year 2012 following his cessation of Board service. No modifications were made to Mr. DeConcini's outstanding equity awards.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has the sole authority to retain or dismiss our independent registered public accounting firm. The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for its fiscal year ending August 31, 2012. Before making its determination, the Audit Committee carefully considered that firm's qualifications as independent registered public accounting firm. The Board of Directors, following the Audit Committee's determination, has unanimously recommended that the holders of Class B Common Stock vote for ratification of such appointment.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Class A Shareholders, will have the opportunity to make a statement, and will be available to respond to questions.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves, directly and through delegated authority to the chair of the Audit Committee, all engagements of Deloitte & Touche LLP to provide services to the Company and its subsidiaries. During fiscal year 2012, no non-audit services were provided without pre-approval under the de minimis provisions of Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended and paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Independence Assessment by Audit Committee
The Company's Audit Committee considered and determined that the provision of the services provided by Deloitte & Touche LLP as set forth herein is compatible with maintaining Deloitte & Touche LLP's independence and approved all non-audit related fees and services.

Fees of the Independent Registered Public Accounting Firm	The following is a summary of the fees billed to us by Deloitte & Touche LLP and Deloitte Tax LLP for professional services rendered for the fiscal years ended August 31, 2012 and 2011:

Fee Category	Fiscal 2012	Fiscal 2011
Audit Fees
SEC filings and subsidiary stand-alone financial statements	$1,742,000	$1,495,000
Compliance and regulatory audits	905,000	878,000
Tax Fees	364,000	412,000
All Other Fees	115,000	60,000
Total Fees	$3,126,000	$2,845,000

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated and subsidiary annual financial statements, stand-alone financial statements and internal controls over financial reporting, review of interim consolidated financial statements, and services performed in connection with statutory and regulatory filings.

Tax Fees consist of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, mergers and acquisitions, and international tax planning.

All Other Fees consist of fees billed for professional services for review of our eXtensible Business Reporting Language filing for our 2012 Annual Report on Form 10-K, and continuing professional education training.

BOARD AUDIT COMMITTEE REPORT ON AUDIT RELATED MATTERS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee's Charter adopted by the Board and last amended October 23, 2009. The Charter is available on the Company's website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

The Committee is composed of five directors, all of whom meet the standards of independence adopted by the Securities and Exchange Commission. The Committee appoints the Company's independent registered public accounting firm. The Committee approves in advance all services to be performed by Deloitte & Touche LLP (“Deloitte”), the company's independent registered public accounting firm.

Management is responsible for the Company's financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company's internal control over financial reporting. The Committee has reviewed and discussed the Company's 2012 Annual Report on Form 10-K, including the audited consolidated financial statements of the Company and Management's Report on Internal Control over Financial Reporting, for the year ended August 31, 2012 with management and with representatives of Deloitte.

The Committee has also discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received from Deloitte the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the Committee concerning independence, and has discussed with Deloitte its independence.

The Committee has considered whether the provision to the Company by Deloitte of limited non-audit services is compatible with maintaining the independence of Deloitte. The Committee has satisfied itself as to the independence of Deloitte.

Based on the above review and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended August 31, 2012.

Submitted by:

K. Sue Redman, Chairperson
Richard H. Dozer
Robert S. Murley
Manuel F. Rivelo
Allen R. Weiss
Matthew Carter, Jr.*

*Mr. Carter joined the Audit Committee on December 13, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock as of October 31, 2012, by each person known to us to own more than 5% of our Class B Common Stock, each director, each named executive officer and all directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law or as otherwise noted below.

	Apollo Group Class A Common Stock			Apollo Group Class B Common Stock
Beneficial Owner	Number of Shares Owned		Percent of Class Owned	Number of Shares Owned		Percent of Class Owned
Directors and Officers:
Dr. John G. Sperling	11,444,869	(1)	10.1%	243,081	(21)	51.2%
Peter V. Sperling	4,481,163	(2)	4.0%	232,068	(22)	48.8%
Gregory W. Cappelli	1,362,785	(3)	1.2%
Charles B. Edelstein	1,087,116	(4)	1.0%
Robert W. Wrubel	356,776	(5)	*
Joseph L. D'Amico	198,835	(6)	*
Terri C. Bishop	189,281	(7)	*
Brian L. Swartz	137,207	(8)	*
George A. Zimmer	59,142	(9)	*
Dr. Roy A. Herberger, Jr.	47,455	(10)	*
Dr. Ann Kirschner	38,501	(11)	*
K. Sue Redman	33,477	(12)	*
Manuel F. Rivelo	27,297	(13)	*
Darby E. Shupp	14,767	(14)	*
Robert S. Murley	8,751	(15)	*
Richard H. Dozer	5,612	(16)	*
Allen R. Weiss	4,359	(17)	*
Margaret Spellings	—	(18)	*
Matthew Carter, Jr.	—	(19)
All Executive Officers and Directors (24 persons)	18,952,799	(20)	16.2%
Total Shares Outstanding	112,026,737		100.0%	475,149		100.0%

*    Represents beneficial ownership of less than 1%.

(1)
Includes (a) 900,000 shares held by the John Sperling 1994 Irrevocable Trust, for which Dr. Sperling and Mr. Sperling are the co-trustees (also included in the shares being reported as beneficially owned by Mr. Sperling); (b) 1,181,036 shares held by The Aurora Foundation, for which Dr. Sperling is the trustee; (c) 8,372,386 shares held by the John Sperling Revocable Trust, for which Dr. Sperling is the trustee; (d) 705,439 shares that Dr. Sperling has the right to acquire within 60 days of the date of the table set forth above; (e) 243,080 shares that the John Sperling Voting Stock Trust has the right to acquire at any time, subject to certain limitations under the Shareholder Agreement as amended, upon conversion of its Class B Common Stock, for which Dr. Sperling is the sole trustee; and (f) one share that Dr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock. Of the shares currently directly and indirectly owned by Dr. Sperling, 3,115,887 shares are pledged as security for various obligations of Dr. Sperling.

(2)
Includes (a) 900,000 shares held by the John Sperling 1994 Irrevocable Trust, for which Dr. Sperling and Mr. Sperling are the co-trustees (also included in the shares being reported as beneficially owned by Dr. Sperling); (b) 551,156 shares held by the Peter V. Sperling Revocable Trust, for which Mr. Sperling is the trustee; (c) 170,025 shares that Mr. Sperling has the right to acquire within 60 days of the date of the table set forth above; (d) 232,067 shares that the Peter Sperling Voting Stock Trust has the right to acquire at any time, subject to certain limitations under the Shareholder Agreement as amended, upon conversion of its Class B Common Stock, for which Mr. Sperling is the trustee; and (e) one share that Mr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock. Of the shares currently directly and indirectly owned by Mr. Sperling, 2,749,431 shares are pledged as security for various obligations of Mr. Sperling.

(3)	Includes 1,213,562 shares that Mr. Cappelli has the right to acquire within 60 days of the date of the table set forth above.

(4)	Includes 1,000,000 shares that Mr. Edelstein has the right to acquire within 60 days of the date of the table set forth above.

(5)	Includes 337,199 shares that Mr. Wrubel has the right to acquire within 60 days of the date of the table set forth above.

(6)	Includes 102,198 shares that Mr. D'Amico has the right to acquire within 60 days of the date of the table set forth above.

(7)	Includes 179,047 shares that Ms. Bishop has the right to acquire within 60 days of the date of the table set forth above.

(8)	Includes 105,001 shares that Mr. Swartz has the right to acquire within 60 days of the date of the table set forth above.

(9)	Includes 42,381 shares that Mr. Zimmer has the right to acquire within 60 days of the date of the table set forth above.

(10)	Includes 39,868 shares that Dr. Herberger has the right to acquire within 60 days of the date of the table set forth above.

(11)	Includes (a) 6 shares held jointly in a custodial account with another person and (b) 34,218 shares that Dr. Kirschner has the right to acquire within 60 days of the date of the table set forth above.

(12)	Includes 27,044 shares that Ms. Redman has the right to acquire within 60 days of the date of the table set forth above.

(13)	Includes 24,383 shares that Mr. Rivelo has the right to acquire within 60 days of the date of the table set forth above.

(14)	Includes 9,604 shares that Ms. Shupp has the right to acquire within 60 days of the date of the table set forth above.

(15)	Includes 5,380 shares that Mr. Murley has the right to acquire within 60 days of the date of the table set forth above.

(16)	Includes 3,484 shares that Mr. Dozer has the right to acquire within 60 days of the date of the table set forth above.

(17)	Includes 2,787 shares that Mr. Weiss has the right to acquire within 60 days of the date of the table set forth above.

(18)	Ms. Spellings does not have the right to acquire any shares within 60 days of the date of the table set forth above.

(19)	Mr. Carter does not have the right to acquire any shares within 60 days of the date of the table set forth above.

(20)
Includes 4,313,024 shares that all Directors and Executive Officers as a group have the right to acquire within 60 days of the date of the table set forth above. The 900,000 shares of Class A Common Stock that are deemed to be beneficially owned by both Dr. Sperling and Mr. Sperling, and that are included in the total beneficial ownership of Class A Common Stock reported for each of them, are only counted once in the total number of shares of Class A Common Stock reported as beneficially owned by the Executive Officers and Directors.

(21)	Includes 243,080 shares held by the revocable John Sperling Voting Stock Trust.

(22)	Includes 232,067 shares held by the revocable Peter Sperling Voting Stock Trust.

The address of each of the listed shareholders, unless noted otherwise, is in care of Apollo Group, Inc., 4025 South Riverpoint Parkway, Phoenix, Arizona 85040. The number of shares beneficially owned by each entity, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an entity or person is deemed a “beneficial owner” of a security if it, he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. An entity or person is also deemed to be a beneficial owner of any securities for which that entity or person has the right to acquire beneficial ownership within 60 days of October 31, 2012.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our equity compensation plans, the number of shares of Class A Common Stock subject to outstanding awards as of August 31, 2012 and the number of such shares available for future awards as of that date. The table does not include information with respect to shares of Class A Common Stock subject to outstanding options, stock appreciation rights or other equity awards granted under equity compensation plans or agreements that the Company assumed in connection with its acquisitions of the companies that originally granted those options, stock appreciation rights or awards. Those awards are not included as part of the Company's existing equity compensation plans because we did not originally grant those particular awards and no additional options, stock appreciation rights or other equity awards may be granted by the Company under those assumed plans. However, Footnote 6 to the table sets forth the total number of shares of Class A Common Stock subject to those assumed options, stock appreciation rights or other awards as of August 31, 2012, and the weighted average exercise price of such assumed options and stock appreciation rights.

	A.		B.		C.
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders (1)	13,256,091	(2)	$56.90	(3)	7,772,788	(4)(5)
Equity compensation plans not approved by shareholders (6)	N/A		N/A		N/A
Total	13,526,091		56.90		7,772,788

(1)
Consists of the Apollo Group, Inc. Second Amended and Restated Director Stock Plan (“Director Stock Plan”), the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan (“2000 Incentive Plan”) and the Apollo Group, Inc. Third Amended and Restated 1994 Employee Stock Purchase Plan (“Purchase Plan”).

(2)
Includes 3,524,289 shares of Class A Common Stock subject to outstanding restricted stock units and 1,217,878 shares of Class A Common Stock (at maximum level of attainment) subject to outstanding performance share unit awards that will entitle each holder to the issuance of one or more shares of Class A Common Stock for each unit that vest over the holder's period of continued employment with the Company. Excludes outstanding purchase rights under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase shares of Class A Common Stock at quarterly intervals), up to a maximum of $25,000 worth of stock each calendar year. The purchase price payable per share will be equal to 95% of the fair market value on the quarterly purchase date.

(3)
Excludes the 3,524,289 shares of Class A Common Stock subject to outstanding restricted stock units and 1,217,878 shares of Class A Common Stock (at maximum level of attainment) subject to outstanding performance share unit awards that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)
Includes shares of Class A Common Stock available for future issuance under the 2000 Incentive Plan and the Purchase Plan. As of August 31, 2012, 3,490,526 shares of Class A Common Stock were available for issuance under the 2000 Incentive Plan. Under such plan, the Company may grant non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock units, performance awards and other stock-based awards to officers, key employees, consultants and non-employee Board members. As of August 31, 2012, 4,282,262 shares of Class A Common Stock were available for issuance under the Purchase Plan.

(5)
The Director Stock Plan provided the non-employee Board members with annual option grants to purchase shares of Class A Common Stock. The grants occurred on September 1 of each year through 2003. No further options may be granted under that plan.

(6)
The table does not include information with respect to equity compensation plans or agreements that the Company assumed in connection with its acquisitions of the companies that originally established those plans or agreements because no additional options, stock appreciation rights or other equity awards may be granted under those assumed plans or agreements. As of August 31, 2012, 42,827 shares of Class A Common Stock were subject to outstanding options and stock appreciation rights under those assumed plans and agreements. The weighted average exercise price of those outstanding options and stock appreciation rights is $82.69 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership. Directors, executive officers and greater than 10% beneficial owners of our Class A Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no forms were required, we are aware of the following late filings: (i) a late Form 4 report was filed on November 1, 2011 with respect to sales of Class A Common Stock covering an aggregate of 13,533 shares made by Dr. John Sperling on October 27, 2011, (ii) a late Form 4 report was filed on November 1, 2011 with respect to sales of Class A Common Stock covering an aggregate of 31,767 shares made by Mr. Peter Sperling on October 27, 2011, and (iii) a late Form 4 report was filed on December 26, 2012 with respect to the April 26, 2011 sale of 200 shares by Mr. Manuel F. Rivelo's spouse as to which shares Mr. Rivelo disclaims beneficial ownership in accordance with statements made in his prior Form 4 reports which included those shares in his period-end holdings. The late filings with respect to the sales made by Dr. Sperling and Mr. Sperling were due to the Company's role in processing those filings on their behalf. We are not aware of any other failure by our directors, officers and beneficial owners of greater than 10% of our Class A Common Stock to file on a timely basis reports required by Section 16(a) during the fiscal year ended August 31, 2012.